As filed with the Securities and Exchange Commission on August 15, 2007

File No: 333-143466

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

——————

AMENDMENT NO. 2
TO
FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

——————

FMG ACQUISITION CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6770	75-3241964
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Four Forest Park, Second Floor
Farmington, Connecticut  06032
(860) 677-2701

(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant’s Principal Executive Offices)

Gordon G. Pratt
Chairman, President and
Chief Executive Officer
Four Forest Park, Second Floor
Farmington, Connecticut 06032
(860) 677-2701

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

——————

Copies to:

Douglas S. Ellenoff, Esq.	Christopher S. Auguste, Esq.
Stuart Neuhauser, Esq.	Philip Weingold, Esq.
Adam Mimeles, Esq.	Kramer Levin Naftalis & Frankel LLP
Ellenoff Grossman & Schole LLP	1177 Avenue of the Americas
370 Lexington Avenue	New York, New York 10036
New York, New York 10017	Telephone: (212) 715-9100
Telephone: (212) 370-1300	Facsimile: (212) 715-8000
Facsimile: (212) 370-7889

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Units, each consisting of one share of Common Stock, $.0001 par value, and one Warrant(2)	5,175,000 Units	$8.00	$41,400,000	$1,270.98
Shares of Common Stock included as part of the Units(2)	5,175,000 Shares	—	—	—	(3)
Warrants included as part of the Units(2)	5,175,000 Warrants	—	—	—	(3)
Shares of Common Stock underlying the Warrants included in the Units(4)	5,175,000 Shares	$6.00	$31,050,000	$953.24
Representative’s Unit Purchase Option	1	$100	$100	$—	(3)
Units underlying the Representative’s Unit Purchase Option (“Representative’s Units”)(4)	450,000 Units	$10.00	$4,500,000	$138.15
Shares of Common Stock included as part of the Representative’s Units(4)	450,000 Shares	—	—	—	(3)
Warrants included as part of the Representative’s Units(4)	450,000 Warrants	—	—	—	(3)
Shares of Common Stock underlying the Warrants included in the Representative’s Units(4)	450,000 Shares	$6.00	$2,700,000	$82.89
Total			$79,650,100	$2,445.26	(5)

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(1)

Estimated solely for the purpose of calculating the registration fee.

(2)

Includes 675,000 units, and 675,000 shares of common stock and 675,000 warrants underlying such units, which may be issued on exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)

No fee pursuant to Rule 457(g).

(4)

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution as a result of stock splits, stock dividends or similar transactions.

(5)

Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, AUGUST 15, 2007

$36,000,000

4,500,000 units

FMG Acquisition Corp. is a newly organized blank check company organized for the purpose of effecting a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction, joint venture or other similar business combination with one or more domestic or international operating businesses. Our efforts in identifying a prospective target business will not be limited to a particular industry or to any geographic location, although we intend to focus our efforts on seeking a business combination with a company operating in or providing services to the insurance industry. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective acquisition candidate or had any discussions, formal or otherwise, with respect to such a transaction.

This is an initial public offering of our securities. Each unit is being sold at a purchase price of $8.00 per unit and consists of:

•

one share of our common stock; and

•

one warrant.

Each warrant entitles the holder to purchase one share of our common stock at a price of $6.00.  Each warrant will become exercisable on the later of our completion of a business combination or          , 2008 [one year from the date of this prospectus], and will expire on           , 2011 [four years from the date of this prospectus], or earlier upon redemption. If you are not an institutional investor, you may purchase securities in this offering only if you reside in the following states: Colorado, Delaware, the District of Columbia, Florida, Georgia, Hawaii, Illinois, Louisiana, New York, Rhode Island and Wyoming.  No one may purchase the securities if they reside in Idaho.

Our sponsor, FMG Investors LLC, a Connecticut limited liability company controlled and owned by Gordon G. Pratt and Larry G. Swets, Jr., our executive officers, has agreed to purchase 1,250,000 warrants, or insider warrants, from us at a price of $1.00 per warrant in a private placement to be completed immediately prior to this offering. All of the proceeds received from the sale of the insider warrants (an aggregate of $1,250,000) will be placed in the trust account described below. The insider warrants will be identical to those sold in this offering but (i) will not be subject to redemption, (ii) may be exercised on a “cashless” basis at any time, in each case if held by our sponsor or its permitted assigns and (iii) may not be sold, assigned or transferred prior to the 90th day following consummation of a business combination. The holders of insider warrants will not have any right to any liquidation distributio ns with respect to the shares underlying such insider warrants in the event we fail to consummate a business combination, in which event the insider warrants will expire worthless.

We have granted Pali Capital, Inc., the representative of the underwriters, a 45-day option to purchase up to 675,000 additional units (over and above the 4,500,000 units referred to above) solely to cover over-allotments, if any. We have also agreed to sell to Pali Capital, Inc. for $100, as additional compensation, an option to purchase up to 450,000 units at a per unit price of $10.00. The units issuable upon exercise of this option are identical to those offered by this prospectus. The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

There is presently no public market for our units, common stock or warrants. We anticipate that our units will be quoted on the OTC Bulletin Board under the symbol [“     ”] on or promptly after the date of this prospectus. Each of the common stock and warrants shall trade separately on the 90th day after the date of this prospectus, unless Pali Capital, Inc. determines an earlier date is acceptable. Once the securities comprising the units begin separate trading, we expect that the common stock and warrants will be quoted on the OTC Bulletin Board under the symbols [“     ”] and [“     ”], respectively. We cannot assure you, however, that our securities will continue to be quoted on the OTC Bulletin Board in the future.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 21 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price	Underwriting Discount and Commissions(1)	Proceeds, Before Expenses, to Us

Per unit	$8.00	$0.56	$7.44
Total	$36,000,000	$2,520,000	$33,480,000

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(1)

Includes deferred underwriting discount and commissions in the amount of $1,080,000 ($0.24 per unit), or $1,242,000 if the underwriters over-allotment option is exercised in full, payable to the underwriters only upon consummation of a business combination and then only with respect to those units as to which the component shares have not been converted into cash by those stockholders who voted against the business combination and exercised their conversion rights. If a business combination is not  consummated, such deferred discount will be forfeited by the underwriters.

Of the proceeds we receive from this offering and the private placement to be made prior to the consummation of this offering to our sponsor, $35,280,000 ($7.84 per unit) will be deposited into the trust account at Deutsche Bank Trust Company Americas maintained by Continental Stock Transfer & Trust Company acting as trustee. This amount includes deferred underwriting discount and commissions in the amount of $1,080,000 ($0.24 per unit), or $1,242,000 if the underwriters over-allotment option is exercised in full, payable to the underwriters only upon consummation of a business combination and then only with respect to those units as to which the component shares have not been converted into cash by those stockholders who voted against the business combination and exercised their conversion rights.

We are offering the units for sale on a firm-commitment basis. Pali Capital, Inc., acting as representative of the underwriters, expects to deliver our securities to investors in the offering on or about [                     ], 2007.

Pali Capital, Inc.

The date of this prospectus is                           , 2007

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus:

•

references to “we,” “us,”, “our”, “company” or “our company” refer to FMG Acquisition Corp.;

•

references to “business combination” mean our initial acquisition of one or more assets or operating businesses with a fair market value of at least 80% of our net assets held in the trust account (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing a portion of the underwriters’ discount) at the time of the acquisition through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction, joint venture or other similar business combination, pursuant to which we will require that a majority of the shares of common stock voted by the public stockholders are voted in favor of the acquisition and less than 30% of the public stockholders both exercise their conversion rights and vote against the proposed acquisition;

•

references to “existing stockholders” are to all of our stockholders before this offering;

•

references to “private placement” are to the sale of 1,250,000 warrants to our sponsor at a price of $1.00 per warrant, for an aggregate purchase price of $1,250,000, in a private placement that will occur immediately prior to the consummation of this offering;

•

references to “public stockholders” are to the holders of common stock sold as part of the units in this offering or acquired in the aftermarket, including any existing stockholders to the extent they acquire such shares (and solely with respect to such shares);

•

references to our “sponsor” are to FMG Investors LLC, a Connecticut limited liability company controlled and owned by Gordon G. Pratt and Larry G. Swets, Jr., our executive officers;

•

references to “insider warrants” are to the warrants to purchase an aggregate of 1,250,000 shares of our common stock being purchased by our sponsor in the private placement;

•

references to a “target business” are to one or more operating businesses which, after completion of this offering, we may target for a potential business combination;

•

unless expressly stated to the contrary, the information in this prospectus assumes that the representative of the underwriters will not exercise its over-allotment option; and

•

unless expressly stated to the contrary, the information in this prospectus gives retroactive effect to a forward stock split in the form of a dividend of 0.15 shares of common stock for each outstanding share of common stock declared and paid on August 13, 2007.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

Our Business

We are a blank check company organized under the laws of the State of Delaware on May 22, 2007. We were formed to acquire, through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction, joint venture or other similar business combination, one or more operating businesses. Our efforts in identifying a prospective target business will not be limited to a particular industry or to any geographic location, although we intend to focus our efforts on seeking a business combination with a company operating in or providing services to the insurance industry. To date, our efforts have been limited to organizational activities. We do not have any specific business combination under consideration, nor have we (or anyone on our behalf) had any discussions with any target business regarding a possible business combination.

Our executive officers and directors have extensive experience in the insurance industry as managers, principals, advisors or directors of companies operating in or providing services to the insurance industry. In addition, they collectively comprise a formidable pool of expertise covering the key areas of the insurance industry, with experience in negotiating and structuring transactions in the areas in which we will attempt to compete. Our officers and directors have extensive experience in identifying, negotiating with and conducting due diligence on companies targeted for acquisition. Prior to the consummation of a business combination, we intend to leverage the industry experience of our executive officers, including their extensive contacts, relationships and access to acquisition opportunities, by focusing our efforts on identifying a prospective target business or businesses operating in or providing services to the insurance industry and negotiating the terms of such transaction.

Subsequent to the consummation of a business combination, we believe that the strengths of our management team, particularly their extensive operations experience in the insurance industry, will be valuable with respect to operating any business we may acquire.

Suitable companies operating in or providing services to the insurance industry may include:

•

insurance companies, including property-casualty, life and health, reinsurance, and managed care companies;

•

insurance distribution, including retail agent or brokerage, managing general agency, underwriting or program management, marketing or related distribution companies; and

•

service providers, including claims management, medical cost management, underwriting information companies, and asset managers.

We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective target acquisition or had any discussions, formal or otherwise, with respect to such a transaction. From the period prior to our formation through the date of this prospectus, there have been no communications or discussions between any of our officers ,directors, special advisors or affiliates and any of their potential contacts or relationships, in any capacity, regarding a potential business combination. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate. Furthermore, we will not enter into a business combination with any operating company with which we or any of our officers, di rectors, special advisors or affiliates have, in any capacity since our formation, engaged in discussions and negotiations with an intent to acquire such company. If we are unable to consummate a business combination within the allotted time periods set forth in this prospectus and in our amended and restated certificate of incorporation, we will liquidate our trust account and any other assets to our public stockholders. While we may seek to effect business transactions with more than one target acquisition, our business combination must be with a target acquisition (or acquisitions) whose fair market value is at least equal to 80% of our net assets held in the trust account (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing a portion of the underwriters’ discount) at the time of such acquisition. We will not enter into a business combination or contractual arrangement with, or agreement to acquire assets of, a company with n o historical operations or financial statements. Consequently, initially we may have the ability to complete only a single business combination, although this may entail our acquisition of one or more individual assets, properties or entities. While we do not intend to pursue a business combination with any company that is affiliated with any of our existing stockholders, executive officers or directors, we are not prohibited from pursuing such a transaction. In the event we seek to complete a business combination with such a company, we would obtain an opinion from an independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. reasonably acceptable to the underwriter, who will provide an opinion which may or may not be relied upon by the stockholders acquiring units in this offering, that such a business combination is fair to our stockholders from a financial point of view. While we will consider whether such an opinion may be relied on by our stockholders, it will not be dispositive as to which investment bank we seek a fairness opinion from.  Other factors contributing to such a determination are expected to include, among others: reputation of the independent investment bank, specifically their knowledge in our particular industry, timing and cost.

In the event we ultimately determine to simultaneously acquire several assets or properties and such assets or properties are owned by different sellers, we may need for each of such sellers to agree that our purchase is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent integration of the multiple assets or properties into a single operating entity.

Our business combination may take the form of a joint venture wherein we acquire less than a 100% ownership interest in certain properties, assets or entities. Even if we acquire less than 100% of one or more target businesses in our initial business combination, (a) we would not enter into any business combination wherein we acquired less than a majority of the outstanding voting rights of such target business, (b) the aggregate fair market value of the interests we acquire must equal at least 80% of the amount held in the trust account (less the deferred underwriting discount and commissions and taxes payable) at the time of such transaction(s), with such interests being calculated based upon generally accepted financial standards and (c) we would not acquire less than a controlling interest in such target business. In such case, the remaining ownership interest may be held by third parties who may or may not have been involved with the properties, assets or entities prior to our acquisition of such ownership interest. With a joint venture, we will face additional risks, including the additional costs and time required to investigate and otherwise conduct due diligence on potential joint venture partners and to negotiate joint venture agreements. Moreover, the subseque nt management and control of a joint venture will entail risks associated with multiple owners and decision makers. We may further seek to acquire a target acquisition that has a fair market value significantly in excess of 80% of our net assets held in the trust account (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing a portion of the underwriters’ discount). In order to do so, we may seek to raise additional funds through a private offering of debt or equity securities, and the Company may effect a business combination using the proceeds of such offering rather than using the amounts held in the trust account. In the case of a business combination funded with assets other than the trust account assets, the proxy materials disclosing the business combination for which we would seek stockholder approval would disclose the terms of the financing as well and, if required by law or regulation, we would seek stockholder approval of such financing. In the absence of a requirement by law or regulation, we would not seek separate stockholder approval of such financing inasmuch as the financing portion of any business combination would be disclosed in the proxy materials and would be a consideration of the stockholder approval process for the business combination under consideration. There are no prohibitions on our ability to raise funds privately or through loans that would allow us to acquire a company with a fair market value in an amount greater than 80% of our net assets held in the trust account at the time of the acquisition. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise.

Conflicts

The discretion of our officers and directors, some of whom are also officers and/or directors of other companies, in identifying and selecting a suitable target acquisition may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest. Some of our officers and directors have pre-existing fiduciary obligations to other businesses of which they are officers, directors or advisors. To the extent they identify business opportunities which may be suitable for the entities to which they owe a pre-existing fiduciary obligation, our officers and directors will honor those fiduciary obligations. Accordingly, they may not present opportunities to us that otherwise may be attractive to us unless the entities to which they owe a pre-existing fiduciary obligation (and any successors to such entities) have declined to accept such opportunities.

Gordon Pratt, our Chairman, CEO and President, is the Managing Director of Fund Management Group, LLC and Managing General Partner for Distribution Partners Investment Capital, L.P.  Larry Swets, Jr., our Chief Financial Officer, Executive Vice President, Secretary, Treasurer and a Director, is the managing director of Itasca Financial, LLC, an advisory firm to insurance companies and financials service firms, many of whose clients are in the insurance industry.  In addition, Mr. Swets is Managing Director of InsRisk Partners, LLC, which he founded in early 2007. InsRisk manages private funds for investment in insurance-focused securities.  Since 2000, Thomas Sargent, one of our directors, has been a principal at Bradley, Foster & Sargent, Inc., a Connecticut based investment management firm. In May 2007, Mr. Sargent also became a partner of Tennant Capital Fund, L.P., a private equity fund focused on making investments in t he insurance industry. James Zuhlke, one of our directors, is a director of Southern Eagle Insurance Company. John Petry, our special advisor, is a partner at Gotham Capital, a value and special situation hedge fund, and a partner of Gotham Asset Management, a multi-manager investment partnership. Messrs. Pratt, Swets, Sargent, Zuhlke and Petry have a pre-existing fiduciary duty to each of these companies and may not present opportunities to us that otherwise may be attractive to us unless these entities have declined to accept such opportunities.

While we do not intend to pursue a business combination with any company that is affiliated with any of our existing stockholders, executive officers or directors, we are not prohibited from pursuing such a transaction. In the event we seek to complete a business combination with such a company, we would obtain an opinion from an independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. and is reasonably acceptable to the underwriter, that such a business combination is fair to our stockholders from a financial point of view. Such opinion will be included in our proxy solicitation materials, furnished to stockholders in connection with their vote on such a business combination and we expect that such independent banking firm will be a consenting expert. We will not enter into a business combination with any operating company with which we or any of our officers, directors, special advisors or affiliates have, in any capacity since our formation, engaged in discussions and negotiations with an intent to acquire such company.

Our principal executive offices are located at Four Forest Park, Second Floor, Farmington, Connecticut 06032 and our telephone number is (860) 677-2701.

THE OFFERING

Securities offered	4,500,000 units, at $8.00 per unit, each unit consisting of:
• one share of common stock; and • one warrant.

Trading commencement and separation of common stock and warrants

The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants shall trade separately on the 90th day after the date of this prospectus unless Pali Captal, Inc. determines that an earlier date is acceptable, based on its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular.

In no event will the common stock and warrants begin to trade separately until we have filed a Current Report on Form 8-K with the Securities and Exchange Commission, or SEC, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file this Form 8-K promptly after the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. If the over allotment option is exercised following the initial filing of such Form 8-K, a second or amended Form 8-K will be filed to provide information to reflect the exercise of the over allotment option.

Following the date that the common stock and warrants are eligible to trade separately, the units will continue to be listed for trading, and any securityholder may elect to break apart a unit and trade the common stock or warrants separately or as a unit. Even if the component parts of the units are broken apart and traded separately, the units will continue to be listed as a separate security, and consequently, any subsequent securityholder owning common stock and warrants may elect to combine them together and trade them as a unit. Securityholders will have the ability to trade our securities as units until such time as the warrants expire or are redeemed. Although we will not distribute copies of the Current Report on Form 8-K to individual unit holders, the Current Report on Form 8-K will be available on the SEC’s website after the filing. See the section appearing elsewhere in this prospectus entitled “Where You Can Find Additional Information.”

If you are not an institutional investor, you may purchase securities in this offering only if you reside within the following states: Colorado, Delaware, the District of Columbia, Florida, Georgia, Hawaii, Illinois, Louisiana, New York, Rhode Island and Wyoming.

We will file periodic and annual reports under the Securities Exchange Act of 1934, as amended.  Therefore, under the National Securities Markets Improvement Act (NSMIA), the states and territories of the United States are preempted from regulating the resale by stockholders of the units from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, because our securities will be covered securities. However, NSMIA does allow states and territories of the United States to require notice filings and collect fees with regard to these

Trading commencement and separation of common stock and warrants (continued)

transactions and a state may suspend the offer and sale of securities within such state if any such required filing is not made or fee is not paid. As of the date of this prospectus, the following states do not require any notice filings or fee payments and stockholders may resell the units, and the common stock and warrants comprising the units, once they become separately transferable:

Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Jersey, New Mexico, New York, North Carolina, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Dakota, Tennessee, Utah, Virginia, U.S. Virgin Islands, Washington, West Virginia, Wisconsin and Wyoming.

Additionally, the stockholders may resell the units, and the common stock and warrants comprising the units, once they become separately transferable, if the proper notice filings have been made and fees paid in the following states:  District of Columbia, Montana, New Hampshire, North Dakota, Ohio, Puerto Rico, South Carolina, Texas and Vermont.

As of the date of this prospectus, we have not determined in which, if any, of these states we will submit the required filings or pay the required fee. Additionally, if any of the states that have not yet adopted a statute, rule or regulation relating to the NSMIA adopts such a statute in the future requiring a filing or fee or if any state amends its existing statutes, rules or regulations with respect to its requirements, we would need to comply with those new requirements in order for the securities to continue to be eligible for resale in those jurisdictions.

Common stock:

Number outstanding before this offering and private placement	1,293,750 shares(1)

Number to be outstanding after this offering and private placement	5,625,000 shares(2)

Warrants:

Number outstanding before this offering and private placement	0 warrants

Number to be outstanding after this offering and private placement	5,750,000 warrants (which includes the insider warrants)

Exercisability	Each warrant is exercisable for one share of common stock.

Exercise price	$6.00

The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation.

——————

(1)

This number includes an aggregate of 168,750 shares of common stock that are subject to forfeiture by our existing stockholders if the over-allotment option is not exercised by the underwriters.

(2)

Assumes the over-allotment option has not been exercised and an aggregate of 168,750 shares of common stock have been forfeited by our existing stockholders.

Exercise price (continued)

None of the warrants may be exercised until after the consummation of our business combination and, thus, after the funds in the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.

Exercise period

The warrants will be exercisable only if we provide for an effective registration statement covering the shares of common stock underlying the warrants. The warrants will become exercisable on the later of:

• the completion of a business combination, and • [ ], 2008 [one year from the effective date of the registration statement].

The warrants will expire at 5:00 p.m., New York City time, on [ ], 2011 [four years from the effective date of the registration statement] or earlier upon redemption.

Redemption

We may redeem the outstanding warrants included in the units sold in this offering and the warrants issued upon exercise of the representative’s unit purchase option without the consent of Pali Capital, Inc.:

•

in whole and not in part,

•

at a price of $0.01 per warrant at any time after the warrants become exercisable,

•

upon a minimum of 30 days’ prior written notice of redemption, and

•

if, and only if, the last sales price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

In addition, we may not redeem the warrants (including those warrants to be sold to the sponsor in a private placement prior to this offering) unless the warrants comprising the units sold in this offering and the shares of common stock underlying those warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for the redemption.

If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise warrants to do so on a “cashless basis.” In such event, the holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

Redemption (continued)

If we call the warrants for redemption and our management does not take advantage of this option, our sponsor would still be entitled to exercise its insider warrants as described below for cash or on a cashless basis. Our sponsor is owned by our executive officers. As a result, they may have a conflict of interest in determining when to call the warrants for redemption as they would potentially be able to avoid any negative price pressure on the price of the warrants and common stock due to the redemption through a cashless exercise.

The redemption provisions for our warrants have been established at a price which is intended to provide warrant holders a premium to the initial exercise price. There can be no assurance, however, that the price of the common stock will exceed either the redemption price of $11.50 or the warrant exercise price of $6.00 after we call the warrants for redemption.

Private Placement

Our sponsor has agreed to purchase 1,250,000 warrants, or insider warrants, prior to the consummation of the offering at the price of $1.00 per warrant for a total of $1,250,000, all of which are to be financed from the sponsor’s funds and not from borrowed funds. The insider warrants will be purchased separately and not in combination with common stock in the form of units. The purchase price of the insider warrants will be added to the proceeds from this offering to be held in the trust account pending our completion of one or more business combinations. If we do not complete one or more business combinations that meet the criteria described in this prospectus, then the $1,250,000 purchase price of the insider warrants will become part of the amount payable to our public stockholders upon the liquidation of our trust account and the insider warrants will become worthless. See “Proposed Business— Effecting a business combination—Liquidation if no business combination” below.

The insider warrants have terms and provisions that are identical to the warrants being sold in this offering, respectively, except that (i) the insider warrants will not have a claim to the funds held in the trust account, (ii) the insider warrants will be placed in escrow and not released before, except in limited circumstances, prior to the 90th day from the consummation of a business combination, (iii) the insider warrants are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after they are registered pursuant to a registration rights agreement to be signed on or before the date of this prospectus, (iv) the insider warrants will be non redeemable so long as the sponsor or its permitted assigns holds them, and (v) the insider warrants are exercisable (a) on a “cashless” ba sis at any time, if held by our sponsor or its permitted assigns and (b) in the absence of an effective registration statement covering the shares of common stock underlying the warrants. The transfer restriction does not apply to transfers made pursuant to registration or an exemption that are occasioned by operation of law or for estate planning purposes, while remaining in escrow.

Private Placement (continued)

If any of our officers or directors or our sponsor acquire units or warrants for their own account in the open market, any such warrants or the warrants included in those units will be redeemable. If our other outstanding warrants are redeemed and the price of our common stock rises following such redemption, the holders of the insider warrants could potentially realize a larger gain on exercise or sale of those warrants than is available to other warrant holders, although there is no assurance the price of our common stock would increase following a warrant redemption. We have elected to make the insider warrants non redeemable in order to provide the sponsor a potentially longer exercise period for those warrants because it will bear a higher risk than that of public warrantholders due to the fact the insider warrants are subject to transfer restrictions and to a longer holding period than that of the public w arrantholders, and also to loss of investment upon liquidation, as described in the preceding paragraph. If the price of our common stock declines in periods subsequent to a warrant redemption and the sponsor who initially acquired these insider warrants from us continues to hold the insider warrants, the value of those insider warrants still held by the sponsor may also decline.

Limited Recourse Line of Credit

FMG Investors LLC, our sponsor, has agreed to provide us with a limited recourse revolving line of credit under which we may have up to $250,000 of outstanding borrowings at any time. The revolving line of credit terminates upon the earlier of the completion of a business combination or the cessation of our corporate existence on                  , 2009 [24 months from the date of this prospectus] (as such borrowings may be used to pay costs, expenses and claims in connection with any dissolution and liquidation). The revolving line of credit bears no interest and has no recourse against the funds in the trust account, which funds will be distributed to the public stockholders if we do not consummate a business combination within the requisite time periods. It is possible that we could use a portion of the borrowings unde r the limited recourse revolving line of credit to make a deposit, down payment or fund a “no-shop” provision with respect to a particular proposed business combination. In the event we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available to pay expenses related to finding a suitable business combination without securing additional financing. If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate and dissolve.

As used in this prospectus, a “no-shop provision” means a contractual provision that prohibits the parties in a business combination from engaging in certain actions such as soliciting better offers or other transactions prior to the completion of the business combination or the termination thereof and requires, in the event of a breach of such provision, the breaching party to make a monetary payment to the non-breaching party. In the case of a buyer of the business, such a provision can impose liquidated damages on the buyer if the buyer fails to consummate the business combination transaction in certain circumstances resulting in the forfeiture of any deposit.

Proposed OTC Bulletin Board symbols for our:

Units	“_____”
Common stock	“_____”
Warrants	“_____”

Offering proceeds to be held in trust

Of the proceeds of this offering, $35,280,000 ($7.84 per unit), which includes the underwriters’ deferred discount of $1,080,000 ($0.24 per unit), or $1,242,000 if the underwriters over-allotment option is exercised in full, plus the proceeds from our private placement of insider warrants of $1,250,000 ($0.28 per unit), will be placed in the trust account at Deutsche Bank Trust Company Americas, maintained by Continental Stock Transfer & Trust Company, acting as trustee pursuant to an agreement to be signed on the effective date of the registration statement. We believe that the deferment of a portion of the underwriters’ deferred discount along with the placement of such deferred discount and the proceeds of the private placement in the trust account is a benefit to our public stockholders because additional proceeds will be available for distributions to investors if we liquidate our trust accoun t prior to our completing an initial business combination. The proceeds held in the trust account will not be released until the earlier of the completion of our business combination (with a target acquisition (or acquisitions)) whose fair market value is at least equal to 80% of our net assets held in the trust account (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing a portion of the underwriters’ discount) at the time of such acquisition (or acquisitions) or liquidation of the company. Unless and until a business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business combination and the negotiation of an agreement to acquire a business combination; provided, however, we will be permitted to seek disbursements from the trust account to pay any federal, state, local or franchise tax obligations related thereto, and to seek disbursements of net interest income up to an aggregate of $1,200,000, for working capital purposes. Expenses incurred by us while seeking a business combination may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account  (initially, approximately $100,000 after the payment of the expenses relating to this offering) plus up to $1,200,000 of net interest income. Of the $1,300,000 not held in the trust account, the Company anticipates that up to $295,000 will be reserved for working capital purposes (including funding no shop provisions) and approximately $250,000 will be required to fund due diligence and other likely costs in a potential business combination. The underwriters have agreed to defer $1,080,000 of their underwriting discount, equal to 3% of the gross proceeds of the 4,500,000 units being offered to the public, until the consummation of a business combina tion. Upon the consummation of a business combination, such deferred discount, reduced pro ratably by the exercise of stockholder conversion rights, shall be released to the underwriters out of the gross proceeds of this offering held in the trust account.

Offering proceeds to be held in trust (continued)

The underwriters will not be entitled to any interest accrued on the deferred discount. If we liquidate the trust account, the underwriters have agreed to waive any right they may have to the $1,080,000 of deferred underwriting discount held in the trust account, all of which shall be distributed to our public stockholders.

A portion of the funds not held in the trust account will be used to repay a loan made to us by our sponsor to cover offering related expenses. It is possible that we could use a portion of the funds not in the trust account to make a deposit or down payment to fund a “no shop” provision with respect to a particular proposed business combination. In the event we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), and if we have exhausted the limited recourse line of credit referred to above, we may not have a sufficient amount of working capital available outside of the trust account to pay expenses related to finding a suitable business combination without securing additional financing. If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would liquidate the company and liquidate our trust account.

Limited payments to insiders

Prior to the completion of a business combination, there will be no fees, reimbursements, cash payments or any other form of compensation paid to our sponsor or our officers , directors, special advisors or affiliates other than:

•

repayment of a $100,000 loan bearing no interest made by our sponsor to cover offering expenses;

•

reimbursement for any out-of-pocket expenses incident to the offering and finding a suitable business combination, with no limit as to such reimbursement; and

•

payment to Fund Management Group LLC, an affiliate of our sponsor of $7,500 per month for certain general and administrative services, including but not limited to receptionist, secretarial and general office services. We believe, based on fees for similar services in the greater Farmington, Connecticut metropolitan area, that the fee charged by Fund Management Group LLC for services is at least as favorable as we could have obtained from an unaffiliated person. This office space, and the services to be provided, are expected to be shared with Fund Management Group LLC.

Stockholders must approve business combination

We will seek stockholder approval before we effect our business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. Public stockholders may vote against a business combination and exercise their conversion rights described below. In connection with the vote required for our business combination, our sponsor, directors and special advisor have agreed to vote all shares of common stock owned by them immediately before this offering, in accordance with the majority

Stockholders must approve business combination (continued)

of the shares of common stock voted by the public stockholders. In connection with securities purchased in or after this offering, our existing stockholders have agreed to vote such shares of common stock in favor of a business combination.

We will proceed with a business combination only if (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of both the business combination and an amendment to our certificate of incorporation to provide for our perpetual existence and (ii) public stockholders owning less than 30% of the shares of common stock sold in this offering both exercise their conversion rights described below and vote against the business combination. We will not propose a business combination to our stockholders that is conditioned on less than 29.99% of the public stockholders exercising their conversion rights. Voting against the business combination alone will not result in conversion of a stockholder’s shares of common stock into a pro rata share of the trust account. Such stockholder must also exercise its conversion rights desc ribed below. Our threshold for conversion rights has been established at 30% in order for our offering to be consistent with the recent trend of other blank check companies currently in the market, although historically blank check companies have used a 20% threshold. This structural change is consistent with many other current filings with the SEC and it will increase the likelihood of an approval of any proposed business combination by making it easier for us to consummate a business combination with which public stockholders may not agree. However, the 30% threshold entails certain risks described under the headings, “Risk Factors—Unlike most other blank check offerings, we allow up to approximately 29.99% of our public stockholders to exercise their conversion rights. This higher threshold will make it easier for us to consummate a business combination with which you may not agree, and you may not receive the full amount of your original investment upon exercise of your conversion rights” and “—Unlike most other blank check offerings, we allow up to approximately 29.99% of our public stockholders to exercise their conversion rights. The ability of a larger number of our stockholders to exercise their conversion rights may not allow us to consummate the most desirable business combination or optimize our capital structure.” For more information, see the section entitled “Proposed Business—Effecting a Business Combination—Opportunity for stockholder approval of a business combination.”

For purposes of seeking approval of the majority of the shares of common stock voted by the public stockholders, non-votes will have no effect on the approval of a business combination once a quorum is obtained. We intend to give approximately 30 days prior written notice of any meeting at which a vote shall be taken to approve a business combination.

Upon the completion of our business combination, unless required by Delaware law, the federal securities laws and the rules and regulations promulgated thereunder, or the rules and regulations of an exchange upon which our securities are listed, we do not presently intend to seek stockholder approval for any subsequent acquisitions.

Conversion rights for stockholders voting to reject a business combination

Public stockholders voting against a business combination will be entitled to convert their common stock into a pro rata share of the trust account, plus interest earned on their portion of the trust account (net of taxes payable and amounts disbursed for working capital purposes), if the business combination is approved and completed. If a business combination is approved, stockholders that vote against the business combination and elect to convert their shares of common stock to cash will be entitled to receive their pro rata portion of the $1,080,000 ($0.24 per share) of deferred underwriting discount held in the trust account. Public stockholders will not be entitled to their pro rata share of the trust account simply by voting against the business combination; each stockholder must also affirmatively exercise its conversion rights in order to receive its pro rata share of the trust account.

However, if public stockholders of 30% or more in interest of our shares of common stock vote against the business combination and elect to convert their shares of common stock, we will not proceed with such business combination. Public stockholders that convert their stock into their pro rata share of the trust account will continue to have the right to exercise any warrants they may hold. Existing stockholders are not entitled to convert any of their shares of common stock into a pro rata share of the trust account. However, existing stockholders who acquire shares of common stock in or after this offering will be entitled to a pro rata share of the trust account upon the liquidation of the trust account in the event we do not consummate a business combination within the required time periods. The existing stockholders will waive their right to r eceive any share of the trust account upon such liquidation of the trust account with respect to the shares of common stock owned by them immediately prior to this offering, including the shares of common stock underlying the insider warrants.

Liquidation if no business combination

If we have not consummated a business combination by           , 2009 [24 months from the date of this prospectus], our corporate existence will cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law, in which case we will as promptly as practicable thereafter adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law. Section 278 provides that our existence will continue for at least three years after its expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the pu rpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281 of the Delaware General Corporation Law will require us to adopt a plan that will provide for our payment, based on facts known to us at such

Liquidation if no business combination (continued)

time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time as well as provide for any claims that we believe could potentially be brought against us within the subsequent 10 years prior to distributing the funds held in the trust account to our public stockholders. We have not assumed that we will have to provide for payment on any claims that may potentially be brought against us within the subsequent 10 years due to the speculative nature of such an assumption. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims of creditors to the extent of distributions received by them (but no more). However, because we are a blank check company, rather than an operating company, and our operations will be limited to sea rching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. While we will seek to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would not conclude that such agreements are not legally enforceable. To date, we do not have waiver agreements in place with respect to any party that is currently providing services to us; however, prior to the co nsummation of the offering, we expect to receive the written waiver of our outside legal counsel, auditors, the representative and the representative’s outside legal counsel. In order to protect the amounts held in the trust account, our sponsor has agreed to indemnify us for claims of creditors, vendors, service providers and target businesses that have not executed a valid and binding waiver of their right to seek payment of amounts due to them out of the trust account. As further assurance, the managing members of our sponsor, Gordon G. Pratt and Larry G. Swets, Jr., which we may refer to as the managing members, have agreed to jointly and severally indemnify the trust in the event the sponsor is unable to comply with its indemnification obligations. The only obligations not covered by such indemnity are with respect to claims of creditors, vendors, service providers and target businesses that have executed a valid and binding waiver of their right to seek payment of amounts due to them out of the tr ust account. Although we have a fiduciary obligation to pursue Messrs. Pratt and Swets to enforce their indemnification obligations, and intend to pursue such actions as and when we deem appropriate, there can be no assurance they will be able to satisfy those obligations, if required to do so.

Liquidation if no business combination (continued)	As a result, we cannot assure you that the per share distribution from the trust account, if we liquidate, will not be less than $7.84, plus interest then held in the trust account.

We anticipate the distribution of the funds in the trust account to our public stockholders will occur within 10 business days from the date our corporate existence ceases.

Our sponsor and other existing stockholders have waived their rights to participate in any liquidation distribution with respect to all shares of common stock owned by them prior to this offering, including the common stock underlying the insider warrants. In addition, the underwriters have agree to waive their rights to the $1,080,000 of deferred underwriting discount deposited in the trust account in the event we liquidate prior to the completion of a business combination. We will pay the costs of liquidation from our remaining assets outside of the trust account or, if necessary, with funds available under our limited recourse line of credit.

Amended and Restated Certificate of Incorporation

As discussed below, there are specific provisions in our amended and restated certificate of incorporation that may not be amended (without the affirmative vote cast at a meeting of stockholders of at least 95% of the common stock issued in the offering) prior to our consummation of a business combination, including our requirements to seek stockholder approval of such a business combination and to allow our stockholders to seek conversion of their shares if they do not approve of such a business combination. While we have been advised that such provisions limiting our ability to amend our amended and restated certificate of incorporation may not be enforceable under Delaware law, we view these provisions, which are contained in Article Sixth of our amended and restated certificate of incorporation, as obligations to our stockholders and that investors will make an investment decision, relying, at least in part, on this provision. Thus, we will not take any action to amend or waive these provisions.

Our amended and restated certificate of incorporation also provides that we will continue in existence only until           , 2009 [24 months from the date of this prospectus]. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). We will, nevertheless, be continued for a term of three years from the time our existence ceases, or for such longer period as the Delaware Court of Chancery shall in its discretion direct, for the purpose of prosecuting and defending suits by or against us and of enabling

Amended and Restated Certificate of Incorporation (continued)

us to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. We cannot assure you that we will properly assess all liabilities with which we may potentially be charged. As such, our stockholders could potentially be liable for any of our obligations to the extent of distributions received by them (but no more). However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely liabilities to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.) and potential target businesses.

In connection with any proposed business combination we submit to our stockholders for approval, we will also submit to stockholders a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence, thereby removing this limitation on our corporate life. We will only consummate a business combination if stockholders vote both in favor of such business combination and our amendment to provide for our perpetual existence. Any vote to extend our corporate life to continue perpetually in connection with a business combination will be effective only if the business combination is approved. In addition to the requirements of Delaware law (which requires approval of the majority of the shares of outstanding common stock), the approval of the proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a business combination would require the affirmative vote of a majority of the shares of common stock voted by the public stockholders. We view this provision terminating our corporate existence on           , 2009 [24 months from the date of this prospectus] as an obligation to our stockholders and that investors will make an investment decision, relying, at least in part, on this provision. Thus, without the affirmative vote cast at a meeting of stockholders of at least 95% of the common stock issued in the offering, we will not take any action to amend or waive this provision to allow us to survive for a longer period of time except, as noted above, in connection with the consummation of a business combination.

Escrow of existing stockholders’ shares and warrants

On the effective date of the registration statement, all of our existing stockholders will place the common stock and warrants that they owned before this offering or acquired in the private placement into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions (such as transfers to relatives and trusts for estate planning purposes, while remaining in escrow), the shares of common stock will not be transferable until one year after the consummation of a business combination at which time such shares of common stock will be released from escrow, unless we were to engage in a transaction after the consummation of the initial business combination that results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property. The insider warrants will not be transferable, except in limited circumstances, until 90 days f ollowing consummation of a business combination

Underwriters’ purchase option

We have also agreed to sell to Pali Capital, Inc. for $100, as additional compensation, an option to purchase up to a total of 450,000 units at $10.00 per unit, with the warrants issued as part of such units exercisable at $6.00 per share. The units issuable upon exercise of this option are identical to the other units offered by this prospectus. This option is exercisable at $10.00 per unit, commencing on the later of the consummation of a business combination and one year from the effective date of the registration statement and expiring five years from the effective date of the registration statement. The exercise price and the number of units issuable upon exercise of the option may be adjusted in certain circumstances. The purpose of this option is to compensate the underwriters for the portion of their underwriting deferred discount that will be placed into the trust account and therefore is at risk of loss.

Determination of offering amount

In consultation with our underwriters, we determined the size of this offering based on our beliefs concerning the capital that could be successfully raised given market conditions, our company’s business, our management team and other factors. With an equity base equivalent to the net proceeds of this offering and the private placement, and with access to the revolving line of credit, we believe we will have the ability to consider a broad range of potential target businesses possessing the scale of operations and developed infrastructure that will allow us to execute a business plan which will leverage our skills and resources. The determination of the offering price of our units and the valuation accorded to our company is more arbitrary than the pricing of securities for, or valuation of, operating companies in general.

Risks

In making your decision on whether to invest in our securities, you should take into account the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 21 of this prospectus. Some of our other risks include the following:

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We are a recently incorporated development stage company with no operating results to date. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to effect a business combination. Further, investors in this offering have no basis to evaluate the merits or risks of a business combination as we have not yet selected any target acquisition with which to complete a business combination.

•

We have no available cash and working capital and our sponsor has only committed to advance us funds necessary to complete this offering. Our ability to continue as a going concern is thus dependent on funds raised in this offering.

•

 Our officers, directors and their affiliates currently are, and may in the future become affiliated with additional entities that are, engaged in business activities similar to those intended to be conducted by us.  Accordingly, the discretion of our officers and directors in identifying and selecting a suitable target acquisition may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

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If we are unable to find a suitable target acquisition that would result in a business combination, the funds being held in the trust account may not be returned to you until       , 2009 [24 months from the date of this prospectus].

•

If we are forced to liquidate before a business combination and distribute the trust account in liquidation, our public stockholders may receive significantly less than $7.84 per share and our warrants will expire worthless.

•

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share liquidation price received by stockholders will be less than the approximately $7.84 per share held in trust.

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Our ability to effect a business combination and to be successful thereafter will be totally dependent upon the efforts of our officers, directors and others, who may not continue with us following a business combination.

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 If you are not an institutional investor, you may purchase securities in this offering only if you reside within the states in which we have applied to have the securities registered or otherwise qualified.  To date, we have registered or otherwise qualified the securities for sale in: Colorado, Delaware, the District of Columbia, Florida, Georgia, Hawaii, Illinois, Louisiana, New York, Rhode Island and Wyoming.  In addition, no one may purchase the securities if they reside in Idaho.

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Initially, we may only be able to complete one business combination, which may cause us to be solely dependent on a single asset or operation. By consummating a business combination with only a single asset or operation, our lack of diversification may subject us to numerous economic and competitive developments.

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 We currently do not have an audit committee but intend to establish one following consummation of a business combination.  In the event we do not establish an audit committee prior to consummation of a business combination, there will not be a separate committee comprised of some members of our board of directors to evaluate such business combination, which instead will be considered by our entire board of directors.

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We are not required to use all or any of the amount in the trust account for our initial business combination as long as we consummate an initial business combination with one or more target acquisitions with a fair market value equal to at least 80% of our net assets held in the trust account (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing the underwriters’ deferred compensation). Accordingly, it may be the case that our initial business combination is with a company in which we are able to purchase a controlling interest (but less than 100%), with a fair market value in excess of 80% of our net assets held in the trust account (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing the underwriters' deferred compensation). In such event, we may use any remaining proceeds held in the trust account for working capital, including director and officer compensation, change-in-control payments or payments to affiliates, to finance the operations of the target acquisition, make other acquisitions and pursue our growth strategy.

SUMMARY FINANCIAL DATA
(in thousands, except for per share data)

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data are presented.

	May 25, 2007
	Actual	As Adjusted
Balance Sheet Data:
Working capital/(deficiency)	$(38,060)	$34,648,332
Total assets	187,500	35,404,440
Total liabilities(1)	163,060	756,108
Value of common stock which may be converted to cash (approximately $7.84 per share)(2)	—	10,580,472
Stockholders’ equity	24,440	24,067,860

——————

(1)

The total liabilities (as adjusted) includes the $1,080,000 being held in the trust account that will either be paid to the underwriter upon consummation of our initial business combination or to our public stockholders in the event we do not consummate a business combination within the required time period.  However, for purposes of this presentation, total liabilities (as adjusted) assumes that we have converted the maximum of 1,349,550 shares to cash in connection with our initial business combination, reducing the underwriter’s fee by $0.24 per share, or approximately $323,892.

(2)

If the business combination is consummated, public stockholders who voted against the business combination and exercised their conversion rights, would be entitled to receive $7.84 per share, which amount represents the proceeds of this offering and the purchase price of the insider warrants.

The “as adjusted” information gives effect to the sale of the units we are offering (other than pursuant to the underwriters’ over-allotment option), including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale and the repayment of the accrued and other liabilities to be made. It does not include $250,000 available to us via a limited recourse line of credit from our sponsor.

The “as adjusted” working capital and total assets amounts include the $33,050,000 from the proceeds of the offering and the $1,250,000 purchase price of the insider warrants to be held in the trust account, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. The adjusted working capital and total assets amounts includes the $1,080,000 being held in the trust account ($1,242,000 if the underwriters’ over-allotment option is exercised in full) representing the underwriters’ deferred discount. If we have not consummated a business combination by            , 2009 [24 months from the date of this prospectus], our corporate existence will cease by operation of law and we will promptly distribute only to our public stockholders the amount in our trust account (includin g the amounts representing deferred underwriting discounts and commissions, any accrued interest, net of taxes payable and amounts disbursed for working capital purposes, which taxes shall be paid from the trust account) plus any remaining net assets, subject to our obligations under Delaware law to provide for claims of creditors. Our existing stockholders have agreed to waive their respective rights to participate in any liquidating distributions occurring upon our failure to consummate a business combination and subsequent liquidation with respect to the shares of common stock owned by them immediately prior to this offering, including the shares of common stock underlying the insider warrants.

We will not proceed with a business combination if public stockholders owning 30% or more of the shares of common stock sold in this offering vote against the business combination and exercise their conversion rights. Accordingly, we may effect a business combination if public stockholders owning up to approximately 29.99% of the shares of common stock sold in this offering exercise their conversion rights. If this occurred and a business combination is completed, we could be required to convert to cash from the trust account up to approximately 29.99% of the 4,500,000 shares of common stock sold in this offering, or 1,349,550 shares of common stock for an initial per-share conversion price of approximately $7.84 (for an aggregate maximum conversion price of $10,580,472), without taking into account interest earned on the trust account (net of taxes payable and amounts disbursed for working capital purposes, which taxes shall be paid from the trust account). The actual per-share conversion price will be equal to:

•

the amount in the trust account, including all accrued interest (net of taxes payable and amounts disbursed for working capital purposes), as of two business days prior to the proposed consummation of the business combination, divided by

•

the number of shares of common stock sold in the offering.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before making a decision to invest in our units. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of the following risks occur, our business, financial conditions or results of operating may be materially and adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks Related to Our Business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have any operations or an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire one or more operating businesses operating in or providing services to the insurance industry. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective target business with respect to a business combination. We will not generate any revenues or income until, at the earliest, after the consummation of a business combination. We cannot assure you as to when or if a business combination will occur. The report of our independent registered public accountants on our financial statements includes an explanato ry paragraph stating that our ability to continue as a going concern is dependent on the consummation of this offering. The financial statements do not include any adjustments that might result from our inability to consummate this offering or our ability to continue as a going concern.

If we are unable to consummate a business combination and are forced to liquidate, our public stockholders will be forced to wait the full 24 months before receiving liquidation distributions.

Pursuant to our amended and restated certificate of incorporation, we have 24 months in which to complete a business combination. If we fail to consummate a business combination within the required time frame, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. We have no obligation to return funds to investors prior to such date unless we consummate a business combination prior thereto and only then in cases where investors have sought conversion of their shares. Only after the expiration of this full time period will public stockholders be entitled to liquidation distributions if we are unable to complete a business combination.  Accordingly, investors’ funds may be unavailable to them until such date. However, we may not be able to find suitable target businesses within the required 24 month time frame. In addition, our negotiating position and our ability to conduct adequate due d iligence on any potential target may be reduced as we approach the deadline for the consummation of a business combination. We view this obligation to liquidate as an obligation to our stockholders and that investors will make an investment decision, relying, at least in part, on this provision. Thus, without the affirmative vote cast at a meeting of stockholders of at least 95% of the common stock issued in the offering, neither we nor our board of directors will take any action to amend or waive any provision of our amended and restated certificate of incorporation to allow us to survive for a longer period of time. In addition, we will not support, directly or indirectly, or in any way endorse or recommend, that stockholders approve an amendment or modification to such provision if it does not appear we will be able to consummate a business combination within the foregoing time period.

Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to the shares of common stock owned by them prior to this offering, including the shares of common stock underlying the insider warrants. There will be no distribution from the trust account with respect to our warrants which will expire worthless. We will pay the costs of liquidation, which we currently estimate to be up to $15,000, from our remaining assets outside of the trust account. In addition, our sponsor has agreed to indemnify us for all claims of creditors to the extent we fail to obtain valid and enforceable waivers from vendors, service providers, prospective target business or other entities in order to protect the amounts held in trust. As further assurance, the managing members of our sponsor, Gordon G. Pratt and Larry G. Swets, Jr., have agreed to jointly and severally indemnify the trust in the event the sponsor is u nable to comply with its indemnification obligations.

 Although we have a fiduciary obligation to pursue Messrs. Pratt and Swets to enforce their indemnification obligations, and intend to pursue such actions as and when we deem appropriate, there can be no assurance they will be able to satisfy those obligations if required to do so.

You will not have any rights or interest in funds from the trust account, except under certain limited circumstances.

Our public stockholders will be entitled to receive funds from the trust account only in the event of our liquidation or if they seek to convert their respective shares of common stock into cash upon a business combination which the stockholder voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind in the trust account.

If we are forced to liquidate before the completion of a business combination and distribute the trust account, our public stockholders may receive significantly less than $7.84 per share and our warrants will expire worthless.

We must complete a business combination with a fair market value of at least 80% of our net assets held in the trust account (net of taxes and amounts disbursed for working capital purposes and other than the portion representing our underwriters’ deferred discount) at the time of acquisition by           , 2009 [24 months from the date of this prospectus]. If we are unable to complete a business combination within the proscribed time frame and are forced to liquidate the trust account, the per-share liquidation price received by our public stockholders from the trust account will be less than $8.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Upon the liquidation of the trust account, public stockholders will be entitled to receive approximately $7.84 per share plus interest earned on their pro rata portion of the trust account, which includes $1,080,000 ($0.24 per unit) of deferred underwriting discounts and commissions, or $1,242,000 if the underwriters over-allotment option is exercised in full, and $1,250,000 ($0.28 per unit) of the purchase price of the insider warrants. In the event we liquidate and it is subsequently determined the reserve for claims and liabilities is insufficient, stockholders who received a return of funds from the liquidation of our trust account could be liable for claims made by our creditors. We assume that in the event we liquidate we will not have to adopt a plan to provide for payment of claims that may potentially be brought against us. Should this assumption prove to be incorrect, we may have to adopt such a plan upon our liquidation, which could result in the per-share liquidation amount to our stockholders being significantly less than $7.84 per share. Furthermore, there will be no distribution with respect to our outstanding warrants which will expir e worthless if we liquidate the trust account in the event we do not complete a business combination within the prescribed time periods. For a more complete discussion of the effects on our stockholders if we are unable to complete a business combination, see the section below entitled “Proposed Business—Effecting a Business Combination—Liquidation if no Business Combination.”

We may choose to redeem our outstanding warrants at a time that is disadvantageous to our warrant holders.

Subject to there being a current prospectus under the Securities Act of 1933 with respect to the common stock issuable upon exercise of the warrants, we may redeem the warrants issued as a part of our units at any time after the warrants become exercisable in whole and not in part, at a price of $.01 per warrant, upon a minimum of 30 days prior written notice of redemption, if and only if, the last sales price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption. In addition, we may not redeem the warrants unless the warrants comprising the units sold in this offering and the shares of common stock underlying those warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for the redemption. Redemption of the warrants could force the warrant holders (i) to exercise the warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, (ii) to sell the warrants at the then current market price when they might otherwise wish to hold the warrants, or (iii) to accept the nominal redemption price which, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the warrants. We expect most purchasers of our warrants will hold their securities through one or more intermediaries and consequently you are unlikely to receive notice directly from us that the warrants are being redeemed. If you fail to receive notice of redemption from a third party and your warrants are redeemed for nominal value, you will not have recourse to us.

Our management’s ability to require holders of our warrants to exercise such warrants on a cashless basis will cause holders to receive fewer shares of common stock upon their exercise of the warrants than they would have received had they been able to exercise their warrants for cash.

If we call our warrants for redemption after the redemption criteria described elsewhere in this prospectus have been satisfied, our management will have the option to require any holder that wishes to exercise his warrant to do so on a “cashless basis.” If our management chooses to require holders to exercise their warrants on a cashless basis, the number of shares of common stock received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrant for cash.

Although we are required to use our best efforts to have an effective registration statement covering the issuance of the shares of common stock underlying the warrants at the time that our warrant holders exercise their warrants, we cannot guarantee that a registration statement will be effective, in which case our warrant holders may not be able to exercise our warrants and therefore the warrants could expire worthless.

Holders of our warrants will be able to exercise the warrants only if (i) a current registration statement under the Securities Act of 1933 relating to the shares of our common stock underlying the warrants is then effective and (ii) such shares of common stock are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of warrants reside. Although we have undertaken in the Warrant Agreement, and therefore have a contractual obligation, to use our best efforts to maintain a current registration statement covering the shares of common stock underlying the warrants following completion of this offering to the extent required by federal securities laws, and we intend to comply with our undertaking, we cannot assure that we will be able to do so and therefore the warrants could expire worthless. Such expiration would result in each holder paying the full unit purchase pri ce solely for the shares of common stock underlying the unit. In addition, we have agreed to use our reasonable efforts to register the shares of common stock underlying the warrants under the blue sky laws of the states of residence of the existing warrantholders, to the extent an exemption is not available. The value of the warrants may be greatly reduced if a registration statement covering the shares of common stock issuable upon the exercise of the warrants is not kept current or if the securities are not qualified, or exempt from qualification, in the states in which the holders of warrants reside. Holders of warrants who reside in jurisdictions in which the shares of common stock underlying the warrants are not qualified and in which there is no exemption will be unable to exercise their warrants and would either have to sell their warrants in the open market or allow them to expire unexercised. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unabl e to qualify the underlying securities for sale under all applicable state securities laws.

Unlike most other blank check offerings, we allow up to approximately 29.99% of our public stockholders to exercise their conversion rights. This higher threshold will make it easier for us to consummate a business combination with which you may not agree, and you may not receive the full amount of your original investment upon exercise of your conversion rights.

When we seek stockholder approval of a business combination, we will offer each public stockholder (but not our existing stockholders with respect to any shares they owned prior to the consummation of this offering) the right to have his, her or its shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and consummated. We will consummate the initial business combination only if the following two conditions are met: (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and (ii) public stockholders owning 30% or more of the shares sold in this offering do not vote against the business combination and exercise their conversion rights. Most other blank check companies have a conversion threshold of 20%, which makes it more difficult for such companies to consummate their initial business combi nation. Thus, because we permit a larger number of stockholders to exercise their conversion rights, it will be easier for us to consummate an initial business combination with a target business which you may believe is not suitable for us, and you may not receive the full amount of your original investment upon exercise of your conversion rights. Assuming an interest rate of 3% on the funds in the trust account, if we consummate a business combination within approximately 7 months after the offering, upon exercise of a stockholder’s conversion right, a stockholder will not receive a full return of his investment. Therefore, assuming the same interest rate of 3%, we would have to consummate a business combination after 8 months following this offering in order for a stockholder exercising his, her or its conversion rights to potentially receive equal to or more than his, her or its full invested amount. There can be no assurance that any converting stockholder will receive equal to or more than his, her or its full invested amount.

Unlike most other blank check offerings, we allow up to approximately 29.99% of our public stockholders to exercise their conversion rights. The ability of a larger number of our stockholders to exercise their conversion rights may not allow us to consummate the most desirable business combination or optimize our capital structure.

When we seek stockholder approval of a business combination, we will offer each public stockholder (but not our existing stockholders with respect to any shares they owned prior to the consummation of this offering) the right to have his, her or its shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and consummated. Such holder must both vote against such business combination and then exercise his, her or its conversion rights to receive a pro rata share of the trust account. Unlike most other blank check offerings which have a 20% threshold, we allow up to approximately 29.99% of our public stockholders to exercise their conversion rights. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. In the event that the acquisition involves the issuance of our stock as consideration, we may be required to issue a higher percentage of our stock to make up for a shortfall in funds. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business combination available to us.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

Our amended and restated certificate of incorporation provides that we will continue in existence only until twenty four months from the date of this prospectus. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure it makes reasonable provision for all claims against it, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after dissolution and, therefore, we do not intend to comply with those procedures. Because we will not be complying with those procedures, we are required, pursuant to Section 281 of the Delaware General Corporation Law, to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. We cannot assure you we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them and any liability of our stockholders may extend well beyond the third anniversary of such date. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us. In the event of our liquidation, we may have to adopt a plan to provide for the payment of claims that may potentially be brought against us, which could result in the per-share liquidation amount to our stockholders being significantly less than $7.84.

Our placing of funds in the trust account may not protect those funds from third party claims against us.

Third party claims may include contingent or conditional claims and claims of directors and officers entitled to indemnification under our amended and restated certificate of incorporation. We intend to pay any claims, to the extent sufficient to do so, from our funds not held in trust. Although we will seek to have all vendors, service providers and prospective target businesses or other entities with which we execute agreements waive any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements. Even if they execute such agreements, they could bring claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a cla im against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims.

Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and not seek recourse against the trust account for any reason. Accordingly, the proceeds held in the trust account could be subject to claims that would take priority over the claims of our public stockholders and the per-share liquidation p rice could be less than the $7.84 per share held in the trust account, plus interest (net of taxes payable, which taxes shall be paid from the trust account), due to claims of such creditors. If we are unable to complete a business combination and liquidate the company, our sponsor will be liable if we did not obtain a valid and enforceable waiver from any vendor, service provider, prospective target business or other entity of any rights or claims to the trust account, to the extent necessary to ensure that such claims do not reduce the amount in the trust account. As further assurance, the managing members of our sponsor have agreed to jointly and severally indemnify the trust in the event the sponsor is unable to comply with its indemnification obligations. Although we have a fiduciary obligation to pursue our sponsor and Messrs. Pratt and Swets to enforce their indemnification obligations, and intend to pursue such actions as and when we deem appropriate, we cannot assure you that our sponsor or its mana ging members will be able to satisfy those obligations. The indemnification provisions are set forth in insider letters executed by our sponsor and its managing members. The insider letter specifically sets forth that in the event we obtain a valid and enforceable waiver of any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our stockholders from a vendor, service provider, prospective target business or other entity, the indemnification from our sponsor and its managing members will not be available.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account we cannot assure you we will be able to return to our public stockholders the liquidation amounts due them.

In certain circumstances, our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing itself and our company to claims of punitive damages.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after the termination of our existence by operation of law, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, thereby exposing itself and our company to clai ms of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

If the net proceeds of this offering not being placed in the trust account together with interest earned on the trust account available to us are insufficient to allow us to operate for at least the next 24 months, we may not be able to complete a business combination.

We currently believe that, upon consummation of this offering, the funds available to us outside of the trust account together with up to $1,200,000 of interest earned on the trust account that may be released to us will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Based upon the experience of the members of our board and consultation with them regarding a reasonable budget for consummating a transaction of this kind and nature, and a review of budgets publicly disclosed by blank-check companies, we determined that this was an appropriate approximation of the expenses. If costs are higher than expected we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, any potential target acquisitions. In such event, we would need to obtain additional funds from our initial stockholders or another source to co ntinue operating. Of the $100,000 not held in the trust account, plus the $1,200,000 of net interest income, we anticipate that up to $295,000 will be reserved for working capital purposes. We could use a portion of these funds to pay due diligence costs in connection with a potential business combination or to pay fees to consultants to assist us with our search for a target acquisition. We could also use a portion of these funds as a down payment, “reverse break-up fee” (a provision in a merger agreement designed to compensate the target for any breach by the buyer which results in a failure to close the transaction), or to fund a “no-shop” provision (a provision in letters of intent designed to keep target acquisitions from “shopping” around for transactions with others on terms more favorable to such target acquisitions) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into suc h a letter of intent where we paid for the right to receive exclusivity from a target acquisition and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise) or if we agree to a reverse break-up fee and subsequently were required to pay such fee as a result of our breach of the merger agreement, we might not have sufficient funds to continue searching for, or conduct due diligence with respect to any other potential target acquisitions. In such event, we would need to obtain additional funds from our initial stockholders or another source to continue operations.

Our current officers and directors may resign upon consummation of a business combination.

Upon consummation of a business combination, the role of our existing officers and directors in the target business cannot presently be fully ascertained. While it is possible that one or more of our existing officers and directors will remain in senior management or as directors following a business combination, we may employ other personnel following the business combination. If we acquire a target business in an all cash transaction, it would be more likely that our existing officers and our directors would remain with us if they chose to do so. If a business combination were structured as a merger whereby the stockholders of the target company were to control the combined company, following a business combination, it may be less likely that our existing officers or directors would remain with the combined company unless it was negotiated as part of the transaction via the acquisition agreement, an employment agreement or other arrangement.

Negotiated retention of officers and directors after a business combination may create a conflict of interest.

If, as a condition to a potential business combination, our existing officers negotiate to be retained after the consummation of the business combination, such negotiations may result in a conflict of interest. The ability of such individuals to remain with us after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. In making the determination as to whether current management should remain with us following the business combination, we will analyze the experience and skill set of the target business’ management and negotiate as part of the business combination that our existing officers and directors remain if it is believed that it is in the best interests of the combined company after the consummation of the business combination. Although we intend to closely scrutinize any additional individuals we engage after a bus iness combination, we cannot assure you that our assessment of these individuals will prove to be correct.

There may be tax consequences associated with our acquisition, holding and disposition of target companies and assets.

We may incur significant taxes in connection with effecting acquisitions; holding, receiving payments from, and operating target companies and assets; and disposing of target companies and assets.

Because any target business with which we attempt to complete a business combination will be required to provide our stockholders with financial statements prepared in accordance with and reconciled to United States generally accepted accounting principles, the pool of prospective target businesses may be limited.

In accordance with the requirements of United States federal securities laws, in order to seek stockholder approval of a business combination, a proposed target business will be required to have certain financial statements which are prepared in accordance with, or which can be reconciled to U.S. generally accepted accounting principles and audited in accordance with U.S. generally accepted auditing standards. To the extent that a proposed target business does not have financial statements which have been prepared with, or which can be reconciled to, U.S. GAAP, and audited in accordance with U.S. generally accepted auditing standards, a likely possibility if we consider a business combination with a proposed target business operating in the international insurance industry, we will not be able to acquire that proposed target business. These financial statement requirements may limit the pool of potential target businesses.

We do not intend to establish an audit committee until consummation of a business combination.

We currently do not have an audit committee and do not intend to establish one prior to consummation of a business combination. Accordingly, there will not be a separate committee comprised of some members of our board of directors with specialized accounting and financial knowledge to meet, analyze and discuss solely financial matters concerning potential target businesses. This may have the result of a less comprehensive discussion among board members with accounting expertise about accounting and financial matters, as it would be expected to be only part of a larger discussion of a target business in a meeting of the entire board. Despite the lack of an audit committee, those members of the board of directors that would otherwise be on our audit committee will continue to analyze and investigate our potential target businesses as members of our board of directors. Furthermore, our entire board of directors is aware of the importance of the financial and accounting due diligence that must be conducted prior to any business combination and they intend to conduct a comprehensive accounting and financial analysis of any potential target business. Despite these assurances, the lack of an audit committee may prove to have a material impact on our analysis of potential target businesses which may harm our future operating prospects.

Because of our limited resources and the significant competition for business combination opportunities, including numerous companies with a business plan similar to ours, it may be more difficult for us to complete a business combination.

Based on publicly available information, approximately 110 similarly structured blank check companies have completed initial public offerings since August 2003, and numerous others have filed registration statements. Of these companies, only 28 companies have consummated a business combination, while 26 other companies have announced that they have entered into definitive agreements or letters of intent with respect to potential business combinations, but have not yet consummated such business combinations and another five will be liquidating. Accordingly, there are approximately 51 blank check companies with approximately $5.1 billion in the trust account that have filed registration statements and are or will be seeking to enter into a business combination. While some of these companies have specific industries in which they must identify a potential target business, a number of these companies may consummate a business combination in any industry and/or geographic location they choose. As a result, we may be subject to competition from these and other companies seeking to consummate a business combination within any of our target sectors, which, in turn, will result in an increased demand for privately-held companies in these industries. Because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time period. Further, the fact that only 54 of such companies have either consummated a business combination or entered into a definitive agreement for a business combination may indicate that there are fewer attractive target businesses available to such entities or that many privately-held target businesses are not inclined to enter into these types of transactions with publicly-held blank check companies like ours.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies, and other entities, domestic and international, competing for the type of businesses that we may intend to acquire. Many of these individuals and entities are well established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to the insurance industry. Many of these competitors possess greater technical, human and other resources, or more local industry knowledge, than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous target acquisitions that we could potentially acquire with the net proceeds of this offering, our ability to co mpete with respect to the acquisition of certain target acquisitions that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target acquisitions. Furthermore, the obligation we have to seek stockholder approval of a business combination may delay the consummation of a transaction. Additionally, our outstanding warrants and the future dilution they potentially represent may not be viewed favorably by certain target acquisitions. Also, our obligation to convert into cash the shares of common stock in certain instances may reduce the resources available for a business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination.

We cannot assure you we will be able to successfully compete for an attractive business combination. Additionally, because of this competition, we cannot assure you we will be able to effectuate a business combination within the prescribed time period. If we are unable to consummate a business combination within the prescribed time period, we will be forced to liquidate.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with an unidentified target acquisition, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K with the SEC upon consummation of this offering including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules, such as entitlement to all the interest earned on the funds deposited in the trust account. Because we are not subject to these rules, including Rule 419, our units will be immediately tradable and we have a longer period of time to complete a bu siness combination in certain circumstances than we would if we were subject to such rule.

Since we have not yet selected any target acquisition with which to complete a business combination, we are unable to currently ascertain the merits or risks of the business’ operations. Therefore, our ability to successfully effect a business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, including our officers, directors and others to source business transactions, some of whom may not continue with us following a business combination.

Because we have not yet identified a prospective target acquisition, investors in this offering currently have no basis to evaluate the possible merits or risks of the target acquisition. Although our management will evaluate the risks inherent in a particular target acquisition, we cannot assure you they will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a target acquisition. Except for the limitation that a target acquisition have a fair market value of at least 80% of our net assets held in the trust account (net of taxes and amounts disbursed for working capital purposes and other than the portion representing our underwriters’ deferred discount) at the time of the acquisition, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Investors will be relying on management’s ability to source business transactions, evaluate their merits, conduct or monitor diligence and conduct negotiations. Additionally, it is possible, following our initial acquisition, that uncertainties in assessing the value, strengths and potential profitability of, and identifying the extent of all weaknesses, risks, contingent and other liabilities (including environmental liabilities) of, acquisition or other transaction candidates could cause us not to realize the benefits anticipated to result from an acquisition. For a more complete discussion of our selection of a target acquisition, see the section below entitled “Proposed Business—Effecting a Business Combination—We Have Not Identified a Target Business.”

We may issue shares of our capital stock to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our amended and restated certificate of incorporation authorizes the issuance of up to 20,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), there will be 7,556,250 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares of common stock upon full exercise of our outstanding warrants and the unit purchase option granted to Pali Capital, Inc., the representative of the underwriters) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitment as of the effective date of the registration statement, we are likely to issue a substantial number of additional shares of our common or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•

may significantly reduce the equity interest of our stockholders;

•

may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to the holders of our common stock;

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will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and

•

may adversely affect prevailing market prices for our common stock.

For a more complete discussion of the possible structure of a business combination, see the section below entitled “Proposed Business—Effecting a Business Combination—We have Not Identified a Target Business.”

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition. Alternatively, we may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.

 Although we believe the net proceeds of this offering and the private placement will be sufficient to allow us to consummate a business combination, because we have not yet identified any prospective target acquisition to acquire, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and the private placement prove to be insufficient for any reason, we will be required to seek additional financing. We cannot assure you any additional financing will be available to us on acceptable terms, if at all. To the extent additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target acquisition candidate. In addition, it is possible we could use a portion of the funds not in the trust account to make a depos it, down payment or fund a “no-shop” provision with respect to a proposed business combination, although we do not have any current intention to do so. In the event we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), and if we have exhausted the limited recourse line of credit totaling $250,000 and made available to us by our sponsor, we may not have a sufficient amount of working capital available outside of the trust account to conduct due diligence and pay other expenses related to finding a suitable business combination without securing additional financing. If we are unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would liquidate the trust account, resulting in a loss of a portion of your investment.  Except for the limited recourse line of credit totaling $250,000, neither our sponsor nor any of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination. In the event we are able to secure financing, the incurrence of debt could result in:

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default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay our debt obligations;

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acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due, if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

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our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand;

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covenants that limit our ability to pay dividends on our common stock, to acquire capital assets or make additional acquisitions; and

•

our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

For a more complete discussion regarding the liquidation of our trust account if we cannot consummate a business combination, see “Proposed Business—Effecting a Business Combination—Liquidation if no Business Combination.”

We may in the future enter into joint venture arrangements, which are risky since our joint venture investments could be adversely affected by our lack of sole decision making authority, our reliance on a co-venturers’ financial condition and disputes between us and our co-venturer’s.

We may in the future co-invest with third parties through partnerships, joint ventures or other entities, acquiring non-controlling interests in or sharing responsibility for managing the affairs of a target business, partnership, joint venture or other entity. In such circumstances, we may not be in a position to exercise sole decision making authority regarding a target business, partnership, joint venture or other entity. Investments in partnerships, joint ventures or other entities may, under certain circumstances, involve risks not present were a third party not involved, including the possibility that partners or co-venturers might become insolvent or fail to fund their share of required capital contributions. Partners or co-venturers may have economic or other business interests or goals which are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such inve stments may also have the potential risk of impasses on decisions, such as a sale, because neither we nor the partner or co-venturer would have full control over the partnership or joint venture. Disputes between us and partners or co-venturers may result in litigation or arbitration that would increase our expenses and distract our officers and/or directors from focusing their time and effort on our business. Consequently, actions by, or disputes with, partners or co-venturers might result in subjecting assets owned by the partnership or joint venture to additional risk. We may also, in certain circumstances, be liable for the actions of our third party partners or co-venturers. For example, in the future we may agree to guarantee indebtedness incurred by a partnership, joint venture or other entity. Such a guarantee may be on a joint and several basis with our partner or co-venturer in which case we may be liable in the event such party defaults on its guaranty obligation.

We will have only limited ability to evaluate the management of the target business.

While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various operational issues which may adversely affect our operations.

Our officers and directors will allocate some portion of their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We do not intend to have any full time employees prior to the consummation of a business combination. Our executive officers and directors are currently employed by other entities and are not obligated to devote any specific number of hours to our affairs. If other entities require them to devote more substantial amounts of time to their business and affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. We cannot assure you that these conflicts will be resolved in our favor. For a discussion of potential conflicts of interest that you should be aware of see the section below entitled “Management—Conflicts of Interest”.

We may engage in a business combination with one or more target businesses that have relationships or are affiliated with our existing stockholders, directors or officers, which may raise potential conflicts.

Other than with respect to the business combination, we have not adopted a policy that expressly prohibits our directors, officers, securityholders or affiliates from having a direct or indirect pecuniary interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, we may engage in a business combination with one or more target businesses that have relationships or are affiliated (as defined in Rule 405 of the Securities Act) with our existing stockholders, directors or officers, which may raise potential conflicts. Also, the completion of a business combination between us and an entity owned by a business in which one of our directors or officers may have an interest could enhance their prospects for future bu siness from such client. To minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity that is affiliated with any of our existing stockholders unless we obtain an opinion from an unaffiliated, independent third party appraiser, which may or may not be an investment banking firm that is a member of the National Association of Securities Dealers, Inc., that the business combination is fair to our stockholders from a financial point of view. For a more detailed discussion of our management’s business affiliations and the potential conflicts of interest of which you should be aware, see the sections entitled “Management—Directors and Executive Officers” and “Transactions with Related Persons, Promoters and Certain Control Persons.”

Our officers and directors currently are, and may in the future become affiliated with additional entities that are, engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

None of our officers or directors have been or currently are a principal of, or affiliated or associated with, a blank check company. However, our officers and directors may in the future become affiliated with additional entities, including other “blank check” companies which may be engaged in activities similar to those intended to be conducted by us. Additionally, our officers and directors may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe fiduciary duties or other contractual obligations. Some of our officers and directors have pre-existing fiduciary obligations to other businesses of which they are officers, directors or advisors.  As set forth below, to the extent they identify business opportunities which may be suitable for the entities to which they owe a pre-existing fiduciary obligation, our officers and directors will honor those fiduci ary obligations. Accordingly, they are prohibited from presenting opportunities to us that otherwise may be attractive to us unless the entities to which they owe a pre-existing fiduciary obligation (and any successors to such entities) have declined to accept such opportunities.

Gordon Pratt, our Chairman, CEO and President is the Managing Director of Fund Management Group, LLC and Managing General Partner for Distribution Partners Investment Capital, L.P. Larry Swets, Jr., our Chief Financial Officer, Executive Vice President, Secretary, Treasurer and a Director, is the managing director of Itasca Financial, LLC, an advisory firm to insurance companies and financials service firms, many of whose clients are in the insurance industry. In addition, Mr. Swets is Managing Director of InsRisk Partners, LLC, which he founded in early 2007. InsRisk manages private funds for investment in insurance-focused securities.  Since 2000, Thomas Sargent, one of our directors, has been a principal at Bradley, Foster & Sargent, Inc., a Connecticut based investment management firm. In May 2007, Mr. Sargent also became a partner of Tennant Capital Fund, L.P., a private equity fund focused on making investments in the insurance industry.  James Zuhlke, one of our directors, is a director of Southern Eagle Insurance Company. John Petry, our special advisor, is a partner at Gotham Capital, a value and special situation hedge fund, and a partner of Gotham Asset Management, a multi-manager investment partnership. Messrs. Pratt, Swets, Sargent, Zuhlke and Petry have a pre-existing fiduciary duty to each of these companies and may not present opportunities to us that otherwise may be attractive to us unless these entities have declined to accept such opportunities. Furthermore, we will not enter into a business combination with any operating company with which we or any of our officers, directors, special advisors or affiliates have, in any capacity since our formation, engaged in discussions and negotiations with an intent to acquire such company.

Our existing stockholders currently own shares of our common stock and thus may influence certain actions requiring a stockholder vote.  Shares owned by our existing stockholders will not participate in the liquidation of the trust account and a conflict of interest may arise in determining whether a particular target acquisition is appropriate for a business combination.

Upon consummation of our offering (including any exercise of the over-allotment option, in whole or in part), our existing stockholders (including all of our officers and directors) will collectively own 20% of our issued and outstanding common stock (assuming they do not purchase units in this offering). This ownership interest, together with any other acquisitions of our shares of common stock (or warrants which are subsequently exercised), could allow the existing stockholders to influence the outcome of matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions after completion of our initial business combination. The interests of our existing stockholders and your interests may not always align and taking actions which require approval of a majority of our stockholders, such as selling our company, may be more difficult to accomplish.

Our existing stockholders have waived their right to receive distributions with respect to those shares of common stock upon the liquidation of the trust account if we are unable to consummate a business combination. Additionally, our sponsor has agreed to purchase 1,250,000 warrants directly from us in a private placement transaction prior to the consummation of the offering at a purchase price of $1.00 per warrant for a total purchase price of $1,250,000. The shares of common stock acquired prior to this offering and any warrants owned by our sponsor will be worthless if we do not consummate a business combination. The personal and financial interests of our officers and our directors, who control and own our sponsor, may influence their motivation in timely identifying and selecting a target acquisition and completing a business combination. Consequently, our officers’ discretion, and the discretion of our directors, in identifying and selecting a suitable target acquisition may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest and as a result of such conflicts management may choose a target acquisition that is not in the best interests of our stockholders.

The requirement that we complete a business combination by          , 2009 [24 months from the date of this prospectus] may give potential target businesses leverage over us in negotiating a business combination.

We will liquidate and promptly distribute only to our public stockholders the amount in our trust account (subject to our obligations under Delaware law for claims of creditors) plus any remaining net assets if we do not effect a business combination by            , 2009 [24 months from the date of this prospectus]. Any potential target business with which we enter into negotiations concerning a business combination will be aware of this requirement. Consequently, such target businesses may obtain leverage over us in negotiating a business combination, knowing that if we do not complete a business combination with that particular target business, we may be unable to complete a business combination with any target business. This risk will increase as we get closer to the time limits referenced above.

The requirement that we complete a business combination by          , 2009 [24 months from the date of this prospectus] may motivate our officers and directors to approve a business combination during that time period so that they may get their out-of-pocket expenses reimbursed.

Each of our officers and directors may receive reimbursement for out-of-pocket expenses incurred by him in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. The funds for such reimbursement will be provided from the money not held in trust. In the event that we do not effect a business combination by            , 2009 [24 months from the date of this prospectus], then any expenses incurred by such individuals in excess of the money being held outside of the trust account will not be repaid as we will liquidate at such time. On the other hand, if we complete a business combination within such time period, those expenses will be repaid by the target business. Consequently, our officers, who are also our directors, may have an incentive to complete a business combination other than ju st what is in the best interest of our stockholders.

None of our officers or directors, or any of their affiliates, has ever been associated with a blank check company and such lack of experience could adversely affect our ability to consummate a business combination.

None of our officers or directors, or any of their affiliates, has ever been associated with a blank check company. Accordingly, you may not have sufficient information with which to evaluate the ability of our management team to identify and complete a business combination using the proceeds of this offering. Our management’s lack of experience in operating a blank check company could adversely affect our ability to consummate a business combination and could result in our having to liquidate our trust account. If we liquidate, our public stockholders could receive less than the amount they paid for our securities, causing them to incur significant financial losses.

Initially, we may only be able to complete one business combination, which will cause us to be solely dependent on a single asset or property.

The net proceeds from this offering and the private placement (excluding $1,080,000 held in the trust account which represents deferred underwriting discounts and commissions) will provide us with approximately $34,200,000 which will be held in the trust account and may be used by us to complete a business combination. We currently have no restrictions on our ability to seek additional funds through the sale of securities or through loans. As a consequence, we could seek to acquire a target business that has a fair market value significantly in excess of 80% of our net assets held in the trust account (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing a portion of the underwriters’ discount). Although as of the date of this prospectus we have not engaged or retained, had any discussions with, or entered into any agreements with, any third party regarding any suc h potential financing transactions, we could seek to fund such a business combination by raising additional funds through the sale of our securities or through loan arrangements.

However, if we were to seek such additional funds, any such arrangement would only be consummated simultaneously with our consummation of a business combination. Consequently, it is probable that we will have the ability to complete only a single business combination, although this may entail the simultaneous acquisitions of several assets or closely related operating businesses at the same time. However, should our management elect to pursue more than one acquisition of target businesses simultaneously, our management could encounter difficulties in consummating all or a portion of such acquisitions due to a lack of adequate resources, including the inability of management to devote sufficient time to the due diligence, negotiation and documentation of each acquisition. Furthermore, even if we complete the acquisition of more than one target business at substantially the same time, there can be no assurance that we will be able to int egrate the operations of such target businesses. Accordingly, the prospects for our ability to effect our business strategy may be:

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solely dependent upon the performance of a single business; or

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dependent upon the development or market acceptance of a single or limited number of products, processes or services.

In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Furthermore, since our business combination may entail the simultaneous acquisitions of several assets or operating businesses at the same time and may be with different sellers, we will need to convince such sellers to agree that the purchase of their assets or businesses is contingent upon the simultaneous closings of the other acquisitions.

If we redeem our public warrants, the insider warrants, which are non redeemable, could provide the purchasers thereof with the ability to realize a larger gain than the public warrant holders.

The warrants held by our public warrant holders may be called for redemption at any time after the warrants become exercisable:

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in whole and not in part;

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at a price of $.01 per warrant;

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upon not less than 30 days' prior written notice of redemption to each warrant holder;

 •

if, and only if, the last sale price of the common stock equals or exceeds $11.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

 In addition, we may not redeem the warrants (including those warrants to be sold to our sponsor in a private placement prior to this offering) unless the warrants comprising the units sold in this offering and the shares of common stock underlying those warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for the redemption. As a result of the insider warrants not being subject to the redemption features that our publicly-held warrants are subject to, holders of the insider warrants, or their permitted transferees, could realize a larger gain than our public warrant holders in the event we redeem our public warrants.

We could be liable for up to the amount of the purchase price of the insider warrants plus interest to our sponsor who will purchase the insider warrants in a private placement conducted concurrently with this offering.

We have agreed to sell in a private placement occurring immediately prior to the consummation of the offering 1,250,000 insider warrants to our sponsor. This private placement is being made in reliance on an exemption from registration under the Securities Act. This exemption requires that there be no general solicitation of investors with respect to the sales of the insider warrants. If this offering were deemed to be a general solicitation with respect to the insider warrants, the offer and sale of such securities would not be exempt from registration and the purchasers of those securities could have a right to rescind their purchases. Rescinding purchasers could seek to recover the purchase price paid, with interest, or if they no longer own the securities, to receive damages. The insider warrants purchase agreement contains provisions under which the purchasers waive any and all rights to assert present or future claims, including the righ t of rescission, against us with respect to their purchase of the insider warrants and agree to indemnify and hold us and the underwriters harmless from all losses, damages or expenses that relate to claims or proceedings brought against us or the underwriters by the purchasers of the insider warrants, although it is unclear whether these waivers and indemnifications would be enforceable.

Our sponsor and other existing stockholders paid an aggregate of $25,000, or approximately $0.022 per share, for their 1,125,000 shares of common stock issued and outstanding prior to this offering and the private placement (assuming the over-allotment is not exercised) and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to the investors in this offering. Our existing stockholders acquired their shares of common stock at a nominal price, significantly contributing to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 30% or $2.37 per share (the difference between the pro forma net tangible book value per share of $5.63, and the initial offering price of $8.00 per unit), not including the effect of certain offering costs for which payment is deferred until consummation of as business transaction and assuming the over-allotment option has not been exercised.

Our outstanding warrants may have an adverse effect on the market price of common stock and make it more difficult to effect a business combination.

In connection with this offering, we will be issuing warrants to purchase up to 4,500,000 shares of common stock. In addition, we (a) will sell to the sponsor warrants to purchase up to 1,250,000 shares of common stock immediately prior to consummation of this offering, (b) have agreed to issue up to an additional 675,000 warrants to purchase additional shares of common stock if the over-allotment option we granted to Pali Capital, Inc. is exercised in full and (c) have agreed to grant to Pali Capital, Inc. a unit purchase option to purchase up to 450,000 shares of common stock and warrants to purchase up to an additional 450,000 shares of common stock. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of a substantial number of additional shares of common stock upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target acquisition. Su ch securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares of common stock issued to complete the business combination. Therefore, our warrants may make it more difficult to effectuate a business combination or increase the cost of acquiring the target acquisition. Additionally, the sale, or even the possibility of sale, of the shares of common stock underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

A market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

Although we have applied to have our securities quoted on the OTC Bulletin Board, as of the date of this prospectus, there is currently no market for our securities. Prospective stockholders therefore have no access to information about prior trading history on which to base their investment decision. Once quoted on the OTC Bulletin Board, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established or sustained.

If our existing stockholders exercise their registration rights, and/or if Pali Capital, Inc. elects to exercise its unit purchase option, it may have an adverse effect on the market price of our common stock and the existence of the registration rights and the purchase option may make it more difficult to effect a business combination.

Our existing stockholders are entitled to require us to register the resale of their 1,293,750 shares of common stock (1,125,000 in the event the over-allotment option is not exercised) at any time after the date on which their shares of common stock are released from escrow, which, except in limited circumstances, will not be before one year from the consummation of a business combination. Further, prior to the consummation of the offering, the sponsor will purchase in a private placement 1,250,000 insider warrants that are identical to the warrants being sold in this offering, except that, among other things, such insider warrants will become freely tradable only after they are registered pursuant to a registration rights agreement to be signed on or before the date of this prospectus. If all of the insider warrants are exercised, there will be an additional 1,250,000 shares of our common stock eligible for trading in the public market.

In addition, we have agreed to sell to Pali Capital, Inc. a unit purchase option to purchase up to a total of 450,000 units. If this unit purchase option is exercised, and all of the underlying warrants are also exercised, there will be an additional 900,000 shares of our common stock eligible for trading in the public market. The presence of these additional numbers of securities eligible for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities as a result of the potential future effect their exercise may have on the trading market for our common stock.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination, or we may be required to incur additional expenses if we are unable to liquidate after the expiration of the allotted time periods.

We do not believe our anticipated principal activities will subject us to the Investment Company Act of 1940, as amended. Companies that fall within the definition of an “investment company”, as set forth in Section 3 of the Investment Company Act of 1940, as amended, and the regulations thereunder, which we refer to as the 1940 Act, are subject to registration and substantive regulation under the 1940 Act. Companies that are subject to the 1940 Act that do not become registered are normally required to liquidate and are precluded from entering into transactions or enforceable contracts other than as an incident to liquidation. The basic definition of an “investment company” in the 1940 Act and related SEC rules and interpretations includes a company (1) that is, proposes to be, or holds itself out as being engaged primarily in investing, reinvesting or trading in securities (Section 3(a)(1)(A) of the 1940 Act); or (2) that has more than 40% of its assets (exclusive of U.S. government securities and cash items) in “investment securities,” (Section 3(a)(1)(C) of the 1940 Act) or (3) that is a  47;special situation investment company” (such as a merchant bank or private equity fund).

In order not to be regulated as an investment company under the 1940 Act, unless we can qualify for an exclusion, we must ensure we are engaged primarily in an initial business other than investing, reinvesting or trading of securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities.” Our business will be to identify and consummate a business combination and thereafter to operate the acquired business or businesses for the long term. We do not plan to buy companies with a view to resale or profit from sale of the businesses. We do not plan to buy unrelated businesses or to be a passive investor. We do not believe our anticipated principal activities will subject us to the 1940 Act.

In order to avoid being deemed an “investment company”, the proceeds held in the trust account may be invested by the trust account agent only in United States “government securities” within the meaning of Section 2(a)(16) of the 1940 Act with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the 1940 Act. By restricting the investment of the proceeds to these instruments, we intend to avoid being deemed an investment company within the meaning of the 1940 Act. This offering is not intended for persons who are seeking a return on investments in government securities. The trust account and the purchase of government securities for the trust account is intended as a holding place for funds pending the earlier to occur of either: (i) the consummation of our primary business objective, which is a business combination, or (ii) absent a business combination, liquidation and return of the funds held in this trust account to our public stockholders. If we are deemed to be an investment company under the 1940 Act, we may be subject to certain restrictions that may make it more difficult for us to complete a business combination, including:

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additional expenses for which we have not budgeted.

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restrictions on the nature of our investments; and

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restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, which would require additional expenses for which we have not budgeted, including:

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registration as an investment company;

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adoption of a specific form of corporate structure; and

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reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

The determination of the offering price of our units is more arbitrary compared with the pricing of securities for an operating company in a particular industry.

The public offering price of the units and the terms of the warrants were negotiated between us and the representative of the underwriters. Factors considered in determining the prices and terms of the offering and the units, including the common stock and warrants underlying the units, include:

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the history and prospects of companies whose principal business is the acquisition of other companies;

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prior offerings of those companies;

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our prospects for acquiring an operating business at attractive values within our selected industry profile;

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our capital structure;

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an assessment of our management and their experience in identifying and managing operating companies;

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our belief that the aggregate gross proceeds raised in this offering will be sufficient to complete a desirable acquisition;

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general conditions of the securities markets at the time of the offering; and

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other factors as were deemed relevant.

 In consultation with our underwriters, we determined the size of this offering based on our beliefs concerning the capital that could be successfully raised given market conditions, our company’s business, our management team and other factors.  With an equity base equivalent to the net proceeds of this offering and the private placement, and with access to the revolving line of credit, we believe we will have the ability to consider a broad range of potential target businesses possessing the scale of operations and developed infrastructure that will allow us to execute a business plan which will leverage our skills and resources. The determination of the offering price of our units and the valuation accorded to our company is more arbitrary than the pricing of securities for, or valuation of, operating companies in general.

Our directors may not be considered “independent” and we thus may not have the benefit of independent directors examining our financial statements and the priority of expenses incurred on our behalf subject to reimbursement.

Our existing stockholders hold an aggregate of 1,293,750 shares of common stock (1,125,000 of which they purchased at our inception for a purchase price of approximately $0.022 per share and 168,750 of which were issued to them, pro rata, pursuant to a forward stock split payable as a dividend declared as of August 13, 2007), which is significantly lower than the offering price. No salary or other compensation will be paid to our officers or directors for services rendered by them on our behalf prior to or in connection with a business combination. Although we believe that three (3) of the members of our board of directors are “independent” under the rules of the Nasdaq Stock Market, because our directors may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, it is likely that state securities administrators would take the position that we do not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Additionally, there is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other tha n our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not any directors are deemed to be “independent,” we cannot assure you that this will actually be the case. If actions are taken or expenses are incurred that are actually not in our best interests, it could have a material adverse effect on our business and operations and the price of our stock held by the public stockholders.

We may not obtain an opinion from an unaffiliated third party as to the fair market value of the target acquisition or that the price we are paying for the business is fair to our stockholders.

We are not required to obtain an opinion from an unaffiliated third party that either the target acquisition we select has a fair market value in excess of 80% of our net assets held in the trust account (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing a portion of the underwriters’ discount) or that the price we are paying is fair to stockholders unless (i) our board is not able to independently determine that a target acquisition has a sufficient market value or (ii) there is a conflict of interest with respect to the transaction. If no opinion is obtained, our stockholders will be relying on the judgment or our board of directors.

We intend to have our securities quoted on the OTC Bulletin Board, which will limit the liquidity and price of our securities more than if our securities were quoted or listed on the Nasdaq Stock Market or a national exchange.

We anticipate our securities will be traded in the over-the-counter market. It is anticipated they will be quoted on the OTC Bulletin Board, an NASD-sponsored and operated inter-dealer automated quotation system for equity securities not included in the Nasdaq Stock Market. Quotation of our securities on the OTC Bulletin Board will limit the liquidity and price of our securities more than if our securities were quoted or listed on The Nasdaq Stock Market or a national exchange. Lack of liquidity will limit the price at which you may be able to sell our securities or your ability to sell our securities at all.

 Risks Related to Our Target Businesses

Compliance with governmental regulations and changes in laws and regulations and risks from investigations and legal proceedings could be costly and could adversely affect operating results.

The insurance industry is subject to regulation and intervention by governments throughout the world. A target business’ operations in the U.S. and internationally can be impacted by expected and unexpected changes in the legal and business environments in which we could operate, as well as the outcome of ongoing government and internal investigations and legal proceedings. Changes that could impact the legal environment include new legislation, new regulation, new policies, investigations and legal proceedings and new interpretations of the existing legal rules and regulations. In particular, additional restrictions on doing business in countries subject to sanctions, and changes in laws in countries identified by management for immediate focus. Changes that impact the business environment include changes in accounting standards, changes in tax laws or tax rates, the resolution of audits by various tax authorities, and the ability to ful ly utilize our tax loss carryforwards and tax credits. Compliance related issues could limit our ability to do business in certain countries. These changes could have a significant financial impact on our future operations and the way we conduct, or if we conduct, business in the affected countries.

We may not be able to obtain regulatory approvals in connection with a business combination in a timely manner, or at all. This delay or failure may result in additional expenditures of money and resources, jeopardize our efforts to consummate a business combination within required time periods and force us to liquidate.

Business combinations with insurance-related businesses are generally subject to significant regulatory requirements and consents. We will not be able to consummate a business combination with an insurance-related business without complying with applicable laws and regulations and obtaining required governmental consents.

Insurance laws and regulations of all 50 states of the United States and the District of Columbia generally require that, before a company can acquire with an insurance-related business domiciled in that jurisdiction, the acquiring company must obtain the prior approval of the insurance regulator of that jurisdiction. This typically applies where 10% or more of the shares of a domiciliary insurance company, either directly or through its holding company parent, are subject to transfer and, therefore, will likely affect business combinations we would contemplate. Laws applicable to insurers and reinsurers domiciled in Canada, Bermuda and the Cayman Islands are substantially similar to those in the U.S. and typically require the prior approval of the regulatory body exercising jurisdiction over insurers and reinsurers to any proposed change in control of such an insurer or reinsurer. Laws applicable to insurance business in the United Kingdom gi ve the Financial Services Authority Limited (FSA) jurisdiction over any proposed change of control of such insurance business. These laws may be triggered by a proposed change in ownership at a threshold as low as five (5%) percent, as is the case of the Cayman Islands’ insurance code.

Any regulatory obstacles in obtaining approval may result in additional expenditures or further reduce anticipated benefits of a business combination. New or additional requirements or limitations may also be imposed, which could delay or reduce the anticipated benefits of the business combination. These delays may jeopardize or postpone completion of the business combination in the required time period and may force us to dissolve and liquidate.

Each of our target businesses will be subject to extensive regulation, which may adversely affect our ability to achieve our business objectives. In addition, if a target business fails to comply with these regulations, it may be subject to penalties, including fines and suspensions, which could reduce our earnings significantly.

We will be subject to extensive regulation in the states and countries in which we operate. Most insurance regulations are designed to protect the interests of insurance policyholders, as opposed to the interests of stockholders. These regulations generally are administered by a department of insurance or similar regulatory authority and relate, among other things, to authorization to write lines of business, capital and surplus requirements, rate and policy form approvals, investment and underwriting limitations, affiliated transactions, dividend limitations, changes in control, solvency and a variety of other financial and non-financial aspects of an insurance business. Insurance regulators also conduct periodic examinations of the affairs of insurance companies and require the filing of annual and other reports relating to financial condition, holding company issues and other matters.

If we do not have the requisite licenses and approvals, or do not comply with the applicable regulatory requirements, insurance regulatory authorities could preclude or temporarily suspend us from carrying on some or all of our activities or otherwise penalize us.

The National Association of Insurance Commissioners, or the NAIC, has adopted a system to test the adequacy of statutory capital, known as “risk-based capital.” This system establishes the minimum amount of risk-based capital necessary for an insurance company to support its insurance business operations. Insurers falling below a calculated threshold may be subject to varying degrees of regulatory action, including supervision, rehabilitation or liquidation. Failure to maintain our risk-based capital at the required levels could adversely affect the ability to maintain regulatory authority to conduct an insurance business.

Changes in existing statutes, regulations and regulatory policies, as well as changes in the implementation of such statutes, regulations and regulatory policies, may affect the way a target business does business, its ability to sell new policies, products or services and its claims exposure on existing policies. State insurance regulators and the NAIC continually re-examine existing laws and regulations. These examinations may result in the enactment of laws and regulations, or the issuance of interpretations of existing laws and regulations, that may adversely affect an insurance-related business.

More restrictive laws, rules or regulations may be adopted in the future that could make compliance more difficult and/or expensive. Although the U.S. federal government generally does not directly regulate the insurance business, changes in federal legislation and administrative policies in several areas, including changes in the Gramm-Leach-Bliley Act of 1999, financial services regulation and federal taxation, could significantly harm the insurance industry and us. Specifically, recently adopted federal financial services modernization legislation addressing privacy issues, among other matters, is expected to lead to additional federal regulation of the insurance industry in the coming years, which could result in increased expenses or restrictions on a target business’ operations.

If we fail to properly evaluate the financial position and reserves of a target business with which we enter into a business combination, our losses and benefits from the operation of that business may exceed our loss and benefit reserves, which could have a significantly adverse effect on our results of operations.

If we enter into a business combination with a target business, our ability to operate that business will depend on our accurate assessment of the financial position and reserves of, and the risks underwritten by, the target business. Reserves are actuarial and statistical projections at a given point in time of what any insurance or reinsurance company ultimately expects to pay on claims and benefits, based on facts and circumstances then known, predictions of future events, estimates of future trends in claim frequency and severity, mortality, morbidity and other variable factors such as inflation. If we fail to assess accurately the risks underwritten by a target business or if our evaluation of the target business’s reserves is incorrect, the reserves may be inadequate to cover losses and we may be unable to operate the target business profitably. If our actual claims experience is less favorable after the business combination than ou r underlying assumptions prior to the acquisition of the target business, we may be unable to operate the business on a sound financial basis.

In addition, the actual losses and benefits experienced by any target company we may acquire may deviate, perhaps substantially, from the reserve estimates contained in its financial statements. Although we will conduct due diligence on the transactions that the target business has underwritten, we cannot assure you that this evaluation will be borne out by events and, if they are not, our future financial position and results of operations could fail to achieve their anticipated levels.

In addition, as industry practices and legal, judicial and social conditions change, unexpected issues related to claims and coverage may emerge. These issues may either extend coverage beyond the period which we intended or increase the number or size of claims. In some instances, these changes may not manifest themselves until many years after we enter into contracts affected by these changes. As a result, we may not be able to ascertain the full extent of our liabilities under contracts for many years following the issuance of the contracts.

If we determine that our reserves are inadequate, we will increase our reserves with a corresponding reduction in net income for the period in which the deficiency was identified.

A downgrade in the claims paying and financial strength ratings of a target business may cause significant declines in its revenues and earnings.

If we enter into a business combination with an insurance company, our financial strength will be monitored by regulatory authorities and private companies, such as A.M. Best. Claims paying and financial strength ratings have become an increasingly important factor in establishing the competitive position of insurance companies. A.M. Best focuses on balance sheet strength (including capital adequacy and loss expense reserve adequacy), operating performance and business profile. A reduction in a target business’ performance under these criteria could result in a downgrade of its A.M. Best rating. Any downgrade of this rating could cause any brokers, agents, retail brokers or insureds with whom a target business works to choose other, more highly rated competitors, which could cause significant declines in the revenues and earnings of the target business. A ratings downgrade could also increase the cost or reduce the availability of reinsur ance to the target company.

Changes in market interest rates or in the equity security markets may impair the performance of a target business’ investments, the sales of its investment products and issuers of securities held in the portfolio of the target business.

A target insurance business will depend on income from its investment portfolio for a significant portion of its revenues and earnings. The performance of a target business’ investment portfolio depends in part upon the level of interest rates, equity security prices, real estate values, the performance of the economy generally, the performance of issuers of securities held in the portfolio of the target business and other factors that are beyond a target business’ control. Changes in these factors may impair a target business’ net investment income and, thus, reduce or eliminate our profitability.

In addition, a target business may face significant liquidity risk if the maturity and the duration of its investment portfolio are not correlated with the liquidity requirements of its liabilities. To the extent that a target business is unsuccessful in correlating its investment portfolio with its expected liabilities, a target business may be forced to liquidate investments at times and prices that are not optimal, which could harm the performance of its investment portfolio.

If we effect a business combination with a life insurance or annuity company, then the target business would be exposed to the risk that changes in interest rates may reduce the “spread,” or the difference between the amounts that it is required to pay under the contracts in its general account, principally traditional whole life insurance, fixed annuities and guaranteed investment contracts, and the rate of return it is able to earn on general account investments to support obligations under the contracts. A reduction of its spread due to changes in interest rates or equity security markets may reduce or eliminate a target life insurance and/or annuity business’ profitability.

If our target business’ established reserves for insurance claims are insufficient, its earnings may be reduced or it could suffer losses.

In accordance with insurance industry practice and accounting and regulatory requirements, the target business must establish and maintain reserves for claims and claims expenses related to any risk-bearing insurance businesses in which it engages. Reserves do not represent an exact calculation of liability, but instead represent estimates, generally using actuarial projection techniques at a given accounting date. These reserve estimates are based on an assessment of facts and circumstances then known, a review of historical settlement patterns, development in the frequency, severity and pattern of claims between the estimated and actual amounts, judicial trends, regulatory changes and inflation and foreign currency fluctuations. In the case of life insurance and annuity companies, reserves for future benefits and claims are based on a number of factors, including mortality rates, expected claims, policy persistency, future premium amounts and rates of return on investments. Because the establishment of claims reserves is an inherently uncertain process involving estimates, ultimate losses may exceed claims reserves, which would reduce the earnings of any acquired business and could cause us to incur losses.

If a target business is engaged in insurance brokerage, a reduction in insurance premium rates and commission rates may have an adverse effect on its operations and profits.

Insurance brokers typically derive a significant part of their revenues from commissions on insurance products brokered. Insurance brokers have no control over the insurance premium rates on which these commissions are based, and revenues may be adversely affected by a reduction in rates. In addition, insurance brokers’ commission revenues could also be reduced by a decrease in the commission rates that insurance companies pay for the sale of their products. Historically, premium rates have been cyclical, varying widely based on market conditions, including the underwriting capacity of insurance companies, earnings by insurance companies on their investment portfolios and competition in the marketplace. Health care premiums and commissions may also be affected by a slowing economy as employers seek ways to minimize employee benefits costs and reduce the size of their workforce. A period of decreasing premium rates may reduce insurance bro kers’ profitability.

Geopolitical and International Environment Risks

International and political events could adversely affect our results of operations and financial condition.

A significant portion of our post business combination revenue may be derived from non-United States operations, which exposes us to risks inherent in doing business in each of the countries in which we transact business. The occurrence of any of the risks described below could have a material adverse effect on our results of operations and financial condition.

Operations in countries other than the United States are subject to various risks peculiar to each country. With respect to any particular country, these risks may include:

•

expropriation and nationalization of our assets in that country;

•

political and economic instability;

•

civil unrest, acts of terrorism, force majeure, war, or other armed conflict;

•

natural disasters, including those related to earthquakes and flooding;

•

inflation;

•

currency fluctuations, devaluations, and conversion restrictions;

•

confiscatory taxation or other adverse tax policies;

•

governmental activities that limit or disrupt markets, restrict payments, or limit the movement of funds;

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governmental activities that may result in the deprivation of contract rights; and

•

governmental activities that may result in the inability to obtain or retain licenses required for operation.

Due to the unsettled political conditions in many countries in which we may operate, our revenue and profits are subject to the adverse consequences of war, the effects of terrorism, civil unrest, strikes, currency controls, and governmental actions. Our facilities and our employees could come under threat of attack in some countries where we may operate. In addition, we may become subject to the risk related to loss of life of our personnel and our subcontractors in these areas. We are also subject to the risks that our employees, joint venture partners, and agents outside of the United States may fail to comply with applicable laws.

We may effect a business combination with an entity organized under the laws of any state of the United States, Canada, Bermuda or the Cayman Islands, the United Kingdom, or other country outside the United States. Seeking to effect a business combination with an entity outside the United States could increase our costs, delay the business combination beyond the time period requirements described in this prospectus and, if completed, would expose us to the risks attendant to operating internationally.

Seeking to effect a business combination with an entity outside of the United States could expose us to increased costs and delay completion of the business combination. For example, a target company’s financial statements may be reported in accordance with the domiciliary country’s GAAP or in accordance with the domiciliary country’s statutory accounting requirements for insurance companies, rather than U.S. GAAP. Reconciling these financial statements to U.S. GAAP may be time-consuming and expensive. Moreover, the reconciliation process may not uncover all of the applicable accounting issues, which could, among other negative effects, expose our directors and officers to stockholder litigation, increase the potential for regulatory scrutiny of our accounting practices and cause us to restate previously announced financial results.

If we complete a business combination with a target company, including an insurance holding company, that operates outside the United States, we may be subject to risks relating to:

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deterioration of relations between the United States and such country and social unrest, political upheaval;

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currency exchange rate fluctuations and currency exchange controls;

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potentially adverse consequences in complying with foreign laws and regulations, including, but not limited to, more cumbersome corporate disclosure, governance and regulatory requirements, less protection for intellectual property rights or property rights in general, and restrictions in dividend payments;

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difficulties in staffing and managing foreign operations and in assimilating cultural and managerial differences; and

•

potentially adverse tax consequences, including, but not limited to, a more burdensome tax system, withholding taxes on income and capital gains, and termination or reduction of tax incentives.

Further, if we determine to change domiciles in connection with a business combination, the new jurisdiction’s laws will likely govern our business combination and future agreements, as well as our corporate governance, which may impede our ability to enforce our legal rights and result in a significant loss of business, business opportunities or capital.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Such forward-looking statements include statements regarding, among others, (a) our expectations about possible business combinations, (b) our growth strategies, (c) our future financing plans, and (d) our anticipated needs for working capital. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “approximate,” “estimate,” “believe,” “intend,” “plan,” “budget,” “could,” “forecast,” “might,” “predict,” “shall” or “project,” or the negative of these words or other variations on these words or comparable terminology. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found in this prospectus. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally. In light of these risks and uncertainties, the events anticipated in the forward-looking statements may or may not occur.

Forward-looking statements are based on our current expectations and assumptions regarding our business, potential target businesses, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore that you should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include changes in local, regional, national or global political, economic, business, competitive, market (supply and demand) and regulatory conditions and the following:

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our status as a development stage company;

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our liquidation prior to a business combination;

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the reduction of the proceeds held in the trust account due to third-party claims;

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our selection of a prospective target business or asset;

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our issuance of our capital shares or incurrence of debt to complete a business combination;

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our ability to consummate an attractive business combination due to our limited resources and the significant competition for business combination opportunities;

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conflicts of interest of our officers and directors;

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potential current or future affiliations of our officers and directors with competing businesses;

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our ability to obtain additional financing if necessary;

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the control by our existing stockholders of a substantial interest in us;

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the adverse effect the outstanding warrants and options may have on the market price of our common shares;

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the existence of registration rights with respect to the securities owned by our existing stockholders;

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the lack of a market for our securities;

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our being deemed an investment company;

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our dependence on our key personnel;

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our common stock becoming subject to the SEC’s penny stock rules;

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our dependence on a single company after our business combination;

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business and market outlook;

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our growth as a whole;

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our and our customers’ business strategies;

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environmental, permitting and other regulatory risks;

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foreign currency fluctuations and overall political risk in foreign jurisdictions;

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operating and capital expenditures by us and the insurance industry;

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our competitive position;

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outcomes of legal proceedings;

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expected results of operations and/or financial position;

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future effective tax rates; and

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compliance with applicable laws.

These risks and others described under “Risk Factors” are not exhaustive.

Any forward-looking statement made by us in this prospectus speaks only as of the date on which we make it, and is expressly qualified in its entirety by the foregoing cautionary statements. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS

We estimate that the net proceeds of this offering will be as set forth in the following table:

	Without Over-Allotment Option	Over-Allotment Option Exercised

Offering gross proceeds	$36,000,000	$41,400,000
Proceeds from sale of insider warrants	1,250,000	1,250,000
Total gross proceeds	$37,250,000	$42,650,000
Offering expenses(1)
Underwriting discount(2)	2,520,000	2,898,000
Legal fees and expenses(3)	250,000	250,000
Printing and engraving expenses	75,000	75,000
Accounting fees and expenses	50,000	50,000
SEC registration fee	2,445	2,445
NASD registration fee	8,465	8,465
Miscellaneous expenses	44,090	44,090
Total offering expenses	$2,950,000	$3,328,000
Net proceeds from offering and from sale of insider warrants	$34,300,000	$39,322,000
Net offering proceeds not held in trust	100,000	100,000
Net proceeds from offering and from sale of insider warrants held in the trust account for our benefit	$34,200,000	$39,222,000
Deferred underwriting discounts held in trust	1,080,000	1,242,000
Total amounts in trust	$35,280,000	$40,464,000
Percentage of offering gross proceeds in trust	98.0%	97.7%

	Amount	Percentage

Use of net proceeds not held in the trust account and up to $1,200,000 of post tax interest income earned on the trust account that may be released to us
Legal, accounting, investment banking and other expenses attendant to the due diligence investigations structuring and negotiation of a business combination	$500,000	38.5%
Due diligence of prospective target businesses	250,000	19.2%
Legal and accounting fees relating to SEC reporting obligations	75,000	5.8%
Administrative fees ($7,500 per month for 24 months)	180,000	13.8%
Working capital, director and officer liability insurance premiums and reserves (including potential deposits, down payments or funding of a “no shop” provision in connection with a particular business combination and liquidation obligations and reserves, if any)	295,000	22.7%
Total(4)	$1,300,000	100.0%

——————

(1)

A portion of the offering expenses, including the SEC registration fee and NASD filing fee, has been paid from the $100,000 loan from our sponsor, as further described below. These funds will be repaid out of the net proceeds of this offering not being deposited in the trust account upon consummation of this offering.

(2)

Consists of an underwriting discount of 7% of the gross proceeds of this offering (including any units sold to cover over-allotments), including 3%, or $1,080,000 to be held in the trust account ($1,242,000 if the underwriter’s over-allotment option is exercised in full), until consummation of a business combination. Upon the consummation of a business combination, such deferred discount shall be released to the underwriters out of the gross proceeds of this offering held in the trust account at Deutsche Bank Trust Company Americas, maintained by Continental Stock Transfer & Trust Company acting as trustee. The underwriters will not be entitled to any interest accrued on the deferred discount.

(3)

A portion of the legal fees payable to Ellenoff Grossman & Schole LLP, our legal counsel, has been deferred and is contingent on our consummating a business combination.

(4)

The amount of proceeds not held in the trust account will remain constant at $1,300,000 (the initial $100,000 after the offering plus up to $1,200,000 net interest income from the trust account) even if the over-allotment is exercised. We currently estimate that we would require up to $15,000 should our corporate existence cease to exist on             , 2009 [24 months from the date of this prospectus] to liquidate the company in the event we do not consummate a business combination. We will be permitted to seek disbursements from the trust account of interest income, net of taxes payable on all interest income earned on the trust account, up to an aggregate of $1,200,000 for working capital purposes.

Of the net proceeds of this offering, $32,950,000 (or $37,972,000 if the over-allotment option is exercised in full) plus $1,250,000 from the purchase of insider warrants, for an aggregate of $34,200,000 (or $39,222,000 if the over-allotment is exercised in full) will be placed in the trust account at Deutsche Bank Trust Company Americas, maintained by Continental Stock Transfer & Trust Company, New York, New York, as trustee. Additionally, $1,080,000 (or $1,242,000 if the underwriters’ over-allotment option is exercised in full) of the proceeds attributable to the underwriters’ discount will be deposited into such trust account for a total amount in the trust account of $35,280,000 (or $40,464,000 if the over-allotment is exercised in full). The proceeds will not be released from the trust account until the earlier of the completion of a business combination or as part of any liquidation of our trust account. To the extent the t rust account earns interest or we are deemed to have earned income in connection therewith, we will be permitted to seek disbursements from the trust account to pay any federal, state, local or franchise tax obligations related thereto. The proceeds held in the trust account may be used as consideration to pay the sellers of a target acquisition with which we complete a business combination (excluding the amount held in the trust account representing a portion of the underwriters’ discount). Any amounts not paid as consideration to the sellers of the target business will be used to finance our operations, which may include the target business(es) we acquired on the consummation of the business combination, to effect other acquisitions, or for working capital, as determined by our board of directors at that time. All amounts held in the trust account that are not converted to cash or released to us as interest income, net of income taxes, will be released on closing of our initial business combination wi th a target acquisition having a fair market value of at least 80% of our net assets (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing a portion of the underwriter’s discount) at the time of such business combination, subject to a majority of our public stockholders voting in favor of the business combination and less than 30% of the public stockholders voting against the business combination and electing their conversion rights. The 30% threshold is 20% in most similar entities. See “Risk Factors—Unlike most other blank check offerings, we allow up to approximately 29.99% of our public stockholders to exercise their conversion rights. The ability of a larger number of our stockholders to exercise their conversion rights may not allow us to consummate the most desirable business combination or optimize our capital structure.”

We have agreed to pay a monthly fee of $7,500 to Fund Management Group LLC, an affiliate of our sponsor, for general and administrative services, including but not limited to receptionist, secretarial and general office services. This agreement commences on the date of this prospectus and shall continue until the earliest to occur of: (i) the consummation of a business combination, (ii)               , 2009 [24 months from the date of this prospectus] and (iii) the date on which we cease our corporate existence in accordance with our amended and restated certificate of incorporation.

We intend to use the $100,000 of net proceeds not held in the trust account, plus $1,200,000 of interest income earned on the trust account, for due diligence, legal, accounting, fees and expenses of the acquisition including investment banking fees, and other expenses, including structuring and negotiating business combination, as well as a possible down payment, reverse break up fees (a provision in a merger agreement which requires a payment to the target company if the financing for an acquisition is not obtained), lock-up or “no-shop” provision (a provision in letters of intent designed to keep target acquisitions from “shopping” around for transactions with other companies on terms more favorable to such target acquisitions), if necessary, to bear the costs of liquidation if in the event we are unable to effect a business combination by              &nbs p;, 2009 [24 months from the date of this prospectus]. While we do not have any current intention to use these funds as a down payment or to fund a “no-shop” provision with respect to a particular proposed business combination, if we were to enter into such a letter of intent where we paid for the right to receive exclusivity from a target acquisition, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) and the exhaustion of the limited recourse line of credit totalling $250,000 and made available to us by our sponsor, could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, potential target acquisitions. In addition to the use of funds described above, we could also use a portion of these funds to pay fees to consultants to assist us with our search for a target acquisition. We believe that the interest income will be sufficient to cover the foregoing expenses.

To the extent that our capital stock or debt securities are used in whole or in part as consideration to effect a business combination, or in the event that indebtedness from third parties is used, in whole or in part, as consideration to effect a business combination, the proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance our operations. In the event that third party indebtedness is used as consideration, our officers and directors would not be personally liable for the repayment of such indebtedness.

We may not use all of the proceeds in the trust account in connection with a business combination, either because the consideration for the business combination is less than the proceeds in the trust account or because we finance a portion of the consideration with our capital stock or debt securities. In such event, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance our operations, which may include the target business(es) that we acquire on the business combination, to effect other acquisitions, or for working capital, as determined by our board of directors at that time. We may use these funds, among other things, for director and officer compensation, change-in-control payments or payments to affiliates, to finance the operations of the target acquisition, to make other acquisitions and to pursue our growth strategy.

In the event that third party indebtedness is used to pay a portion of the expenses of this offering, our sponsor would be liable for the repayment of such indebtedness. Our sponsor has advanced to us a total of $100,000, which was used to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fees, NASD registration fees, blue sky filing fees and legal and audit fees and expenses. The loan will be payable without interest on the earlier of April 1, 2008, or the consummation of this offering. The loan will be repaid out of the proceeds of this offering not held in trust.

The proceeds held in the trust account may be invested by the trust account agent only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. Although the rate of interest to be earned on the trust account will fluctuate through the duration of the trust account, and although we are unable to state the exact amount of time it will take to complete a business combination, we anticipate the interest that will accrue on the trust account, even at an interest rate of 4% (up to $1,200,000 interest income, net of taxes payable on all interest income earned on the trust account), during the time it will take to identify a target and complete an acquisition will be sufficient to fund our working capital requirements. While we cannot assure you the trust account will yield this rate, we believe such rate is representative of that which we may receive. By restricting the investment of the proceeds to these instruments, we intend to avoid being deemed an investment company within the meaning of the Investment Company Act of 1940. Notwithstanding our belief that we are not required to comply with the requirements of such act, we will not liquidate and distribute the trust account to holders of our common stock sold in this offering until after our existence terminates by operation of law on                , 2009 [24 months from the date of this prospectus] and, consequently, we may be deemed to be an investment company and thus required to comply with such act. The interest income derived from investment of these net proceeds during this period that is not otherwise returned to public stockholders who vote against a business combination will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed. We believe that, upon consummation of this offering, we will have sufficient available funds to operate for at least the next 24 months, assuming that a business combination is not consummated during that time.

We do not believe the fees and expenses for due diligence, legal, accounting, acquisition, down payment, lock-up or other activities related to this offering or our business combination will exceed $1,300,000 in the aggregate, comprised of $100,000 of net proceeds not held in the trust account plus up to $1,200,000 of net interest income. Based upon the experience of the members of our board and consultation with them regarding a reasonable budget for consummating a transaction of this kind and nature, and a review of budgets publicly disclosed by blank check companies, we determined this was an appropriate approximation of the expenses. If costs are higher than expected we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, any potential target acquisitions. In such case, we would need to obtain additional funds from our initial stockholders or another source to continue operations. Further, we may seek to acquire a target business with a fair market value significantly in excess of 80% of our net assets held in the trust account. In order to do so, we may seek to raise additional funds through a private offering of debt or equity securities, and the Company may effect a business combination using the proceeds of such offering rather than using the amounts held in the trust account. In the case of a business combination funded with assets other than the trust account assets, the proxy materials disclosing the business combination for which we would seek stockholder approval would disclose the terms of the financing as well and, we would seek stockholder approval of such financing as a separate proposal in the proxy materials in addition to, and contingent upon, stockholder approval of the proposed business combination. In the absence of a requirement by law or regulation, we would not seek separate stockholder approval of such financing inasmuch as the financing portion of any business combination would be disclosed in the proxy materials and would be a consideration of the stockholder approval process for the business combination under consideration. There are no prohibitions on our ability to raise funds privately or through loans that would allow us to acquire a company with a fair market value in an amount greater than 80% of the net assets held in the trust account at the time of the acquisition. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise.

We have agreed to pay a monthly fee of $7,500 to Fund Management Group LLC, an affiliate of our sponsor, for general and administrative services, including but not limited to receptionist, secretarial and general office services. This agreement commences on the date of this prospectus and shall continue until the earliest to occur of: (i) the consummation of a business combination, (ii)               , 2009 [24 months from the date of this prospectus] and (iii) the date on which we cease our corporate existence in accordance with our amended and restated certificate of incorporation. The only obligation for space as of the date of prospectus is with Fund Management Group LLC. No compensation of any kind (including finders, consulting or other similar fees) will be paid to any of our existing officers, directors or stockholders, or any of their affiliates, prior to, or for any services that they render in order to effectuate, or in connection with the consummation of the business combination. However, such persons will receive reimbursement, subject to board approval, for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target acquisitions, performing business due diligence on suitable target acquisitions and business combinations, as well as traveling to and from the offices, plants or similar locations of prospective target acquisitions to examine their operations. Reimbursement for such expenses will be paid by us out of the funds not held in the trust account and currently allocated in the above table to “Legal, accounting and other expenses,” “Due diligence of prospective target acquisitions” and “Working capital.” Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to t hose persons after a business combination.

A public stockholder (but not our existing stockholders with respect to any shares of our common stock owned by them immediately before this offering or underlying the insider warrants purchased in the private placement) will be entitled to receive funds from the trust account (including interest earned on such stockholder’s portion of the trust account, net of taxes payable and amounts disbursed for working capital purposes) only in the event of our liquidation of the trust account as part of our liquidation upon our failure to complete a business combination, or if such public stockholder converts his shares of common stock into cash in connection with a business combination that the public stockholder voted against and which we actually consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account. Existing stockholders, directors and officers are not entitled to conve rt any of their shares of common stock acquired prior to this offering, in this offering or after this offering into a pro rata share of the trust account.

Upon the consummation of a business combination, the underwriters will be entitled to receive that portion of the proceeds attributable to the underwriters’ discount held in the trust account excluding any accrued interest thereon. In the event that we are unable to consummate a business combination and the trustee is forced to liquidate the trust account, the underwriters have agreed that: (i) they will forfeit any rights or claims to such proceeds and any accrued interest thereon; and (ii) the proceeds attributable to the underwriters’ discount will be distributed on a pro-rata basis among the public stockholders along with any accrued interest thereon.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

At May 25, 2007, our net tangible book value was a deficiency of $38,060, or approximately $(0.03) per share of common stock. After giving effect to the sale of 4,500,000 shares of common stock included in the units, and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value (as decreased by the value of 1,349,550 shares of common stock which may be converted into cash) at May 25, 2007 would have been $24,067,860 or $5.63 per share, representing an immediate increase in net tangible book value of $5.66 per share to the existing stockholders and an immediate dilution of $2.37 per share or 30% to new investors not exercising their conversion rights.

For purposes of presentation, our pro forma net tangible book value after this offering is $10,580,472 less than it otherwise would have been because if we effect a business combination, the conversion rights of the public stockholders (but not our existing stockholders, nor any of our officers and directors to the extent that they purchase any shares of common stock in this offering or the aftermarket) may result in the conversion into cash of up to approximately 29.99% of the aggregate number of the shares of common stock sold in this offering at a per-share conversion price equal to the amount in the trust account as of two business days prior to the consummation of the proposed business combination, inclusive of any interest, divided by the number of shares of common stock sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units (actual dilution to investors may be significantly higher as a result of the exercise of the warrants):

Public offering price		$8.00
Net tangible book value before this offering	$(0.03)
Increase attributable to new investors		5.41
Pro forma net tangible book value after this offering		$5.63
Dilution to new investors		$2.37

The following table sets forth information with respect to our existing stockholders and the new investors:

	Shares Purchased			Total Consideration		Average Price Per Share
	Number		Percentage	Amount	Percentage

Existing stockholders	1,125,000	(1)	20.00%	$25,000	0.07%	$0.022
New investors	4,500,000		80.00%	36,000,000	99.93%	$8.000
	5,625,000		100%	$36,025000	100%

——————

(1)

Assumes the over-allotment option has not been exercised and an aggregate of 168,750 shares of common stock have been forfeited by our existing stockholders as a result thereof.

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering and private placement	$(38,060)
Net proceeds from this offering and sale of insider warrants	35,380,000
Offering costs paid in advance and excluded from net tangible book value before this offering	62,500
Less: Deferred underwriter’s fee paid upon consummation of a business combination(1)	(756,108)
Less: Proceeds from this offering and sale of insider warrants held in the trust account subject to conversion to cash ($7.84 x 1,349,550)	(10,580,472)
$24,067,860
Denominator:
Shares of common stock outstanding prior to this offering and after sale of insider warrants	1,125,000 (2)
Shares of common stock included in the units offered	4,500,000
Less: Shares of common stock subject to conversion (4,500,000 x 29.99%)	(1,349,550)
4,275,450

——————

(1)

For purposes of presentation, this table assumes that we have converted the maximum of 1,349,550 shares to cash in connection with our initial business combination, reducing the underwriter’s fee by $0.24 per share, or approximately $323,892. If no shares were converted to cash in connection with our initial business combination our pro forma net tangible book value would be reduced by $1,080,000 in respect of deferred underwriter’s fees.

(2)

Assumes the over-allotment option has not been exercised and an aggregate of 168,750 shares of common stock have been forfeited by our existing stockholders as a result thereof.

CAPITALIZATION

The following table sets forth our capitalization at May 25, 2007 and as adjusted to give effect to the sale of our units in this offering and the sale of insider warrants in the private placement, and the application of the estimated net proceeds derived from the sale of our units:

	May 25, 2007
	Actual	As Adjusted(1)

Notes payable to our sponsor(2)	$100,000	—
Underwriter Fee Payable(3)	—	756,108
Common Stock, $.0001 par value, -0- and, 1,349,550 shares which are subject to possible conversion, shares at conversion value(4)	0	10,580,472
Liabilities	$100,000	$11,336,580
Preferred stock, $.0001 par value, 1,000,000 shares of common stock authorized; none issued or outstanding	$—	—
Common stock, $.0001 par value, 20,000,000 shares of common stock authorized; 1,293,750 shares of common stock issued and outstanding; 5,625,000 shares of common stock issued and outstanding(5)	113	428	(6)
Additional paid in capital(7)	24,887	24,067,992
Deficit accumulated during the development stage	(560)	(560)
Total stockholders’ equity	$24,440	$24,067,860
Total capitalization	$124,440	$35,404,440

——————

(1)

Assumes full payment to the underwriters of the underwriters’ discount out of the proposed offering, and excludes the payment of $100 from Pali Capital, Inc. for its purchase option, proceeds from the sale of units under the purchase option and proceeds from exercise of any warrant.

(2)

Notes payable to our sponsor are payable on the earlier of April 1, 2008 or on the consummation of this offering with respect to the $100,000 loan.

(3)

For purposes of presentation, this table assumes that we have converted the maximum of 1,349,550 shares to cash in connection with our initial business combination, reducing the underwriter’s fee by $0.24 per share, or approximately $323,892. If no shares were converted to cash in connection with our initial business combination, the underwriter’s fee payable would be $1,080,000.

(4)

Includes 1,349,550 shares of common stock which are subject to possible conversion. If we consummate a business combination, the conversion rights afforded to our public stockholders (but not to our existing stockholders, nor to any of our officers and directors to the extent that they receive shares of common stock prior to this offering, or purchase any shares of common stock in this offering or the aftermarket) may result in the conversion into cash of up to approximately 29.99% of the aggregate number of shares of common stock sold in this offering at a per-share conversion price equal to the amount in the trust account, inclusive of any interest thereon (but net of taxes and amounts disbursed for working capital purposes), as of two business days prior to the proposed consummation of a business combination divided by the number of shares of common stock sold in this offering.

(5)

Our amended and restated certificate of incorporation authorizes the issuance of up to 20,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share.

(6)

Assumes the over-allotment option has not been exercised and an aggregate of 168,750 shares of common stock have been forfeited by our existing stockholders as a result thereof.

(7)

The as adjusted column includes $1,250,000 payable prior to the consummation of the offering from the purchase of the insider warrants.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We are a blank check company organized under the laws of the State of Delaware on May 22, 2007. We were formed to acquire, through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction, joint venture or other similar business combination, one or more operating businesses.

 Plan of Operation for the Next Twelve Months

We were organized for the purpose of effecting a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction, joint venture or other similar business combination with one or more domestic or international operating businesses. Our efforts for the next twelve months will focus on identifying a prospective target business. We will not be limited to a particular industry or to any geographic location, although we intend to focus our efforts on seeking a business combination with a company operating in or providing services to the insurance industry. We believe we can satisfy our cash requirements for the next 24 months with interest earned on the proceeds of the offering being held in trust, the $100,000 being held outside of the trust account and the $250,000 revolving line of credit. Prior to consummation of a business combination we do not anticipate the purchase or sale of any plant or significant equipment, nor do we expect significant changes in the number of employees.

We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt, or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

•

may significantly reduce the equity interest of our stockholders;

•

may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to the holders of our common stock;

•

will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and

•

may adversely affect prevailing market prices for our common stock.

Similarly, if we incur substantial debt, it could result in:

•

default and foreclosure on our assets if our operating cash flow after a business combination is insufficient to pay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that require the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;

•

our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•

covenants that limit our ability to acquire capital assets or make additional acquisitions;

•

our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding;

•

our inability to pay dividends on our common stock;

•

using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock, working capital, capital expenditures, acquisitions and other general corporate purposes;

•

limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•

increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•

limitations on our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes; and other disadvantages compared to our competitors who have less debt.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

We estimate that the net proceeds from the sale of the units in this offering and the sale of insider warrants in the private placement will be approximately $35,280,000 (or $40,464,000 if the underwriters’ over-allotment option is exercised in full), after giving effect to $100,000 of net proceeds not held in the trust account. This entire amount will be held in trust. We intend to use substantially all of the net proceeds of this offering and the private placement of insider warrants, including the funds held in the trust account, to effect a business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the remaining proceeds held in the trust account (excluding the amount held in the trust account representing a portion of the underwriters’ discount) as well as any other net proceeds not expended will be used to finance our operations, which may include th e operations of the target business(es) we acquire on the consummation of the business combination, to effect other acquisitions, or for working capital, as determined by our board of directors at that time.

We believe, upon consummation of this offering, the funds not held in trust, plus up to an aggregate of $1,200,000 in interest income on the trust account, net of taxes payable, which we will be permitted to withdraw from the trust account for working capital purposes, and including $250,000 available to us from a limited recourse line of credit described below, will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we will be using these funds for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target acquisitions, traveling to and from the property and asset locations that represent prospective target acquisitions, reviewing corporate, title, environmental, and financial documents and material agreements regarding prospective target acquisitions, selecting the tar get acquisition to acquire and structuring, negotiating and consummating the business combination. We anticipate we will incur approximately $250,000 of expenses for the due diligence and investigation of a target acquisition, $500,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiating of a business combination, including proxy solicitation, $180,000 for the office space lease and secretarial, general and administrative services ($7,500 per month for 24 months), $75,000 of expenses in legal and accounting fees relating to our SEC reporting obligations and $295,000 for general working capital that will be used for miscellaneous expenses and reserves, including potential deposits, down payments, funding of a “lock-up”, “no shop” or similar provision in connection with a particular business combination, reimbursement to officers, directors, special advisors and consultants and the cost of liquidation and distributio n of fund assets, which we currently estimate to be up to $15,000 if our corporate existence terminates on                 , 2009 [24 months from the date of this prospectus], and including approximately $150,000 for director and officer liability insurance premiums. We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us.

We believe there should be sufficient funds available either outside of the trust account, made available to us out of the net interest earned on the trust account and released to us as working capital, or under our limited recourse line of credit to fund the costs and expenses associated with our liquidation if our corporate existence terminates on             , 2009 [24 months from the date of this prospectus], although we cannot give any assurances thereof. Our sponsor has agreed to indemnify us for these expenses to the extent there are insufficient funds available from the proceeds not held in the trust account and interest released to us, as described above under “The Offering - Liquidation If No Business Combination.” As further assurance, the managing members have agreed to jointly and severally indemnify the trust in the event the sponsor is unable to comply with its indemnification obligations. Although we have a fiduciary obligation to pursue Messrs. Pratt and Swets to enforce their indemnification obligations, and intend to pursue such actions as and when we deem appropriate, there can be no assurance they will be able to satisfy those obligations, if required to do so.

We have agreed to pay a monthly fee of $7,500 to Fund Management Group LLC, an affiliate of our sponsor, for general and administrative services, including but not limited to receptionist, secretarial and general office services. This agreement commences on the date of this prospectus and shall continue until the earliest to occur of: (i) the consummation of a business combination, (ii)                   , 2009 [24 months from the date of this

prospectus] and (iii) the date on which we cease our corporate existence in accordance with our amended and restated certificate of incorporation. We believe, based on fees for similar services in the greater Farmington, Connecticut metropolitan area, that the fee charged by Fund Management Group LLC for services is at least as favorable as we could have obtained from an unaffiliated person.

As of the date of this prospectus, our sponsor has advanced an aggregate of $100,000 to us for payment of offering expenses on our behalf. The loan will be payable without interest on the earlier of April 1, 2008 or the consummation of this offering. The loan will be repaid out of the net proceeds not held in trust.

We have agreed to sell to Pali Capital, Inc., for $100, an option to purchase up to a total of 450,000 units. The sale of the option will be accounted for as a cost attributable to the proposed offering. Accordingly, there will be no net impact on our financial position or results of operations, except for the recording of the $100 proceeds from the sale. We have estimated, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $914,000, using an expected life of four years after the first anniversary of the effective date of this registration statement, volatility of 33.8%, and a risk-free rate of 4.82%. However, because our units do not have a trading history, the volatility assumption is based on information currently available to management. We believe the volatility estimate is a reasonable benchmark to use in estimating the expected volatility of our units. Although an expected life of four years was used in the calculation, if we do not consummate a business combination within the prescribed time period and we liquidate, the option will become worthless. For a more complete description of the purchase option, see the section appearing elsewhere in this prospectus entitled, “Underwriting—Purchase Option.”

FMG Investors LLC, our sponsor, has agreed to provide us with a limited recourse revolving line of credit under which we may have up to $250,000 of outstanding borrowings at any time. The revolving line of credit terminates upon the earlier of the completion of a business combination or the cessation of our corporate existence on                , 2009 [24 months from the date of this prospectus] (as such borrowings may be used to pay costs, expenses and claims in connection with any such dissolution and liquidation). The revolving line of credit bears interest and has no recourse against the funds in the trust account, which funds will be distributed to the public stockholders if we do not consummate a business combination within the requisite time periods. It is possible that we could use a portion of the borrowings under the limited recourse revolving line of c redit to make a deposit, down payment or fund a “no-shop” provision with respect to a particular proposed business combination. In the event we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available to pay expenses related to finding a suitable business combination without securing additional financing. If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate and dissolve.

The public warrants, the insider warrants, the underwriter’s unit purchase option and the warrants included in the underwriter’s unit purchase option, are not subject to net cash settlement in the event we are unable to maintain an effective 1933 Act registration statement. We must use best efforts to file and maintain the effectiveness of the registration statement for the warrants set forth above as well as the securities issuable upon exercise of the underwriter’s unit purchase option. Except for the insider warrants, all such warrants are only exercisable to the extent we are able to maintain such effectiveness. The unit purchase option (but not the underlying warrants), however, may be exercised by means of cashless exercise. We shall not be obligated to deliver any securities pursuant to the exercise of the unit purchase option unless the registration statement with respect to the securities underlying the unit purchase op tion is effective. If a holder of public warrants or the holder of the underwriter’s unit purchase option, or warrants underlying the underwriter’s unit purchase option, does not, or is not able to, exercise such warrants, underwriter’s unit purchase option or warrants underlying such underwriter’s unit purchase option, as applicable, such warrants, underwriter unit purchase option or underlying warrants, as applicable, will expire worthless. This expiration would result in such holders paying the full unit purchase price solely for the shares of common stock underlying such units. Since we are not required to net cash settle the warrants or the unit purchase option, liability classification is not required under EITF 00-19. We will therefore account for the warrants and the unit purchase option as equity.

PROPOSED BUSINESS

Introduction

We are a blank check company organized under the laws of the State of Delaware on May 22, 2007. We were formed to acquire, through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction, joint venture or other similar business combination, one or more operating businesses. Our efforts in identifying a prospective target business will not be limited to a particular industry or to any geographic location, although we intend to focus our efforts on seeking a business combination with a company operating in or providing services to the insurance industry. To date, our efforts have been limited to organizational activities. We do not have any specific business combination under consideration, nor have we had any discussions with any target business regarding a possible business combination.

We intend to focus our efforts on target businesses with one or more of the following characteristics:

•

Specialty focus, for example, by line of business, geography, product, distribution, or client base;

•

Record of growth and profitability;

•

Ability to operate in difficult, dislocated, or fragmented markets;

•

Business model and approach to building recurring revenue;

•

Ability to achieve incremental revenue or decrease costs from current core business;

•

Potential for greater economies or higher profitability through consolidation; or

•

Opportunity to deploy capital at appropriate rates of return in the current business plan.

Suitable companies operating in or providing services to the insurance industry may include:

•

Insurance companies, including property-casualty, life and health, reinsurance, and managed care companies;

•

Insurance distribution, including retail agent or brokerage, managing general agency, underwriting or program management, marketing or related distribution companies; and

•

Service providers, including claims management, medical cost management, underwriting information companies, and asset managers.

While we may or may not consummate our business combination with a company involved in the insurance industry, we believe that, given our management’s prior experience, this focus will provide us with the best opportunity to consummate a business combination. Our management team is experienced in sourcing, structuring, financing and consummating acquisitions, and has contacts and sources with public and private companies, private equity and venture funds, investment bankers, attorneys and accountants from which to generate substantial acquisition opportunities.

Messrs. Pratt and Swets have taken leading roles in numerous aspects of mergers, acquisitions, sales and divestitures, including identifying targets and buyers, structuring and negotiating transactions, conducting or overseeing due diligence and overseeing the completion of such transactions. To date, Mr. Pratt and Mr. Swets have taken the lead role as (or on behalf of) principals in completing more than 17 such transactions, including nine in which (i) they played the lead role in all aspects of the transaction and (ii) the transaction value was in excess of $33 million.

To date, our efforts have been limited to organizational activities. We do not have any specific business combination under consideration, nor have we had any discussions with any target business regarding a possible business combination. From the period prior to our formation through the date of this prospectus, there have been no communications or discussions between any of our officers and directors and any of their potential contacts or relationships regarding a potential business combination.

We have not conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates within any segment of the insurance industry, or the likelihood or probability of success of any proposed business combination. In addition, we have not compiled a database of entities that are suitable acquisition candidates. We cannot assure you that we will be able to locate a target business meeting the criteria described above in these segments or that we will be able to engage in a business combination with a target business on favorable terms. At the first meeting of the board of directors promptly following the closing of this offering, we intend to establish policies and procedures for seeking and evaluating appropriate business acquisition candidates. As part of our intended processes, we may create a contact database indicating the materials received by any potential target candidates, when such materials were evaluated, the parties primarily responsible for such evaluation and the reasons such candidate was either rejected or the issues that, upon initial evaluation, require further investigation. As the evaluation process progresses, numerous other factors, which are expected to vary with each potential candidate we evalu ate, are expected to be relevant to a final determination of whether to move forward with any particular acquisition candidate.

Management and Board Expertise

Our executive officers and directors have extensive experience in the insurance industry as managers, principals, advisors or directors of companies operating in or providing services to the insurance industry. In addition, they collectively comprise a formidable pool of expertise covering the key areas of the insurance industry, with experience in negotiating and structuring transactions in the areas in which we will attempt to compete. Prior to the consummation of a business combination, we intend to leverage the industry experience of our executive officers, including their extensive contacts, relationships and access to acquisition opportunities, by focusing our efforts on identifying a prospective target business or businesses in the insurance industry and negotiating the terms of such transaction.

By way of background, our Chairman, President and Chief Executive Officer Gordon G. Pratt has completed dozens of corporate finance advisory and investment transactions in the insurance industry. He began his career at The Chase Manhattan Bank, N.A. in 1986. While at Chase, among other duties, he co-invented a structured financial product for mutual insurance companies and expanded Chase’s efforts in insurance mergers, acquisitions, and merchant banking. Mr. Pratt’s clients included Kohlberg Kravis Roberts & Company, and he served as a lead senior debt underwriter for KKR’s purchase of American Re-Insurance Company in 1992, at the time the largest-ever leveraged buyout of an insurance company. Later that year he joined Conning & Company, then a privately-held investment bank, asset manager, and research company focused on the insurance industry. During his career at Conning, Mr. Pratt was promoted to Senior Vic e President and became a shareholder, private equity partner, and member of the operating committee. He was involved in all aspects of forming, managing, and investing the Conning Funds, which at that time totaled more than $430 million of private equity capital for investment in the insurance industry. Mr. Pratt has served on the boards of directors for a number of insurance businesses including: HealthRight, Inc. (managed care); Investors Insurance Holding Corp. (excess and surplus lines); Monroe Guaranty Companies, Inc. (commercial lines); Sagamore Financial Corporation (impaired risk life); and Stockton Holdings Ltd., (finite risk). In 1999, Mr. Pratt joined Hales & Company, an investment bank serving insurance and insurance distribution businesses as a partner and shareholder. He helped to start Hales’s New York office and launched Distribution Partners Investment Capital, L.P., a private equity fund focused on insurance distribution businesses. In July 2004, Mr. Pratt left Hales to join Willis Group, the global insurance broker, where he served until April of 2006. At Willis, he served as Senior Vice President, Corporate Finance and was in charge of the Group’s acquisitions and divestitures worldwide.

Mr. Pratt is Managing Director of Fund Management Group LLC and Managing General Partner for Distribution Partners. Fund Management Group specializes in managing investments in and providing advice to privately held insurance related businesses. Fund Management Group (i) manages Distribution Partners, (ii) makes direct private equity investments, and (iii) consults with privately-held companies and their boards of directors. Fund Management Group/Distribution Partners past and current portfolio companies include: Bertholon-Rowland Corp.; Calco Holdings Corporation; Distinguished Programs Holdings; Envoy Health; InsRisk Equity Fund, LP; Kibble & Prentice Holding Company; Pavlo, Weinberg & Associates; Reliant Pre-Pak, LLC; and Tri-City Holdings, Inc. Mr. Pratt is a director of Calco (California retail broker), and a former director of Bertholon-Rowland (New York program manager), Kibble & Prentice (Seattle retail broker), a nd Tri-City Holdings (national wholesaler).

Subsequent to the consummation of a business combination, we believe that the strengths of our officers and directors, particularly their extensive operations experience in the insurance industry, will be valuable with respect to operating any business we may acquire.

Effecting a Business Combination

General

We were formed to acquire, through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction, joint venture or other similar business combination, one or more operating businesses. Our efforts in identifying a prospective target business will not be limited to a particular industry or to any geographic location, although we intend to focus our efforts on seeking a business combination with a company operating in or providing services to the insurance industry. We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be applied generally toward effecting a business combination as de scribed in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations.

Subject to the requirement that our business combination must be with a target acquisition having a fair market value that is at least 80% of our net assets held in the trust account (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing a portion of the underwriters’ discount) at the time of such acquisition, there are no limitations on the type of investments we can make or the percentage of our total assets that may be invested in any one investment. Accordingly, other than the requirement that our business combination must be with a target acquisition having a fair market value that is at least 80% of our net assets held in the trust account (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing a portion of the underwriters’ discount) at the time of such acquisition, our investment p olicies may be changed from time to time at the discretion of our board of directors, without a vote of our stockholders. Additionally, no limits have been set on the concentration of investments in any location or product type.

We have not identified a target acquisition

To date, we have not selected any target acquisition on which to concentrate our search for a business combination. None of our officers, directors, promoters, special advisors or affiliates are currently engaged in any discussions, whether on our behalf or in any other capacity, with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset or stock acquisition or other similar business combination with us, nor were there any prior discussion regarding same, nor have we, nor any of the foregoing individuals or entities, been approached by any candidates (or representatives of any candidates) with respect to a possible acquisition transaction with us. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable target acquisition, nor have we engaged or retained any agent or other representative to identify or locat e an acquisition candidate. We have also not conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates. As a result, we cannot assure you we will be able to locate a target acquisition or that we will be able to engage in a business combination on favorable terms.

Subject to the limitation that a target acquisition have a fair market value of at least 80% of our net assets held in the trust account (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing a portion of the underwriters’ discount) at the time of the transaction, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective transaction candidate. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of any target acquisition with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable asset or property, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of such financially unstable prop erty or asset. Although our management will endeavor to evaluate the risks inherent in a particular target acquisition, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of target acquisitions

While we have not yet identified any candidates for a business combination, we believe that there are numerous acquisition candidates for us to target. Following the consummation of the offering, we expect to generate a list of potential target opportunities from a host of different sources. Target acquisitions will be brought to our attention by our officers and directors, through their network of joint venture partners and other industry relationships located in the United States and elsewhere that regularly, in the course of their daily business activities, see numerous varied opportunities. Target acquisitions may also be brought to our attention by such unaffiliated sources such as brokers or others as a result of being solicited by us through calls or mailings. Unaffiliated sources, such as brokers may also introduce us to target acquisitions they think we may be interested in on an unsolicited basis, since many of these sources will hav e read this prospectus and know what types of businesses we are targeting. In no event will any of our existing officers, directors or stockholders or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render, in order to effectuate the consummation of a business combination.

Selection of a target acquisition and structuring of a business combination

Subject to the requirement that our business combination must be with a target acquisition having a fair market value that is at least 80% of our net assets held in the trust account (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing a portion of the underwriters’ discount) at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting prospective target acquisitions. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target acquisitions. In evaluating a prospective target acquisition, our management will consider, among other factors, the following factors likely to affect the performance of the investment:

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earnings and growth potential;

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experience and skill of management and availability of additional personnel;

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capital requirements;

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competitive position;

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financial condition and results of operation;

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barriers to entry;

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stage of development of the products, processes or services;

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breadth of services offered;

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degree of current or potential market acceptance of the services;

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regulatory environment of the industry; and

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costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target acquisition, we will conduct an extensive due diligence review which will encompass, among other things, a review of all relevant financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties. We will also seek to have all owners of any prospective target acquisition execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. If any p rospective business or owner refused to execute such agreement, it is unlikely we would continue negotiations with such business or owner.

At the first meeting of the board of directors promptly following the closing of this offering, we intend to establish policies and procedures for seeking and evaluating appropriate business acquisition candidates. As part of our intended processes, we may create a contact database indicating the materials received by any potential target candidates, when such materials were evaluated, the parties primarily responsible for such evaluation and the reasons such candidate was either rejected or the issues that, upon initial evaluation, require further investigation. As the evaluation process progresses, numerous other factors, which are expected to vary with each potential candidate we evaluate, are expected to be relevant to a final determination of whether to move forward with any particular acquisition candidate.

In the case of all possible acquisitions, we will seek to determine whether the transaction is advisable and in the best interests of us and our stockholders. We believe it is possible that our attractiveness as a potential buyer of businesses may increase after the consummation of an initial transaction and there may or may not be additional acquisition opportunities as we grow and integrate our acquisitions. We may or may not make future acquisitions. Fundamentally, however, we believe that, following an initial transaction, we could learn of, identify and analyze acquisition targets in the same way after an initial transaction as we will before an initial transaction. To the extent we are able to identify multiple acquisition targets and options as to which business or assets to acquire as part of an initial transaction, we intend to seek to consummate the acquisition which is most attractive and provides the greatest opportunity for creati ng stockholder value. The determination of which entity is the most attractive would be based on our analysis of a variety of factors, including whether such acquisition would be in the best interests of our securityholders, the purchase price, the terms of the sale, the perceived quality of the assets and the likelihood that the transaction will close.

The time and costs required to select and evaluate a target acquisition and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target acquisition with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. While we may pay fees or compensation to third parties for their efforts in introducing us to a potential target business, in no event, however, will we pay any of our existing officers, directors or stockholders or any entity with which they are affiliated any finder’s fee or other compensation for services rendered to us or in connection with the consummation of the initial business combination.

Fair market value of target acquisition

The initial target acquisition that we acquire must have a fair market value equal to at least 80% of our net assets held in the trust account (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing a portion of the underwriters’ discount) at the time of such acquisition, subject to the conversion rights described below, although we may acquire a target acquisition whose fair market value significantly exceeds 80% of our net assets held in the trust account (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing a portion of the underwriters’ discount). To accomplish this, we may seek to raise additional funds through credit facilities or other secured financings or a private offering of debt or equity securities if such funds are required to consummate such a business combination, although we have not entered into any such fund raising arrangement and do not currently anticipate effecting such a financing other than in connection with the consummation of the business combination.

Prior to entering into an agreement for a target acquisition, the fair market value of such target acquisition will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board is not able to independently determine that the target acquisition has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent third party appraiser, which may or may not be an investment banking firm that is a member of the National Association of Securities Dealers, Inc., stating whether the fair market value meets the 80% of net assets held in the trust account threshold. If such an opinion is obtained, we anticipate distributing copies, or making a copy of such opinion available, to our stockholders. We will not be required to obtain an opinion from a third party as to the fair market value if our board of directors independently determines that the target acquisition complies with the 80% threshold unless there is a conflict of interest with respect to the transaction. Our officers and directors have experience evaluating target acquisitions based upon generally accepted financial standards and have performed such evaluations for transactions valued in the range contemplated by this offering. Satisfaction of the 80% threshold is determined by calculating the fair market value of what our stockholders receive in the business combination and comparing it to 80% of the net assets held in trust. Whether assets or stock of a target business is acquired, such assets or stock would be evaluated based upon generally accepted financial standards in order to determine if the fair market value of such assets or stock equals at least 80% of our net assets held in the trust account excluding taxes, amounts disbursed for working capital and the deferred portion of the underwriter’s compensation.

Possible lack of business diversification

Our business combination must be with a target acquisition which satisfies the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, we expect to have the ability to effect only a single business combination, although this process may entail the simultaneous acquisitions of several businesses. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business operation. Unlike other entities that may have the resources to complete several business combinations of entities or assets operating in multiple industries or multiple areas of a single industry, it is probable we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity or asset, our lack of diversification may:

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subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination; and

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result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

In the event we ultimately determine to simultaneously acquire several businesses or assets and such businesses or assets are owned by different sellers, we may need for each of such sellers to agree that our purchase of its business or assets is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the businesses or assets into a single operating business.

Limited ability to evaluate the target business’s management

Although we intend to closely scrutinize the incumbent management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment will prove to be correct. In addition, we cannot assure you that new members that join our management following a business combination will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty. While our current officers and directors may remain associated in senior management or advisory positions with us following a business combination, they may not devote their full time and efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with the company after the consummation of a business combin ation if they are able to negotiate employment or consulting agreements in connection with such business combination, which would be negotiated at the same time as the business combination negotiations are being conducted and which may be a term of the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, the ability of such individuals to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our officers and d irectors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement or replace the incumbent management of the target business. We cannot assure you that we will have the ability to recruit such managers, or that any such managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management, if any.

Opportunity for stockholder approval of business combination

Prior to the completion of our business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of a business combination, we will also submit to our stockholders for approval a proposal to amend our amended and restated certificate of incorporation to provide for our corporate life to continue perpetually following the consummation of such business combination. Any vote to extend the corporate life to continue perpetually following the consummation of a business combination will be taken only if the business combination is approved. We will only consummate a business combination if stockholders vote both in favor of such business combination and our amendment to extend our corporate life. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, as amended, which, among other matters, will include a description of the operations of the target business and, if applicable, historical financial statements of a target business.

In connection with the stockholder vote required to approve any business combination, our existing stockholders have agreed to vote all of their shares of common stock owned by them prior to this offering in accordance with a majority of the public stockholders who vote at the special or annual meeting called for the purpose of approving a business combination. For example, if the majority of public stockholders voting at the meeting, regardless of percent, vote to approve the business combination, our existing stockholders will vote all shares owned by them prior to this offering in favor of the business combination. Similarly, if the majority of public stockholders voting at the meeting, regardless of percent, vote against the business combination, our existing stockholders will vote all shares owned by them prior to this offering against the business combination. Our existing stockholders have also agreed that if they acquire shares of comm on stock in or following completion of this offering, they will vote all such acquired shares of common stock in favor of a business combination. We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 30% of the shares of common stock sold in this offering exercise their conversion rights. Voting against the business combination alone will not result in conversion of a stockholder’s shares of common stock into a pro rata share of the trust account. Such stockholder must have also exercised its conversion rights described below.

Upon the completion of our business combination, unless required by Delaware law, the federal securities laws, and the rules and regulations promulgated thereunder, or the rules and regulations of an exchange upon which our securities are listed, we do not presently intend to seek stockholder approval for any subsequent acquisitions.

Conversion rights

At the time we seek stockholder approval of any business combination, we will offer to each public stockholder (but not to our existing stockholders, nor to any of our officers and directors to the extent that they receive shares of common stock prior to this offering, or purchase any shares of common stock in this offering or the aftermarket) the right to have such stockholder’s shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Existing stockholders are not entitled to convert any of their shares of common stock acquired prior to this offering, in this offering or after this offering into a pro rata share of the trust account. The actual per-share conversion price will be equal to the amount in the trust account, which shall include $1,250,000 from the purchase of the insider warrants by our sponsor, inclusive of any interest (net of any taxes due on such interest and franchise taxes, which taxes shall be paid from the trust account, and amounts disbursed for working capital purposes, and calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares of common stock sold in this offering. Without taking into any account interest earned on the trust account or taxes payable on such interest, the initial per-share conversion price would be approximately $7.84 or $0.16 less than the per-unit offering price of $8.00. Because the initial per share conversion price is $7.84 per share (plus any interest net of taxes payable and amounts disbursed for working capital purposes), which may be lower than the market price of the common stock on the date of the conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights.

If a business combination is approved, stockholders that vote against the business combination and elect to convert their shares of common stock to cash will be entitled to receive their pro-rata portion of the $1,080,000 ($0.24 per share) of deferred underwriting discount held in the trust account.

An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Additionally, we may require public stockholders, whether they are a record holder or hold their shares in “street name,” to either tender their certificates to our transfer agent at any time through the vote on the business combination or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The proxy solicitation materials that we will furnish to stockholders in connection with the vote for any proposed bu siness combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Accordingly, a stockholder would have from the time we send out our proxy statement through the vote on the business combination to tender his shares if he wishes to seek to exercise his conversion rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the stockholder, whether or not he is a record holder or his shares are held in “street name,” in a matter of hours by simply contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for an average investor. However, because we do not have any control over this process, it may take significantly longer than we anticipated. Traditionally, in order to perfect conversion rights in connection with a blank check company’s business combination, a hold er could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to convert. After the business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the business combination during which he could monitor the price of the stock in the market. If the price rose above the conversion price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation. Thus, the conversion right, to which stockholders were aware they needed to commit before the stockholder meeting, would become a “put” right surviving past the consummation of the business combination until the converting holder delivered his certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a converting holder’s election to convert is irrevocable once the business combination is approved. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $35 and it would be up to the broker whether or not to pass this cost on to the converting holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise conversion rights to tender their shares prior to the meeting. The need to deliver shares is a requirement of conversion regardless of the timing of when such delivery must be effectuated. Accordingly, this would not result in any increased cost to stockholders when compared to the traditional process.

Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. Furthermore, if a stockholder delivered his certificate for conversion and subsequently decided prior to the meeting not to elect conversion, he may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of a business combination. Public stockholders who convert their stock into their share of the trust account, still have the right to exercise any warrants they still hold.

If a vote on our initial business combination is held and the business combination is not approved, we may continue to try to consummate a business combination with a different target until twenty four months from the date of this prospectus. If the initial business combination is not approved or completed for any reason, then public stockholders voting against our initial business combination who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public stockholders to tender their certificates prior to the meeting, we will promptly return such certificates to the tendering public stockholder. Public stockholders would be entitled to receive their pro rata share of the aggregate amount on deposit in the trust account only in the event that the initial business combination they vo ted against was duly approved and subsequently completed, or in connection with our liquidation. If a stockholder converts his shares of common stock, he will still have the right to exercise the warrants received as part of the units purchased in the offering in accordance with the terms hereof. If the proposed business combination is not consummated then a stockholder’s shares will not be converted into cash, even if such stockholder elected to convert.

Liquidation if no business combination

Our amended and restated certificate of incorporation provides that we will continue in existence only until         , 2009 [24 months from the date of this prospectus]. This provision may not be amended except in connection with the consummation of a business combination. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (whic h would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). We view this provision terminating our corporate existence on          , 2009 [24 months from the date of this prospectus] as an obligation to our stockholders and that investors will make an investment decision, relying, at least in part, on this provision. Thus, without the affirmative vote cast at a meeting of stockholders of at least 95% of the common stock issued in the offering, we will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of a business combination.

A liquidation after our existence terminates by operation of law would occur in the event that a business combination is not consummated within 24 months of the completion of the offering. In the event we liquidate after termination of our existence by operation of law on             , 2009 [24 months from the date of this prospectus], we anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after such date and anticipate it will take no more than 10 business days to effectuate such distribution.

Our existing stockholders have waived their right to participate in any distribution with respect to shares of common stock owned by them immediately prior to this offering or upon our liquidation prior to a business combination, including the common stock underlying the insider warrants. There will be no distribution with respect to our warrants which will expire worthless. We expect that all costs associated with the implementation and completion of our liquidation will be funded by any remaining net assets outside of the trust account or, if necessary, from funds available from our limited recourse line of credit, although we cannot assure you that there will be sufficient funds for such purpose. If such funds are insufficient, our sponsor and Gordon G. Pratt and Larry G. Swets, Jr. have agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000 in the case of a liqu idation after our termination of existence by operation of law on             , 2009 [24 months from the date of this prospectus]) and have agreed not to seek repayment for such expenses.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be approximately $7.84 (of which approximately $0.24 per share is attributable to the underwriters’ discount), or $0.16 less than the per-unit offering price of $8.00. Assuming an interest rate of 3% on the funds in the trust account, if we consummate a business combination within approximately 7 months after the consummation of this offering, upon the exercise of a stockholder’s conversion right a stockholder will not receive a full return of his investment. Therefore, assuming the same interest rate of 3%, we would have to consummate a business combination after 8 months following this offering in order for a stockholder exercising his, her or its conversion rights to potentially receive equa l to or more than his, her or its full invested amount. There can be no assurance that any converting stockholder will receive equal to or more than his, her or its full invested amount. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public stockholders. We cannot assure you that the actual per-share liquidation price will not be less than approximately $7.84, plus interest (net of taxes payable and amounts disbursed for working capital purposes, which taxes shall be paid from the trust account), due to claims of creditors. Although we will seek to have all vendors, service providers, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entitie s will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. In order to protect the amounts held in the trust account, our sponsor has agreed to indemnify us for claims of creditors, vendors, service providers and target businesses that have not executed a valid and binding waiver of their right to seek payment of amounts due to them out of the trust account. As further assurance our sponsor will have the necessary funds required to meet these indemnification obligations, the managing members of our sponsor, Gordon G. Pratt and Larry G. Swets, Jr., have agreed to indemnify us for certain claims against the trust in the event the sponsor is unable to comply with its indemnification obligations. We have a fiduciary obligation to pursue Messrs. Pratt and Swets to enforce their indemnification obligations, and intend to pursue such actions as and when we deem appropriate; however, there can be no assurance they will be able to satisfy those obligations, if required to do so. Additionally, the underwriters have agreed to forfeit any rights or claims against the proceeds held in the trust account which includes a portion of their underwriters’ discount. Based on information we have obtained from the managing members and our sponsor, we currently believe that they are of substantial means and capable of funding a shortfall in our trust account even though we have not asked them to reserve for such an eventuality. We cannot assure you, however, the sponsor or its managing members would be able to satisfy those obligations.

We will seek to reduce the possibility that our sponsor will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. We also will have access to up to $1,300,000 (comprised of $100,000 available outside of the trust account from the offering proceeds and up to $1,200,000 of interest income, net of franchise taxes and taxes payable on all interest income earned on the trust account, which we may seek to withdraw from the trust account for working capital purposes), and a subordinated revolving line of credit of $250,000 made available to us by our sponsor, with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation after the termination of our existence by operation of law on             , 2009 [24 months from the date of this prospectus], currently estimated at up to $15,000). The indemnification provisions are set forth in the insider letter executed by our sponsor and its managing members. The insider letter specifically sets forth that in the event we obtain a valid and enforceable waiver of any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our stockholders from a vendor, service provider, prospective target business or other entity, the indemnification from our sponsor and its managing members will not be available. In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received a return of funds from the liquidation of our trust account could be liable for claims made by creditors.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversar y of the dissolution. However, as stated above, if we do not effect a business combination by             , 2009 [24 months from the date of this prospectus], it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after such time period and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them and any liability of our stockholders may extend well beyond the third anniversary of such date. Because we will not be complying with Section 280, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any claims of creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to our distributing the funds in the trust account to our public stockholders. We have not assumed that we will have to provide for payment on any claims that may potentially be brought against us within the subsequent 10 years due to the speculative nature of such an assumption. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as accountants, lawyers, investment bankers, etc.) or potential target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we wi ll seek to have all vendors, service providers and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. As a result of this obligation, the claims that could be made against us are significantly limited and the likelihood that any claim that would result in any liability extending to the trust account is remote. Our sponsor has, however, agreed to indemnify us against claims from such vendors, service providers, prospective target businesses or other entities that have not executed waivers or that have executed waivers that are held to be invalid or unenforceable. As further assurance, the managing members of the sponsor have agreed to jointly and severally indemnify the trust in the event the sponsor is unable to comply with its indemnification obligations. We have an obligation to pursue indemnification from our sponsor and from its managing members pursuant to the terms of their respective agreements with us. Further, our sponsor, and potentially our officers, may be liable only to the extent necessary to ensure that the amounts in the trust account are not reduced.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $7.84 per share. Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, bec ause we intend to distribute the proceeds held in the trust account to our public stockholders promptly after the termination of our corporate existence, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public stockholders will be entitled to receive funds from the trust account only in the event of our liquidation or if they seek to convert their respective shares of common stock into cash upon a business combination which the stockholder voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account. Voting against the business combination alone will not result in conversion of a stockholder’s shares of common stock into a pro rata share of the trust account. Such stockholder must have also exercised its conversion rights described above.

Competition

We expect to encounter intense competition from other entities having a business objective similar to ours, including other blank check companies and other entities, domestic and international, competing for the type of businesses that we may intend to acquire. Many of these individuals and entities are well established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to the insurance industry. Many of these competitors possess greater technical, human and other resources, or more local industry knowledge, than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. Our ability to compete with respect to large acquisitions will be limited by our available financial resources, giving a competitive advantage to other acquirers with greater resources.

Our competitors may adopt transaction structures similar to ours, which would decrease our competitive advantage in offering flexible transaction terms. In addition, the number of entities and the amount of funds competing for suitable investment properties, assets and entities may increase, resulting in increased demand and increased prices paid for such investments. If we pay higher prices for a target business, our profitability may decrease and we may experience a lower return on our investments. Increased competition may also preclude us from acquiring those properties, assets and entities that would generate the most attractive returns to us.

Further, the following may not be viewed favorably by certain target acquisitions:

•

our obligation to seek stockholder approval of a business combination or obtain the necessary financial information to be included in the proxy statement to be sent to stockholders in connection with such business combination may delay or prevent the completion of a transaction;

•

our obligation to convert into cash shares of common stock held by our public stockholders in certain instances may reduce the resources available to us for a business combination;

•

the requirement to acquire assets or an operating business that has a fair market value equal to at least 80% of our net assets held in the trust account (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing a portion of the underwriters’ discount) at the time of the acquisition could require us to acquire several assets or closely related operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the business combination; and

•

our outstanding warrants and unit purchase option, and the potential future dilution they represent, may not be viewed favorably by certain target businesses.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target acquisition. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We maintain our principal executive offices at Four Forest Park, Second Floor, Farmington, Connecticut 06032. We have agreed to pay a monthly fee of $7,500 to Fund Management Group LLC, an affiliate of our sponsor, for general and administrative services, including but not limited to receptionist, secretarial and general office services. This agreement commences on the date of this prospectus and shall continue until the earliest to occur of: (i) the consummation of a business combination, (ii)                          , 2009 [24 months from the date of this prospectus] and (iii) the date on which we cease our corporate existence in accordance with our amended and restated certificate of incorporation. We consider our current office space, combined with the other office space otherwise available to our executive o fficers, adequate for our current operations. We also believe, based on fees for similar services in the greater Farmington, Connecticut metropolitan area, that the fee charged by Fund Management Group LLC for services is at least as favorable as we could have obtained from an unaffiliated person.

Employees

We have two executive officers: Gordon G. Pratt and Larry G. Swets, Jr. We anticipate that we will have access to the services of other personnel on an as needed basis, although there can be no assurances that any such personnel will be able to devote sufficient time, effort or attention to us when we need it. None of our officers nor any of these other personnel, all of whom we will be dependant upon prior to effecting a business combination, have entered into employment agreements with us and none are obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether we are in the process of (i) seeking a potential target acquisition, or
(ii) performing due diligence on one or more target acquisitions or (iii) completing the business combination for a selected target acquisition. Our officers may spend more time than others, or no time at all, on the various phases of the acquisition process depending on their competing time requirements apart from our business and their particular areas of expertise. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Audited Financial Statements

We will register our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the

SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

Our management will provide stockholders with audited financial statements of the properties to be acquired as part of the proxy solicitation materials sent to stockholders to assist them in assessing each specific target acquisition we seek to acquire. While the requirement of having available financial information for the target acquisition may limit the pool of potential acquisition candidates, given the broad range of target acquisitions we may consummate a business combination with, we do not believe that the narrowing of the pool will be material.

Legal Proceedings

There is no litigation currently pending or, to our knowledge, contemplated against us or any of our officers or directors in their capacity as such.

Comparison to Offerings of Blank Check Companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Escrow of offering proceeds

$35,280,000 of the net offering and private placement proceeds will be deposited into the trust account at Deutsche Bank Trust Company Americas, maintained by Continental Stock Transfer & Trust Company, acting as trustee. These proceeds consist of $34,200,000 from the net proceeds payable to us and $1,080,000 of the proceeds attributable to the underwriters’ discount.

$30,132,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker dealer in which the broker dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds

The $35,280,000 of net offering and private placement proceeds held in the trust account will only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on fair value or net assets of target acquisition

The initial target acquisition that we acquire must have a fair market value equal to at least 80% of our net assets held in the trust account (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing a portion of the underwriters’ discount) at the time of such acquisition.

We would be restricted from acquiring a target acquisition unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.
Trading of securities issued

The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants shall trade separately on the 90th day after the date of this prospectus unless Pali Captal, Inc. determines that an earlier date is acceptable, based on its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular.

No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Trading of securities issued (continued)

In no event will the common stock and warrants begin to trade separately until we have filed a Current Report on Form 8-K with the Securities and Exchange Commission, or SEC, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file this Form 8-K promptly after the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. If the over allotment option is exercised following the initial filing of such Form 8-K, a second or amended Form 8-K will be filed to provide information to reflect the exercise of the over allotment option.

Exercise of the warrants

The warrants cannot be exercised until the later of the completion of a business combination and one year from the effective date of the registration statement and, accordingly, will be exercised only after the trust account has been terminated and distributed.

The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor

We will give our stockholders the opportunity to vote on our business combination, and in the event that a majority of the shares of common stock sold in this offering vote in favor of the proposed business combination, the business combination will be approved. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder who votes against the transaction and who follows the procedures described in this prospectus is given the right to convert his or her shares of common stock into his or her pro rata share of the trust account; provided that if holders of 30% or more of our outstanding common stock both elect to convert their shares of common stock and vote against the business combination, we will not consummate such business combination.

A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post- effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust account or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Election to remain an investor (continued)

However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds. Although we will not distribute copies of the Current Report on Form 8-K to individual unit holders, the Current Report on Form 8-K will be available on the SEC’s website. See the section appearing elsewhere in the prospectus entitled “Where You Can Find Additional Information.”

Business combination deadline

If we are unable to complete a business combination by            , 2009 [24 months from the date of this prospectus], our existence will automatically terminate and as promptly as practicable thereafter the trustee will commence liquidating the investments constituting the trust account and distribute the proceeds to our public stockholders, including any interest earned on the trust account not used to cover liquidation expenses, net of income taxes payable on such interest and after distribution to us of interest income on the trust account balance as described in the prospectus. However, if we complete a business combination within this time period, we will amend this provision to allow for our perpetual existence following such business combination.

If an acquisition has not been consummated within 18 months after the effective date of the registration statement, funds held in the trust account or escrow account would be returned to investors.
Release of funds

The proceeds held in the trust account will not be released until the earlier of the completion of a business combination or our liquidation upon failure to effect a business combination within the allotted time, except that to the extent the trust account earns interest or we are deemed to have earned income in connection therewith, we will be permitted to seek disbursements from the trust account to pay any federal, state, local or franchise tax obligations related thereto. While we intend, in the event of our liquidation, to distribute funds from our trust account to our public stockholders as promptly as possible, the actual time at which our public

The proceeds held in the escrow account, including all of the interest earned thereon (net of taxes payable) would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within 18 months. See “Risk Factors—Risks associated with our business—You will not be entitled to protections normally afforded to investors of blank check companies.” In the event a business combination was not consummated within 18 months, proceeds held in the trust account would be returned within 5 business days of such date.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Release of funds (continued)

stockholders receive their funds will be longer than the 5 business days under a Rule 419 offering. For a detailed discussion of the timing involved in a return of funds from our trust account to our public stockholders, see “Proposed Business—Liquidation if No Business Combination.”

Interest on proceeds held in the trust account

Up to $1,200,000 of the interest earned on the trust account may be released to us to fund our working capital requirements. In addition, interest earned may be disbursed for the purpose of paying franchise taxes and taxes on interest earned.

Interest earned on proceeds held in the trust account would be held in the trust account for the sole benefit of the stockholders and would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time. In the event a business combination was not consummated within 18 months, proceeds held in the trust account would be returned within five business days of such date.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position

Gordon G. Pratt	45	Chairman, President and Chief Executive Officer
Larry G. Swets, Jr.	32	Chief Financial Officer, Executive Vice President, Secretary, Treasurer and Director
Thomas D. Sargent	49	Director
David E. Sturgess	51	Director
James R. Zuhlke	61	Director

Gordon G. Pratt has served as our Chairman of the Board of Directors, President and Chief Executive Officer since our inception. Mr. Pratt is Managing Director of Fund Management Group and Managing General Partner for Distribution Partners Investment Capital, L.P., which he co-founded in 1999. Fund Management Group specializes in managing investments in and providing advice to privately held insurance related businesses. Fund Management Group (i) manages Distribution Partners, (ii) makes direct private equity investments, and (iii) consults with privately-held companies and their boards of directors. Fund Management Group/Distribution Partners past and current portfolio companies include: Bertholon-Rowland Corp.; Calco Holdings Corporation; Distinguished Programs Holdings; Envoy Health; InsRisk Equity Fund, LP; Kibble & Prentice Holding Company; Pavlo, Weinberg & Associates; Reliant Pre-Pak, LLC; an d Tri-City Holdings, Inc. Mr. Pratt is a director of Calco (California retail broker), and a former director of Bertholon-Rowland (New York program manager), Kibble & Prentice (Seattle retail broker), and Tri-City Holdings (national wholesaler).

From July of 2004 through April of 2006, concurrently with his duties at Fund Management Group, Mr. Pratt also was Senior Vice President of Corporate Finance for Willis Group, the global insurance broker. At Willis he was in charge of the Group’s acquisitions and divestitures worldwide. Prior to joining Willis in 2004, Mr. Pratt was an owner of Hales & Company, an investment banking firm serving the insurance industry. While at Hales, he helped to found Hale’s New York office and launched Distribution Partners in 1999. Before joining Hales, he was a Senior Vice President, shareholder, and member of the operating committee of Conning & Company, which for more than 85 years focused on insurance investment, research, and asset management. At Conning, Mr. Pratt was involved in all aspects of forming, managing, and investing the Conning Funds, which at that time totaled more than $430 million of private equity capital for investment in the insurance industry. He began his career at The Chase Manhattan Bank, N.A. in 1986. Mr. Pratt graduated which a B.A. in United States history from Cornell University (1984) and a Master of Management, Finance and Accounting from Northwestern University (1986).

During his career, Mr. Pratt has completed dozens of corporate finance advisory and investment transactions in the insurance industry. He began his career at The Chase Manhattan Bank, N.A. in 1986. While at Chase, among other duties, he co-invented a structured financial product for mutual insurance companies and expanded Chase’s efforts in insurance mergers, acquisitions, and merchant banking. Mr. Pratt’s clients included Kohlberg Kravis Roberts & Company, and he served as a lead senior debt underwriter for KKR’s purchase of American Re-Insurance Company in 1992, at the time the largest-ever leveraged buyout of an insurance company. Later that year he joined Conning & Company, then a privately-held investment bank, asset manager, and research company focused on the insurance industry. During his career at Conning, Mr. Pratt was promoted to Senior Vice President and became a shareholder, private equity par tner, and member of the operating committee. He was involved in all aspects of forming, managing, and investing the Conning Funds, which at that time totaled more than $430 million of private equity capital for investment in the insurance industry. Mr. Pratt has served on the boards of directors for a number of insurance businesses including: HealthRight, Inc. (managed care); Investors Insurance Holding Corp. (excess and surplus lines); Monroe Guaranty Companies, Inc. (commercial lines); Sagamore Financial Corporation (impaired risk life); and Stockton Holdings Ltd., (finite risk). In 1999, Mr. Pratt joined Hales & Company, an investment bank serving insurance and insurance distribution businesses as a partner and shareholder. He helped to start Hales’s New York office and launched Distribution Partners Investment Capital, L.P., a private equity fund focused on insurance distribution businesses. In July of 2004, Mr. Pratt left Hales to join Willis Group, the global insurance broker, w here he served until April of 2006. At Willis, he served as Senior Vice President, Corporate Finance and was in charge of the Group’s acquisitions and divestitures worldwide.

Larry G. Swets, Jr., CFA, has served as our Chief Financial Officer, Executive Vice President, Secretary, Treasurer and a Director since our inception. Since June 2005, Mr. Swets has served as the Managing Director of Itasca Financial, LLC, an advisory firm to insurance companies and financial service firms whose clients include the insurance industry. In addition, Mr. Swets is Managing Director of InsRisk Partners, LLC, which he founded in early 2007. InsRisk manages private funds for investment in insurance-focused securities. Mr. Swets has been an insurance company executive and advisor, including serving as Director of Investments and Fixed Income Portfolio Manager for Kemper Insurance, a diversified mutual property-casualty insurance company, from June 1997 to May 2005. As Director, Mr. Swets oversaw Kemper’s relationships with banks and outside investment advisors; he also coo rdinated various treasury, cash management, and financial analysis functions. He served Kemper in evaluating business units, executing corporate transactions and divestitures, and by developing financial projections and analysis for the company during its runoff stage. Mr. Swets began his career in insurance as an intern in the Kemper Scholar program in 1994. He has taught finance and investments as an adjunct professor at the College of Business, Valparaiso University. Mr. Swets holds a Bachelor’s degree from Christ College, Valparaiso University, Summa Cum Laude (1997) and a Master’s degree in Finance from De Paul University (1999). Mr. Swets holds the Chartered Financial Analyst designation and is a member of the CFA Society of Chicago and the CFA Institute.

Thomas D. Sargent has been a member of our board of directors since our inception. Since 2000, he has been a principal at Bradley, Foster & Sargent, Inc., a Connecticut based investment management firm. In May 2007, Mr. Sargent also became a partner of Tennant Capital Fund, L.P., a private equity fund focused on making investments in the insurance industry. Prior to joining Bradley, Foster & Sargent, he was a Senior Vice President, shareholder, and member of the operating committee of Conning & Company. Mr. Sargent joined Conning & Company in 1986 and served in a variety of roles culminating in his appointment as Director of Research and head of Conning’s institutional insurance research, sales, and trading departments. He has served as a director of Discover Re Holdings, one of the Conning Funds’ investments, until its sale to USF&G Corp. Mr. Sargent received a Bachelor of Arts f rom Union College (1981) and an M.B.A. from the Amos Tuck School at Dartmouth (1986). He holds the Charter Financial Analyst designation.

David E. Sturgess has been a member of our board of directors since our inception. He is President of Updike, Kelly & Spellacy, P.C., a Connecticut law firm and a member of the Meritas law firms worldwide. He has practiced law since 1981, and since joining Updike, Kelly & Spellacy in 1985, Mr. Sturgess has expanded his practice to include the areas of general business law, finance and venture capital. He is counsel to numerous businesses and to institutional investors, particularly in private equity and venture capital, mezzanine finance, technology and e-commerce. Mr. Sturgess has provided advice in debt and equity financings, mergers and acquisitions, regulatory requirements, contract law, employment issues and intellectual property procurement and protection. He has represented a majority stockholder in a successful proxy fight with a major public company, represented the purchasers of a National Hockey Leagu e franchise, and represented a Fortune 500 company in its sale of two operating subsidiaries. He is President of the Connecticut Venture Group, a venture capital association, and serves on the board of directors and the executive committee for Community Health Charities of Connecticut. Mr. Sturgess received a B.S., magna cum laude, in Finance from the University of Connecticut (1978) and a J.D. from The Duke University School of Law (1981). He is a member of the Connecticut Bar Association.

James R. Zuhlke has been a member of our board of directors since our inception. Since June 2005, Mr. Zuhlke has served on the Board of Directors of Southern Eagle Insurance Company, a Florida based provider of workers compensation insurance. From April 1998 until January 2004, he was President and Chief Executive Officer of Kingsway America Inc. and a director of its parent Kingsway Financial Services, Inc., an NYSE listed company specializing in providing personal and commercial lines of property and casualty insurance in the United States and Canada. During his tenure at Kingsway America, Mr. Zuhlke assisted in the acquisition of six insurance businesses and managed the integration and assimilation of their operations by strengthening planning, budgeting, financial reporting, underwriting, and claims handling disciplines. Under his leadership, Kingsway America reached $1.0 billion in net premiums written in five years. In 1976, Mr. Zuhlke started his first insurance business, Washington International Insurance Company, and served as its President and Chief Executive Officer. In 1980, he co-founded insurance underwriting operations which in 1986 became Intercargo Corporation, a specialist in U.S. customs bonds and international freight insurance. At Intercargo, he was President and Chairman of the Board of Directors. Intercargo became a NASDAQ listed company in 1988 and ultimately was sold to XL Capital Ltd. in 1998. Mr. Zuhlke holds a Bachelor’s degree (1968) and a Juris Doctor’s degree (1971) from the University of Wisconsin. He is a member of the Wisconsin, Illinois and American Bar Associations.

Our board of directors is divided into two classes with only one class of directors being elected in each year and each class serving a two-year term. Our Bylaws provide that the number of directors which may constitute the board of directors shall not be less than one or more than nine. Upon completion of this offering our board of directors will have five members. The term of office of the first class of directors, consisting of Mr. Swets and Mr. Zuhlke, will expire at our first annual meeting of stockholders following the completion of this offering. The term of office of the second class of directors, consisting of Mr. Pratt, Mr. Sargent, and Mr. Sturgess, will expire at the second annual meeting following the completion of this offering.

Special Advisor

John Petry is our special advisor who will advise us concerning our acquisition of a target business. Mr. Petry is a partner at Gotham Capital, a value and special situation hedge fund he joined in 1997. Among other duties, he is partner and was a co-founder of Gotham Asset Management, a multi-manager investment partnership whose managers pursue an investment style similar to Gotham Capital. In 1999, while at Gotham, Mr. Petry co-founded the Value Investors Club, a website that provides a forum for exchanging investment ideas concerning value and special situation securities. Mr. Petry serves as  the Treasurer for the board of trustees of the Harlem Success Academy Charter School. He received a B.S. from the Wharton School of the University of Pennsylvania.

These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target acquisition, and structuring, negotiating and consummating its acquisition. None of these individuals has been or currently is a principal of or affiliated with a blank check company. However, we believe that the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transactional expertise should enable them to identify and effect an acquisition. Since our special advisor is not an officer, director, employee or consultant to us, he is under no legal, contractual or other special duty to us or our stockholders with regard to any matter, including any conflict of interest, and neither he nor any affiliate of his is bound by any contractual agreement or arrangement with us.

Board Committees

Our board of directors intends to establish an audit committee and a compensation committee upon consummation of a business combination.  At that time, our board of directors intends to adopt charters for these committees.

Code of Conduct and Ethics

We intend to adopt a code of conduct and ethics applicable to our directors, officers and employees in accordance with applicable federal securities laws.

Compensation for Officers and Directors

 Prior to the completion of a business combination, there will be no fees, reimbursements, cash payments or any other form of compensation paid to our sponsor or our officers, directors, special advisors or affiliates other than:

•

repayment of a $100,000 loan bearing no interest made by our sponsor to cover offering expenses;

•

 reimbursement for any out-of-pocket expenses incident to the offering and finding a suitable business combination, with no limit as to such reimbursement; and

•

payment to Fund Management Group LLC, an affiliate of our sponsor of $7,500 per month for certain general and administrative services, including but not limited to receptionist, secretarial and general office services.

As set forth above, there is no limit on the amount of out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because of the foregoing, we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. After a business combination, such individuals may be paid consulting, management or other fees from target businesses, with any and all amounts being fully disclosed to stockholders, to the extent known, in the proxy solicitation materials furnished to the stockholders.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•

None of our officers and directors are required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

•

In the course of their other business activities, our officers and directors may become aware of investment and business opportunities that may be appropriate for presentation to us as well as the other entities with which they are affiliated. They may have conflicting fiduciary duties in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see the discussion below as well as the previous section entitled “Management—Directors and Executive Officers” and “Risk Factors—Risks Related to our Business. Our officers and directors currently are, and may in the future become affiliated with additional entities that are, engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be pr esented.” Such officers and directors may become subject to conflicts of interest regarding us and other business ventures in which they may be involved, which conflicts may have an adverse effect on our ability to consummate a business combination.

•

Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

•

Since the existing stockholders own shares of our common stock which will be released from escrow only if a business combination is successfully completed and since the existing stockholders may own securities which will become worthless if a business combination is not consummated, our board, whose members are existing stockholders, may have a conflict of interest in determining whether a particular target acquisition is appropriate to effect a business combination. Additionally, members of our executive management may enter into consulting, asset management or employment agreements with us as part of a business combination, pursuant to which they may be entitled to compensation for their services. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target acquisition, timely completing a business combination and securing the release of their stock.

•

Other than with respect to the business combination, we have not adopted a policy that expressly prohibits our directors, officers, securityholders or affiliates from having a direct or indirect pecuniary interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such parties may have an interest in certain transactions in which we are involved, and may also compete with us.

•

Our directors and officers may purchase shares of common stock as part of the units sold in this offering or in the open market. Our directors and officers have agreed to vote any shares of common stock acquired by them in this offering and any shares of common stock acquired by them after this offering in favor of a business combination.

•

If we were to make a deposit, down payment or fund a “no shop” provision in connection with a potential business combination, we may have insufficient funds available outside of the trust account to pay for due diligence, legal, accounting and other expenses attendant to completing a business combination. In such event, the existing stockholders may have to incur such expenses in order to proceed with the proposed business combination. As part of any such combination, such existing stockholders may negotiate the repayment of some or all of any such expenses, without interest or other compensation, which if not agreed to by the target business’s management, could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest.

•

If our management negotiates to be retained post business combination as a condition to any potential business combination, their financial interests, including compensation arrangements, could influence their motivation in selecting, negotiating and structuring a transaction with a target business, and such negotiations may result in a conflict of interest.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•

the corporation could financially undertake the opportunity;

•

the opportunity is within the corporation’s line of business; and

•

it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

As a result of certain other business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above listed criteria. Some of our officers and directors have pre-existing fiduciary obligations to other businesses of which they are officers, directors or advisors. To the extent they identify business opportunities which may be suitable for the entities to which they owe a pre-existing fiduciary obligation, our officers and directors will honor those fiduciary obligations. Accordingly, they may not present opportunities to us that otherwise may be attractive to us unless the entities to which they owe a pre-existing fiduciary obligation (and any successors to such entities) have declined to accept such op portunities.

The following table sets forth the names of our officers and directors and their current affiliations that may present a conflict of interest with our goals and objectives.  Our officers and directors have pre-existing fiduciary obligations to all such entities listed and they are prohibited from presenting business opportunities to us before presenting such opportunities to the entities listed.

Officer/Director	Entity to Which a Pre-Existing Obligation Exists

Gordon Pratt, Chairman, CEO and President	Fund Management Group LLC Distribution Partners Investment Capital, L.P.

Larry Swets, Jr., Chief Financial Officer, Executive Vice President, Secretary, Treasurer and a Director	Itasca Financial, LLC InsRisk Partners, LLC

Thomas Sargent, Director	Bradley, Foster & Sargent, Inc. Tennant Capital Fund, L.P.

James Zuhlke, Director	Southern Eagle Insurance Company

John Petry, Special Advisor	Gotham Capital Gotham Asset Management

Gordon Pratt, our Chairman, CEO and President , is the Managing Director of Fund Management Group LLC and Managing General Partner for Distribution Partners Investment Capital, L.P.  Larry Swets, Jr., our Chief Financial Officer, Executive Vice President, Secretary, Treasurer and a Director, is the managing director of Itasca Financial, LLC, an advisory firm to insurance companies and financials service firms, many of whose clients are in the insurance industry.  In addition, Mr. Swets is Managing Director of InsRisk Partners, LLC, which he founded in early 2007. InsRisk manages private funds for investment in insurance-focused securities.  Since 2000, Thomas Sargent, one of our directors, has been a principal at Bradley, Foster & Sargent, Inc., a Connecticut based investment management firm. In May 2007, Mr. Sargent also became a partner of Tennant Capital Fund, L.P., a private equity fund focused on making investments in the insurance industry.  James Zuhlke, one of our directors, is a director of Southern Eagle Insurance Compan y.  John Petry, our special advisor, is a partner at Gotham Capital, a value and special situation hedge fund, and a partner of Gotham Asset Management, a multi-manager investment partnership.  Messrs. Pratt, Swets, Sargent, Zuhlke and Petry have a pre-existing fiduciary duty to each of these companies and may not present opportunities to us that otherwise may be attractive to us unless these entities have declined to accept such opportunities.

While we do not intend to pursue a business combination with any company that is affiliated with any of our existing stockholders, executive officers or directors, we are not prohibited from pursuing such a transaction.  In the event we seek to complete a business combination with such a company, we would obtain an opinion from an independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. and is reasonably acceptable to the underwriter, that such a business combination is fair to our stockholders from a financial point of view.  Such opinion will be included in our proxy solicitation materials, furnished to stockholders in connection with their vote on such a business combination and we expect that such independent banking firm will be a consenting expert.  We will not enter into a business combination with any operating company with which we or any of our officers, directors, special advisors or affiliates have, in any capacity since our formation, engaged in discussions and negotiations with an intent to acquire such company.

In connection with the stockholder vote required to approve any business combination, all of the existing stockholders have agreed to vote all shares of common stock owned by them prior to or in this offering, in the same manner as a majority of the public stockholders who vote at the special or annual meeting called for the purpose of approving a business combination. The existing stockholders have also agreed that if they acquire shares of common stock in or following this offering, they will vote such acquired shares of common stock in favor of a business combination. Accordingly, any shares of common stock acquired by existing stockholders in the open market will not have the same right to vote as public stockholders with respect to a potential business combination (since they are required to vote in favor of a business combination). Additionally, the existing stockholders will not have conversion rights with respect to shares of common st ock acquired during or subsequent to this offering (since they may not vote against a business combination), except upon our liquidation. In addition, with respect to shares of common stock owned by them prior to this offering, including the common stock underlying the insider warrants, they have agreed to waive their respective rights to participate in any liquidation including the liquidation of our trust account to our public stockholders, occurring upon our failure to consummate a business combination but only with respect to those shares of common stock acquired by them prior to this offering and not with respect to any shares of common stock acquired in the open market.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus and as adjusted to reflect the sale of insider warrants and the sale of our common stock included in the units offered by this prospectus (assuming none of the individuals listed purchase units in this offering), by:

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each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

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each of our officers and directors; and

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all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Common Stock
	Before the Offering			As Adjusted for the Offering(3)
Name and Address of Beneficial Owners(1)	Number of Shares(2)		Percentage of Common Stock	Number of Shares(2)		Percentage of Common Stock

FMG Investors LLC(4)	1,201,750		92.89%	1,045,000		18.57%
Gordon G. Pratt, Chairman, Chief Executive Officer and President	1,201,750	(4)	92.89%	1,045,000	(4)	18.57%
Larry G. Swets, Jr., Chief Financial Officer, Secretary, Treasurer, Executive Vice President	1,201,750	(4)	92.89%	1,045,000	(3)	18.57%
Thomas D. Sargent, Director	23,000		1.78%	20,000		0.36%
David E. Sturgess, Director(5)	23,000		1.78%	20,000		0.36%
James R. Zuhlke, Director	23,000		1.78%	20,000		0.36%

All Directors and Officers as a Group (5 persons)	1,270,750		98.23%	1,105,000		19.64%

——————

(1)

Unless otherwise indicated, the business address of each of the stockholders is Four Forest Park, Second Floor, Farmington, Connecticut 06032.

(2)

Unless otherwise indicated, all ownership is direct beneficial ownership.

(3)

Assumes only the sale of 4,500,000 units in this offering, but not the exercise of the 4,500,000 warrants comprising such units or the 1,250,000 insider warrants. Assumes the over-allotment option has not been exercised and, therefore, an aggregate of 168,750 shares of common stock have been forfeited by our existing stockholders as a result thereof.

(4)

Each of Messrs. Pratt and Swets are the managing members of our sponsor, FMG Investors LLC, and may be deemed to each beneficially own the 1,201,750 shares owned by FMG Investors LLC.

(5)

The business address of David E. Sturgess is c/o Updike, Kelly & Spellacy, P.C., One State Street, Hartford, Connecticut 06103.

Our sponsor has agreed that prior to the consummation of the offering, it will purchase in a private placement transaction 1,250,000 warrants from us at a price of $1.00 per warrant. These warrants, which we collectively refer to as the insider warrants, cannot be sold or transferred by the sponsor who initially purchase these securities from us until the 90th day following consummation of a business combination, except in certain limited circumstances. The $1,250,000 purchase price of the insider warrants will be added to the proceeds of this offering to be held in the trust account pending our completion of one or more business combinations. If we do not complete one or more business combinations that meet the criteria described in this prospectus, then the $1,250,000 purchase price of the insider warrants will become part of the liquidation amount distributed to our public stockholders from our trust account and the insider warrants will be come worthless.

If we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a stock dividend in such amount to maintain the existing stockholders’ collective ownership at 20% of our issued and outstanding shares of common stock upon consummation of the offering. If we decrease the size of the offering we will effect a reverse split of our common stock to maintain the existing stockholders’ collective ownership at 20% of our issued and outstanding shares of common stock upon consummation of this offering, in each case, without giving effect to the private placement.

If the underwriters do not exercise all or a portion of the over-allotment option, our existing stockholders will be required to forfeit up to an aggregate of 168,750 shares of common stock. Our existing stockholders will be required to forfeit only a number of shares necessary to maintain their collective 20% ownership interest in our common stock after giving effect to the offering and the exercise, if any, of the underwriters’ over-allotment option.

All of the shares of common stock outstanding prior to the effective date of the registration statement will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until the earliest of:

•

one year following the consummation of a business combination; and

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the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target acquisition.

During the escrow period, the holders of these shares of common stock will not be able to sell or transfer their securities except in certain limited circumstances (such as transfers to relatives and trusts for estate planning purposes, while remaining in escrow), but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to this offering, including the common stock underlying the insider warrants.

Each of Messrs. Pratt and Swets is deemed to be our “parent” and “promoter,” as these terms are defined under the Federal securities laws.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS
AND CERTAIN CONTROL PERSONS

On May 22, 2007, we issued 1,125,000 shares of our common stock to certain affiliates listed below for an aggregate amount of $25,000 in cash, at a purchase price of approximately $0.022 per share.

Name	Number of Shares	Relationship to Us

FMG Investors LLC	1,045,000	Sponsor. Gordon Pratt and Larry G. Swets, Jr. are the managing members of FMG Investors LLC.
Thomas D. Sargent	20,000	Director
David E. Sturgess	20,000	Director
James R. Zuhlke	20,000	Director
John Petry	20,000	Special Advisor

Effective August 13, 2007, our board of directors authorized a forward stock split in the form of a stock dividend of 0.15 shares of common stock for each outstanding share of common stock, effectively lowering the purchase price to approximately $0.019 per share.

If the underwriters do not exercise all or a portion of their over-allotment option, our existing stockholders have agreed to forfeit up to an aggregate of 168,750 shares of common stock in proportion to the portion of the over-allotment option that was not exercised. If such shares are forfeited, we would record the aggregate fair value of the shares forfeited and reacquired to treasury stock and a corresponding credit to additional paid-in capital based on the difference between the fair market value of the shares of common stock forfeited and the price paid to us for such forfeited shares (which would be an aggregate total of approximately $3,260 for all 168,750 shares). Upon receipt, such forfeited shares would then be immediately cancelled which would result in the retirement of the treasury stock and a corresponding charge to additional paid-in capital.

Immediately after this offering and the private placement (whether or not the over-allotment option is exercised), our existing stockholders, collectively, will beneficially own 20% of the then issued and outstanding shares of our common stock. Because of this ownership block, these stockholders may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

Our sponsor has agreed that prior to the consummation of the offering, it will purchase in a private placement transaction pursuant to Regulation D under the Securities Act, 1,250,000 warrants from us at a price of $1.00 per warrant. These warrants, which we refer to as the insider warrants, will not be sold or transferred by the purchaser who initially purchases these warrants from us prior to 90 days following the completion of our initial business combination. These warrants will contain cashless exercise provisions. The $1,250,000 purchase price of the insider warrants will be added to the proceeds of this offering to be held in the trust account pending our completion of one or more business combinations. If we do not complete one or more business combinations that meet the criteria described in this prospectus, then the $1,250,000 purchase price of the insider warrants will become part of the liquidation amount distributed to our public stockholders from our trust account and the insider warrants will become worthless.

The holders of a majority of all of (i) the shares of common stock owned or held by the existing stockholders; and (ii) the shares of common stock issuable upon exercise of the insider warrants will be entitled to make up to two demands that we register these securities pursuant to an agreement to be signed prior to or on the effective date of the registration statement. Such holders may elect to exercise these registration rights at any time commencing on or after the date on which these securities are released from escrow. In addition, these stockholders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the date on which these securities are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

Because the insider warrants sold in the Regulation D private placement were originally issued pursuant to an exemption from registration requirements under the federal securities laws, the holders of the warrants purchased in the Regulation D private placement will be able to exercise their warrants even if, at the time of exercise, a prospectus relating to the common stock issuable upon exercise of such warrants is not current. Our insider warrants will become freely tradable only after they are registered pursuant to a registration rights agreement to be signed on or before the date of this prospectus.

In order to protect the amounts held in the trust account, our sponsor has agreed to indemnify us for claims of creditors, vendors, service providers and target businesses that have not executed a valid and binding waiver of their right to seek payment of amounts due to them out of the trust account. As further assurance our sponsor will have the necessary funds required to meet these indemnification obligations, the managing members of our sponsor have agreed to jointly and severally indemnify the trust in the event the sponsor is unable to comply with its indemnification obligations. We have a fiduciary obligation to pursue Messrs. Pratt and Swets to enforce their indemnification obligations, and intend to pursue such actions as and when we deem appropriate; however, there can be no assurance they will be able to satisfy those obligations, if required to do so. As a result, we cannot assure you that the per share distributi on from the trust account, if we liquidate, will not be less than $7.84, plus interest then held in the trust account.

Our sponsor has advanced an aggregate of $100,000 to us as of the effective date of the registration statement to cover expenses related to this offering, such as SEC registration fees, NASD registration fees and legal and accounting fees and expenses. The loan will be payable without interest on the earlier of April 1, 2008 or the consummation of this offering. We intend to repay this loan from the proceeds of this offering not being placed in trust.

FMG Investors LLC, our sponsor, has agreed to provide us with a limited recourse revolving line of credit under which we may have up to $250,000 of outstanding borrowings at any time. The revolving line of credit terminates upon the earlier of the completion of a business combination or the cessation of our corporate existence on             , 2009 [24 months from the date of this prospectus] (as such borrowings may be used to pay costs, expenses and claims in connection with any such dissolution and liquidation). The revolving line of credit bears no interest and has no recourse against the funds in the trust account, which funds will be distributed to the public stockholders if we do not consummate a business combination within the requisite time periods. It is possible that we could use a portion of the borrowings under the limited recourse revolving line of credit to make a deposit, down payment or fund a “no-shop” provision with respect to a particular proposed business combination. In the event we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available to pay expenses related to finding a suitable business combination without securing additional financing. If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate and dissolve.

We have agreed to pay a monthly fee of $7,500 to Fund Management Group LLC, an affiliate of our sponsor, for general and administrative services, including but not limited to receptionist, secretarial and general office services. This agreement commences on the date of this prospectus and shall continue until the earliest to occur of: (i) the consummation of a business combination, (ii)                  , 2009 [24 months from the date of this prospectus] and (iii) the date on which we cease our corporate existence in accordance with our amended and restated certificate of incorporation.  Fund Management Group LLC leases space and pays (or has arrangements to pay) for secretarial, reception, telecommunication, equipment, supplies, and such other office-related items as it deems appropriate at a cost of approximately $12,500 per month.  As we expect our activities in seeking and consummating a business combination will require extensive use of these various services, we have agreed to pay 60% of such cost, or $7,500 per month, with the balance being paid by Fund Management Group LLC.

We will reimburse our officers and directors, subject to board approval, for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target acquisitions and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged. Accountable out-of-pocket expenses incurred by our officers and directors will not be repaid out of proceeds held in the trust account until these proceeds are released to us upon the completion of a business combination, provided there are sufficient funds available for reimbursement after such consummation.

Other than the reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finders, consulting fees or other similar compensation, will be paid to any of our existing stockholders, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates prior to or with respect to a business combination.

Our existing stockholders will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount held outside of the trust account unless the business combination is consummated and there are sufficient funds available for reimbursement after such consummation. The financial interest of such persons could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest.

After the consummation of a business combination, if any, to the extent our management remains as officers of the resulting business, some of our officers and directors may enter into employment agreements, the terms of which shall be negotiated and which we expect to be comparable to employment agreements with other similarly situated companies. Further, after the consummation of a business combination, if any, to the extent our directors remain as directors of the resulting business, we anticipate that they will receive compensation comparable to directors at other similarly situated companies.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval by a majority of our disinterested “independent” directors or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

DESCRIPTION OF SECURITIES

General

Our amended and restated certificate of incorporation authorizes the issuance of up to 20,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Prior to the effective date of the registration statement, 1,293,750 shares of common stock will be outstanding (168,750 of which are subject to forfeiture as described elsewhere herein), held by our existing stockholders. No shares of preferred stock are currently outstanding.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants shall trade separately on the 90th day after the date of this prospectus unless Pali Capital, Inc. determines that an earlier date is acceptable, based on its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular. In no event will the common stock and warrants begin to trade separately until we have filed a Current Report on Form 8-K with the Securities and Exchange Commission, or SEC, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file this Form 8-K promptly after the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. If the over allotment option is exercised following the initial filing of such Form 8-K, a second or amended Form 8-K will be filed to provide information to reflect the exercise of the over allotment option. Even if the component parts of the units are broken apart and traded separately, the units will continue to be listed as a separate security, and any securityholder of our common stock and warrants may elect to combine them together and trade them as a unit. Securityholders will have the ability to trade our securities as units until such time as the warrants expire or are redeemed. Although we will not distribute copies of the Form 8-K to individual unit holders, the Form 8-K will be available on the SEC’s website after filing. See the section appearing elsewhere in this prospectus entitled “Where You Can Find Additional Information.”

Common Stock

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with the stockholder vote required to approve any business combination, all of our existing stockholders have agreed to vote all shares of common stock owned by them prior to this offering in the same manner as a majority of the public stockholders who vote at the special or annual meeting called for the purpose of approving a business combination. Our existing stockholders have also agreed that if they acquire shares of common stock in or following this offering, they will vote such acquired shares of common stock in favor of a business combination.

In accordance with Article Sixth of our amended and restated certificate of incorporation (which Article Sixth cannot be amended without the affirmative vote cast at a meeting of stockholders of at least 95% of the common stock issued in the offering), we will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 30% of the shares of common stock sold in this offering both exercise their conversion rights discussed below and vote against the business combination. For purposes of seeking approval of the majority of the shares of common stock voted by the public stockholders, non-votes will have no effect on the approval of a business combination once a quorum is obtained. We intend to give approximately 30 (but not less than 10 nor more than 60) days prior written notice of any meeting at whic h a vote shall be taken to approve a business combination.

Our board of directors is divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares of common stock eligible to vote for the election of directors can elect all of the directors.

Pursuant to our amended and restated certificate of incorporation, if we do not consummate a business combination by               , 2009 [24 months from the date of this prospectus], our corporate existence will cease except for the purposes of winding up our affairs and liquidating. If we are forced to liquidate our trust account because we have not consummated a business combination within the required time periods, our public stockholders are entitled to share ratably in the trust account, inclusive of any interest (net of taxes payable and amounts disbursed for working capital purposes, which taxes shall be paid from the trust account), and any net assets remaining available for distribution to them after payment of liabilities. Our existing stockholders have agreed to waive their respective rights to participate in any liquidation occurring upon our failure to consummate a business combination but only with respect to those shares of common stock acquired by them prior to this offering including the shares of common stock underlying the insider warrants.

Our stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the company after a business combination, our stockholders are entitled, subject to the rights of holders of preferred stock, if any, to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Our stockholders have no conversion, preemptive or other subscription rights. There are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to convert their shares of common stock to cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and complet ed. The actual per-share conversion price will be equal to the amount in the trust account, which shall include $1,250,000 from the purchase of the insider warrants by our sponsor, inclusive of any interest (net of any taxes due on such interest and franchise taxes, which taxes shall be paid from the trust account, and calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares of common stock sold in this offering. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units. Existing stockholders, directors and officers are not entitled to convert any of their shares of common stock acquired prior to this offering, in this offering, or after this offering into a pro rata share of the trust account.

Due to the fact that our amended and restated certificate of incorporation authorizes the issuance of up to 20,000,000 shares of common stock, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of shares of common stock which we are authorized to issue at the same time as our stockholders vote on the business combination.

Preferred Stock

Our amended and restated certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. However, the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock cou ld be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

Prior to the consummation of this offering, there will be 1,250,000 warrants outstanding representing warrants included in the insider warrants. The material terms of the warrant are set forth herein. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $6.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

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the completion of a business combination; and

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one year from the date of this prospectus.

The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York City time.

The warrants shall trade separately on the 90th day after the date of this prospectus unless Pali Capital, Inc. determines that an earlier date is acceptable, based on its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular. In no event will the warrants begin to trade separately until we have filed a Current Report on Form 8-K with the Securities and Exchange Commission, or SEC, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file this Form 8-K promptly after the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. If the over allotment option is exercised following the initial filing of such Form 8-K, a second or amended Form 8-K will be filed to provide informati on to reflect the exercise of the over allotment option.

We may call the warrants for redemption (including any warrants issued upon exercise of the unit purchase option) at any time after the warrants become exercisable:

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in whole and not in part;

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at a price of $.01 per warrant;

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upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

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if, and only if, the last sale price of the common stock equals or exceeds $11.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

In addition, we may not redeem the warrants unless the warrants comprising the units sold in this offering and the shares of common stock underlying those warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for the redemption.

If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of t his option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after a business combination. If we call our warrants for redemption and our management does not take advantage of this option, our sponsor would still be entitled to exercise its insider warrants for cash or on a cashless basis.

We have established these criteria to provide warrant holders with a reasonable premium to the initial warrant exercise price as well as a degree of liquidity to cushion against a negative market reaction, if any, to our redemption call.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. Although the material provisions of the warrants are set forth herein, a copy of the warrant agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. If we are unable to maintain the effectiveness of such registration statement until the expiration of the warrants, and therefore are unable to deliver registered shares of common stock, the warrants may become worthless. Such expiration would result in each holder paying the full unit purchase price solely for the shares of common stock underlying the unit. Additionally, the market for the warrants may be limited if the prosp ectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside. In no event will the registered holders of a warrant be entitled to receive a net-cash settlement, stock, or other consideration in lieu of physical settlement in shares of our common stock.

Because the warrants sold in the Regulation D private placement were originally issued pursuant to an exemption from registration requirements under the federal securities laws, the holders of warrants purchased in the Regulation D private placement will be able to exercise their warrants even if, at the time of exercise, a prospectus relating to the common stock issuable upon exercise of such warrants is not current. As described above, the holders of the warrants purchased in this offering will not be able to exercise them unless we have a current registration statement covering the shares of common stock issuable upon their exercise.

No fractional shares of common stock will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Our sponsor has agreed to purchase 1,250,000 warrants from us at a price of $1.00 per warrant prior to the consummation of the offering. The insider warrants have terms and provisions that are substantially similar to the warrants being sold in this offering, respectively, except that (i) such insider warrants will not have a claim to the funds held in the trust account, (ii) such insider warrants will be placed in escrow and not released before, except in limited circumstances, 90 days from the consummation of a business combination, (iii) such insider warrants are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after they are registered pursuant to a registration rights agreement to be signed on or before the date of this prospectus, (iv) the insider warrants will be non-redeemable so long as they are held by the sponsor or its permitted assigns, and (v) t he insider warrants are exercisable (a) on a “cashless” basis at any time, if held by our sponsor or its permitted assigns and (b) in the absence of an effective registration statement covering the shares of common stock underlying the warrants. The transfer restriction does not apply to transfers made pursuant to registration or an exemption that are occasioned by operation of law or for estate planning purposes, while remaining in escrow. The non-redemption provision does not apply to warrants included in units or otherwise purchased in open market transactions, if any. The price of the warrants has been arbitrarily established by us and the representative of the underwriters after giving consideration to numerous factors, including but not limited to, the pricing of units in this offering, the pricing associated with warrants in other blank check financings in both the public after market and any pre-offering private placement, and the warrant purchase obligations of managers in similar type tra nsactions. No particular weighting was given to any one aspect of those factors considered. We have not performed any method of valuation of the warrants. As part of the negotiations between the representative of the underwriters and the sponsor, the sponsor agreed to purchase the warrants directly from us and not in open market transactions. By making a direct investment in us, the amount held in the trust account pending a business combination has been increased.

The insider warrants will become worthless if we do not consummate a business combination. The personal and financial interests of our affiliates may influence their motivation in identifying and selecting a target business and completing a business combination in a timely manner. Consequently, our officers’ and directors’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

Purchase Option

We have agreed to sell to Pali Capital, Inc., the representative of the underwriters, for $100, an option to purchase up to a total of 450,000 units at $10.00 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus. For a more complete description of the purchase option, including the registration rights afforded to the holders of such option, see the section appearing elsewhere in this prospectus entitled “Underwriting — Purchase Option.”

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations. Our board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future, except if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act. Further, our ability to declare dividends may be limited to restrictive covenants if we incur any indebtedness.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Shares of Common Stock Eligible for Future Sale

Immediately after this offering, we will have 5,793,750 shares of common stock outstanding (168,750 of which are subject to forfeiture by our existing stockholders in the event the over-allotment option is not exercised), or 6,468,750 shares if the underwriters’ over-allotment option is exercised in full. Of these shares, the 4,500,000 shares sold in this offering, or 5,175,000 shares of common stock if the over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act, except for any shares of common stock purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 1,293,750 shares of common stock are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. Notwithstanding this restriction, these 1,293,750 shares of common stock have been placed in escrow and will not be transferable for a period of one year from the consummation of a business combination and will only be released prior to that date subject to certain limited exceptions, such as our liquidation prior to a business combination (in which case the certificate representing such shares of common stock will be destroyed), and the consummation of a liquidation, merger, stock exchange, asset or stock acquisition, exchangeable share transaction, joint venture or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

Additionally, after this offering there will be 1,250,000 insider warrants outstanding that upon full exercise will result in the issuance of 1,250,000 shares of common stock to the holders of the insider warrants. Such insider warrants and the underlying shares of common stock are subject to registration as described below under
“—Registration Rights.”

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three month period a number of shares of common stock that does not exceed the greater of either of the following:

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1% of the number of shares of common stock then outstanding, which will equal 57,937 shares of common stock (or such lesser amount, adjusted to a minimum of 56,250 if the 168,750 shares are forfeited as a result of the over-allotment not being exercised) immediately after this offering (or 64,687 if the over-allotment option is exercised in full); and

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if the common stock is listed on a national securities exchange or on The Nasdaq Stock Market, the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares of common stock proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares of common stock without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales

The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination act as “underwriters” under the Securities Act when reselling the securities of a blank check company acquired prior to the consummation of its initial public offering. Accordingly, the Securities and Exchange Commission believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

As of the date of this prospectus, such restricted shares would include the 1,293,750 shares of common stock (1,125,000 if the 168,750 shares are forfeited as a result of the over-allotment not being exercised) purchased at inception by our sponsor and some of our officers and directors, and the 1,250,000 shares underlying the insider warrants.

Registration Rights

The holders of a majority of all of (i) the 1,293,750 shares of common stock (1,125,000 if the 168,750 shares are forfeited as described above) owned or held by the existing stockholders; and (ii) the 1,250,000 shares of common stock issuable upon exercise of the 1,250,000 insider warrants will be entitled to make up to two demands that we register these securities pursuant to an agreement to be signed prior to or on the effective date of the registration statement. Such holders may elect to exercise these registration rights at any time commencing on or after the date on which these securities are released from escrow. In addition, these stockholders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the date on which these securities are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

Although the purchase option and its underlying securities have been registered on the registration statement of which this prospectus forms a part, the option grants holders demand and “piggy-back” registration rights for periods of five and seven years, respectively, from the date of this prospectus. These rights apply to all of the securities directly and indirectly issuable upon exercise of the option.

Amendments to Our Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation to be filed with the State of Delaware contains provisions designed to provide certain rights and protections to our stockholders prior to the consummation of a business combination, including:

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a requirement that all proposed business combinations be presented to stockholders for approval regardless of whether or not Delaware law requires such a vote;

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a prohibition against completing a business combination if 30% or more of our stockholders exercise their conversion rights in lieu of approving a business combination;

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the right of stockholders voting against a business combination to surrender their shares of common stock for a pro rata portion of the trust account in lieu of participating in a proposed business combination;

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a requirement that in the event we do not consummate a business combination by              , 2009 [24 months from the date of this prospectus] our corporate existence will cease;

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a prohibition against the consummation of any other merger, acquisition, divestiture, asset purchase or similar transaction prior to the business combination;

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a limitation on stockholders’ rights to receive a portion of the trust account so that they may only receive a portion of the trust account upon the liquidation of our trust account or upon the exercise of their conversion rights; and

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the bifurcation of our board of directors into two classes and the establishment of related procedures regarding the standing and election of such directors.

Our amended and restated certificate of incorporation and the underwriting agreement that we will enter into with the underwriters in connection with this offering, prohibit the amendment or modification of any of the foregoing provisions prior to the consummation of a business combination unless the affirmative vote cast at a meeting of stockholders of at least 95% of the common stock issued in the offering approve an amendment or modification to the foregoing provisions. Additionally our board of directors has undertaken not to amend or modify the foregoing provisions. While these rights and protections have been established for the purchasers of units in this offering, it is nevertheless possible that the prohibition against amending or modifying these rights and protections at any time prior to the consummation of the business combination could be challenged as unenforceable under Delaware law, although, pursuant to the underwriting agreement we are prohibited from amending or modifying these rights and protections at any time prior to the consummation of the business combination. We have not sought an unqualified opinion regarding the enforceability of the prohibition on amendment or modification of such provisions because we view these provisions as fundamental and contractual terms of this offering. We believe these provisions to be obligations of our company to its stockholders and that investors will make an investment in our company relying, at least in part, on the enforceability of the rights and obligations set forth in these provisions including, without limitation, the prohibition on any amendment or modification of such provisions. As a result, without the affirmative vote cast at a meeting of stockholders of at least 95% of the common stock issued in the offering, the board of directors will not, and pursuant to the underwriting agreement cannot, at any time prior to the consummation of a business combinati on, propose any amendment or modification of our amended and restated certificate of incorporation relating to any of the foregoing provisions and will not support, directly or indirectly, or in any way endorse or recommend that stockholders approve an amendment or modification to such provisions. We believe that a vote for such an amendment or waiver would likely take place only to allow additional time to consummate a pending business combination. In such a case, stockholders would receive a proxy statement related to such action approximately 30 (but not less than 10 nor more than 60) days before the meeting date schedule to vote thereupon.

Quotation of Securities

We have applied to have our units, common stock and warrants quoted on the on the OTC Bulletin Board under the symbols ___, ___ and ___, respectively. We anticipate that our units will be quoted on the OTC Bulletin Board on or promptly after the effective date of the registration statement. Following the date the common stock and warrants are eligible to trade separately, we anticipate that the common stock and warrants will be quoted separately and as a unit on the on the OTC Bulletin Board.

Delaware Anti-Takeover Law

Pursuant to our amended and restated certificate of incorporation, we have opted out of the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

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a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

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an affiliate of an interested stockholder; or

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an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

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our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

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after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

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on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

This statute could prohibit or delay mergers or other change in control attempts, and thus may discourage attempts to acquire us.

UNDERWRITING

Subject to the terms and conditions of the underwriting agreement, the underwriters named below, through their representative Pali Capital, Inc., have severally agreed to purchase from us on a firm commitment basis the following respective number of units at a public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus:

Underwriters	Number of Units
Pali Capital, Inc.

Total	4,500,000

The underwriting agreement provides that the obligation of the underwriters to purchase all of the 4,500,000 units being offered to the public is subject to specific conditions, including the absence of any material adverse change in our business or in the financial markets and the receipt of certain legal opinions, certificates and letters from us, our counsel and the independent auditors. Subject to the terms of the underwriting agreement, the underwriters will purchase all of the 4,500,000 units being offered to the public, other than those covered by the over-allotment option described below, if any of these units are purchased.

We have been advised by the representative of the underwriters that the underwriters propose to offer the units to the public at the public offering price set forth on the cover of this prospectus and to dealers at a price that represents a concession not in excess of $[       ] per unit under the public offering price.

After we consummate a business combination, we intend to use our best efforts to maintain the effectiveness of our registration statement in order to allow exercise of the publicly traded warrants. We will file post-effective amendments to our registration statement in order to reflect in the prospectus any facts or events which arise after the effective date of our registration statement which, individually or in the aggregate, represent a fundamental change in the information set forth in our registration statement.

State Blue Sky Information

We will offer and sell the units to retail customers only in Colorado, Delaware, the District of Columbia, Florida, Georgia, Hawaii, Illinois, Louisiana, New York, Rhode Island and Wyoming. We have applied to have the units registered for sale, or we are relying on exemptions from registration in the states mentioned above. In states that require registration, we will not sell the units to retail customers in these states until such registration is effective in each of these states (including in Colorado, pursuant to 11-51-302(6) of the Colorado Revised Statutes).

If you are not an institutional investor, you may purchase our securities in this offering only in the jurisdictions described directly above. Institutional investors in every state except Idaho and Indiana may purchase the units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

The National Securities Markets Improvement Act of 1996 (“NSMIA”), which is a federal statute, prevents or preempts the states from regulating transactions in certain securities, which are referred to as “covered securities”. This federal statute does allow the states to investigate companies if there is a suspicion of fraud, and if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case.

State securities laws either require that a company’s securities be registered for sale or that the securities themselves or the transaction under which they are issued, are exempt from registration. When a state law provides an exemption from registration, it is excusing an issuer from the general requirement to register securities before they may be sold in that state. States, may by rule or regulation, place conditions on the use of exemptions, so that certain companies may not be allowed to rely on the exemption for the sale of their securities. If an exemption is not available and the securities the company wishes to sell are not covered securities under the federal statute, then the company must register its securities for sale in the state in question.

We will file periodic and annual reports under the Securities Exchange Act of 1934, as amended. Therefore, under NSMIA, the states and territories of the United States are preempted from regulating the resale by stockholders of the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, because our securities will be covered securities. However, NSMIA does allow states and territories of the United States to require notice filings and collect fees with regard to these transactions and a state may suspend the offer and sale of securities within such state if any such required filing is not made or fee is not paid. As of the date of this prospectus, the following states do not require any notice filings or fee payments and stockholders may resell the units, and the common stock and warrants comprising the units, once they become separately transferable:

Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Jersey, New Mexico, New York, North Carolina, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Dakota, Tennessee, Utah, Virginia, U.S.Virgin Islands, Washington, West Virginia, Wisconsin and Wyoming.

Additionally, the stockholders may resell the units, and the common stock and warrants comprising the units, once they become separately transferable, if the proper notice filings have been made and fees paid in the following states:  District of Columbia, Montana, New Hampshire, North Dakota, Ohio, Puerto Rico, South Carolina, Texas and Vermont.

As of the date of this prospectus, we have not determined in which, if any, of these states we will submit the required filings or pay the required fee. Additionally, if any of the states that have not yet adopted a statute, rule or regulation relating to the National Securities Markets Improvement Act adopts such a statute in the future requiring a filing or fee or if any state amends its existing statutes, rules or regulations with respect to its requirements, we would need to comply with those new requirements in order for the securities to continue to be eligible for resale in those jurisdictions.

Over-Allotment Option

We have granted to the underwriters an option, exercisable not later than 45 days after the effective date of the registration statement, to purchase up to 675,000 additional units at the public offering price less the underwriting discounts and commissions set forth on the cover of this prospectus. The underwriters may exercise this option only to cover over-allotments made in connection with the sale of the units offered by this prospectus. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. Rules of the SEC may limit the ability of the underwriters to bid for or purchase our securities before the distribution of the securities is completed. The distribution of our units in this offering will be completed when all the units have been distributed and all selling efforts have been completed. To the extent that the underwriters exercise this option, each of the underwrit ers will become obligated, subject to conditions, to purchase approximately the same percentage of these additional units as the number of units to be purchased by it in the above table bears to the total number of units offered by this prospectus. We will be obligated, pursuant to the option, to sell these additional units to the underwriters to the extent the option is exercised. If any additional units are purchased, the underwriters will offer the additional units on the same terms as those on which the other units are being offered hereunder.

The underwriting discounts and commissions are 7% of the initial public offering price. We have agreed to pay the underwriters the discounts and commissions set forth below, assuming either no exercise or full exercise by the underwriters of the underwriters’ over-allotment option.

Fees(1)	Fee per Unit(1)	Without Exercise of Over Allotment Option	With Exercise of Over Allotment Option

Public offering price	$8.00	$36,000,000	$41,400,000
Discount(2)	$0.32	$1,440,000	$1,656,000
Deferred underwriting discount	$0.24	$1,080,000	$1,242,000
Proceeds before expenses(3)	$7.44	$33,480,000	$38,502,000

——————

(1)

The total fees do not include the fair value of the purchase option we have agreed to sell to the underwriter, which, based upon a Black Scholes model, on the date of sale would be approximately $914,000 using an expected life of four years after the first anniversary of the effective date of the registration statement, volatility of 33.8% and a risk-free interest rate of 4.82%.

(2)

The underwriters have agreed to defer $1,080,000, or $1,242,000 if the underwriters’ over-allotment option is exercised in full of their underwriting discount, equal to 3% of the gross proceeds of the units being offered to the public, until the consummation of a business combination. Upon the consummation of a business combination, such deferred discount, reduced pro-ratably by the exercise of stockholder conversion rights, shall be released to the underwriters out of the gross proceeds of this offering held in the trust account at Deutsche Bank Trust Company Americas, maintained by Continental Stock Transfer & Trust Company, acting as trustee. The underwriters will not be entitled to any interest accrued on the deferred discount.

(3)

The offering expenses are estimated at $430,000 and will be paid in part from the $100,000 loan from our sponsor. Such amounts will be repaid from the proceeds of this offering.

We have agreed to reimburse the underwriters for up to $10,000 of expenses incurred by them in connection with the investigative background search as part of their due diligence of our management. This expense reimbursement will be deemed additional compensation under NASD Rule 2710.

Upon the consummation of a business combination, the underwriters will be entitled to receive that portion of the proceeds attributable to the underwriters’ discount held in the trust account. If we are unable to consummate a business combination and the trustee is forced to liquidate the trust account, the underwriters have agreed that: (i) they will forfeit any rights to or claims against such proceeds and (ii) the proceeds attributable to the underwriters’ discount will be distributed on a pro-rata basis among the public stockholders along with any interest accrued thereon.

Purchase Option

We have agreed to sell to Pali Capital, Inc., for $100, an option to purchase up to a total of 450,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus. This option is exercisable at $10.00 per unit, commencing on the later of the consummation of a business combination and one year from the effective date of the registration statement and expiring five years from the effective date of the registration statement. The option and the 450,000 units, the 450,000 shares of common stock and the 450,000 warrants underlying such units, and the 450,000 shares of common stock underlying such warrants, have been deemed compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Pali Capital, Inc. will not sell, transfer, assign, pledge, or hypothecate this option or the securities underlying this option, nor will it engage in any hedg ing, short sale, derivative, put, or call transaction that would result in the effective economic disposition of this option or the underlying securities for a period of 180 days from the date of this prospectus. Additionally, the option may not be sold transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180 day period) following the effective date of the registration statement except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered on the registration statement of which this prospectus forms a part, the option grants holders demand and “piggy-back” registration rights for periods of five and seven years, respectively, from the date of this prospectus. These rights apply to all of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering th e securities issuable on exercise of the option, other than underwriting commissions incurred and payable by the holders. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, the option exercise price or underlying units will not be adjusted for issuances of common stock at a price below the option exercise price.

The sale of the option will be accounted for as a cost attributable to the proposed offering. Accordingly, there will be no net impact on our financial position or results of operations, except for the recording of the $100 proceeds from the sale. We have determined, based upon a Black Scholes model, that the fair value of the option on the date of sale would be approximately $914,000 using an expected life of four years after the first anniversary of the effective date of the registration statement, volatility of 33.8% and a risk-free interest rate of 4.82%. We have no trading history, and as a result it is not possible to value this option based on historical trades. To estimate the value of this option, we considered a basket of insurance companies. Management believes that this volatility is a reasonable benchmark to use in estimating the value of this option. The actual volatility of this option will depend on many factors that cannot be precisely valued. Although an expected life of four years after the first anniversary of the effective date of the registration statement was used in the calculation, if we do not consummate a business combination within the prescribed time period and we liquidate our trust account, the option will become worthless.

Pricing of this Offering

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the offering and the units, including the common stock and warrants underlying the units, include:

•

the history and prospects of companies whose principal business is the acquisition of other companies;

•

prior offerings of those companies;

•

our prospects for acquiring an operating business at attractive values within our selected industry profile;

•

our capital structure;

•

an assessment of our management and their experience in identifying and managing operating companies;

•

our belief that the aggregate gross proceeds raised in this offering will be sufficient to complete a desirable acquisition;

•

general conditions of the securities markets at the time of the offering; and

•

other factors as were deemed relevant.

 In consultation with our underwriters, we determined the size of this offering based on our beliefs concerning the capital that could be successfully raised given market conditions, our company’s business, our management team and other factors.  With an equity base equivalent to the net proceeds of this offering and the private placement, and with access to the revolving line of credit, we believe we will have the ability to consider a broad range of potential target businesses possessing the scale of operations and developed infrastructure that will allow us to execute a business plan which will leverage our skills and resources. The determination of the offering price of our units and the valuation accorded to our company is more arbitrary than the pricing of securities for or valuation of, operating companies in general since the underwriters are unable to compare our financial results and prospects with those of public comp anies operating in the same industry.

Price Stabilization and Short Positions

In order to facilitate the offering of our units, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the market price of our units. Specifically, the underwriters may over-allot units in connection with this offering, thus creating a short sales position in our units for their own account. A short sales position results when an underwriter sells more units than that underwriter is committed to purchase. A short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are sales made for an amount not greater than the underwriters’ over-allotment option to purchase additional units in the offering described above. The underwriters may close out any covered short position by either exercising their over-allotment option or purchasing units in the open market. In determining the source of units to close out the covered short position, the und erwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option. Naked short sales are sales in excess of the over-allotment option. The underwriters will have to close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering. Accordingly, to cover these short sales positions or to stabilize the market price of our units, the underwriters may bid for, and purchase, units in the open market.

Additionally, the representative, on behalf of the underwriters, may also reclaim selling concessions allowed to an underwriter or dealer if the underwriting syndicate repurchases units distributed by that underwriter or dealer. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales or to stabilize the market price of our units may have the effect of raising or maintaining the market price of our units or preventing or mitigating a decline in the market price of our units. As a result, the price of our units may be higher than the price that might otherwise exist in the open market. The underwriters are not required to engage in these activities and, if commenced, may end any of these activities at any time.

Other Terms

Although we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so, any of the underwriters may, among other things, introduce us to potential target acquisitions or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that if no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date which is 90 days after the effective date of the registration statement, unless the National Association of Securities Dealer determines that such payment would not be deemed underwriters compensation in connection with this offering.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

LEGAL MATTERS

Ellenoff Grossman & Schole LLP, New York, New York is passing on the validity of the securities offered in this prospectus. Kramer Levin Naftalis & Frankel LLP, New York, New York, is acting as counsel for the underwriters in this offering.

EXPERTS

The financial statements of FMG Acquisition Corp. as of May 25, 2007 and for the period from inception (May 22, 2007) to May 25, 2007, appearing in this prospectus and registration statement have been audited by Rothstein Kass, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://ww w.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

FMG Acquisition Corp.
(a corporation in the development stage)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
FMG Acquisition Corp.

We have audited the accompanying balance sheet of FMG Acquisition Corp. (a corporation in the development stage) (the “Company”) as of May 25, 2007 and the related statements of operations, stockholders’ equity and cash flows for the period from May 22, 2007 (date of inception) to May 25, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by m anagement, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FMG Acquisition Corp. (a corporation in the development stage) as of May 25, 2007, and the results of its operations and its cash flows for the period from May 22, 2007 (date of inception) to May 25, 2007, in conformity with accounting principles generally accepted in the United States of America.

/s/ Rothstein, Kass & Company, P.C.

New York, New York
May 30, 2007
(except for Note G, as to which the date is August 13, 2007)

FMG Acquisition Corp.
(a corporation in the development stage)

BALANCE SHEET
May 25, 2007

ASSETS
Cash	$125,000
Other asset , deferred offering costs	62,500
Total assets	$187,500

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accrued expenses	$560
Accrued offering costs	62,500
Note payable, stockholder	100,000
Total liabilities	163,060

Commitments

Stockholders’ equity

Preferred stock, $.0001 par value; 1,000,000 shares authorized; none issued Common stock, $.0001 par value; authorized 20,000,000 shares; 1,293,750 shares issued and outstanding	129
Additional paid-in capital	24,871

Deficit accumulated during the development stage	(560)
Total stockholders’ equity	24,440
$187,500

See accompanying notes to financial statements.

FMG Acquisition Corp.
(a corporation in the development stage)

STATEMENT OF OPERATIONS
For the Period from May 22, 2007 (Date of Inception) to May 25, 2007

Formation and operating costs	$(560)
Net loss	$(560)
Net loss per common share	$0
Weighted average number of common shares outstanding	1,293,750

See accompanying notes to financial statements.

FMG Acquisition Corp.
(a corporation in the development stage)

STATEMENT OF STOCKHOLDERS’ EQUITY
For the Period from May 22, 2007 (Date of Inception) to May 25, 2007

	Common Shares	Amount	Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Total Stockholders’ Equity

Common shares issued May 22, 2007	1,293,750	$129	$24,871	$0	$25,000

Net loss				(560)	(560)

Balances, at May 25, 2007	1,293,750	$129	$24,871	$(560)	$24,440

See accompanying notes to financial statements.

FMG Acquisition Corp.
(a corporation in the development stage)

STATEMENT OF CASH FLOWS
For the Period from May 22, 2007 (Date of Inception) to May 25, 2007

Cash flows from operating activities
Net loss	$(560)
Adjustment to reconcile net loss to net cash provided by operating activities:
Change in operating liability:
Accrued expenses	560

Net cash provided by operating activities	—

Cash flows from financing activities
Proceeds from note payable, stockholder	100,000
Proceeds from issuance of common stock	25,000

Net cash provided by financing activities	125,000

Net increase in cash	125,000

Cash, beginning of period	0

Cash, end of period	$125,000

Supplemental schedule of non-cash financing activities:
Accrual of deferred offering costs	$62,500

See accompanying notes to financial statements.

FMG Acquisition Corp.
(a corporation in the development stage)

Notes to Financial Statements

NOTE A — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

FMG Acquisition Corp. (a corporation in the development stage) (the “Company”) was incorporated in Delaware on May 22, 2007. The Company was formed to acquire a business operating in or providing services to the insurance industry through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination. The Company has neither engaged in any operations nor generated significant revenue to date. The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (SFAS) No. 7, Accounting and Reporting By Development Stage Enterprises, and is subject to the risks associated with activities of development stage companies. The Company has selected December 31st as its calendar year end.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of this proposed offering of Units (as defined in Note C below) (the “Proposed Offering”), although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward consummating a business combination with (or acquisition of) a business operating in or providing services to the insurance industry (“Business Combination”). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, at least 98% of the gross proceeds, after payment of certain amounts to the underwriters, will be held in the trust account (“Trust Account”) and invested in U.S. “government securities” defined as any Treasury Bill issued by the United States government having a maturity of one hundred and eighty  (180) days or less or any open ended investment company registered under the Investment Company Act of 1940 that holds itself out as a money market fund and bears the highest credit rating issued by a United States nationally recognized rating agency, until the earlier of (i) the consummation of its first Business Combination or (ii) the distribution of the Trust Account as described below. The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that 30% or more of the outstanding stock (excluding, for this purpose, those shares of common stock issued prior to the Proposed Offering) vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be con summated. Public stockholders voting against a Business Combination will be entitled to convert their stock into a pro rata share of the Trust Account (including the additional 3% fee of the gross proceeds payable to the underwriters upon the Company’s consummation of a Business Combination), including any interest earned (net of taxes payable and the amount distributed to the Company to fund its working capital requirements) on their pro rata share, if the business combination is approved and consummated. However, voting against the Business Combination alone will not result in an election to exercise a stockholder’s conversion rights. A stockholder must also affirmatively exercise such conversion rights at or prior to the time the Business Combination is voted upon by the stockholders. All of the Company’s stockholders prior to the Proposed Offering, including all of the directors and officers of the Company, have agreed to vote all of the shares of common stock held by them in accordance wi th the vote of the majority in interest of all other stockholders of the Company.

In the event that the Company does not consummate a Business Combination within 24 months from the consummation of the Proposed Offering, the proceeds held in the Trust Account will be distributed to the Company’s public stockholders, excluding the existing stockholders to the extent of their initial stock holdings. In the event of such distribution, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note C).

FMG Acquisition Corp.
(A Corporation in the Development Stage)

Notes to Financial Statements

NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company:

The Company complies with the reporting requirements of SFAS No. 7, “Accounting and Reporting by Development Stage Enterprises.”

Net loss per common share:

The Company complies with accounting and disclosure requirements of SFAS No. 128, “Earnings Per Share”. Net loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding for the period.

Stock based compensation:

The Company complies with the accounting and disclosure requirements of SFAS No. 123R, “Share Based Payments”. The cost of services received in exchange for an award of equity instruments is to be measured based on the grant-date fair value of those instruments.

Concentration of credit risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which at times, exceeds the Federal depository insurance coverage of $100,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair value of financial instruments:

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under SFAS No. 107, “Disclosure About Fair Value of Financial Instruments,” approximates the carrying amounts presented in the balance sheet.

Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Deferred offering costs:

The Company complies with the requirements of the SEC Staff Accounting Bulletin (SAB) Topic 5A — “Expenses of Offering”. Deferred offering costs consist principally of legal and underwriting fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the completion of the Proposed Offering or charged to expense if the Proposed Offering is not completed.

Income taxes:

The Company complies with SFAS No. 109, “Accounting for Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

FMG Acquisition Corp.
(a corporation in the development stage)

Notes to Financial Statements

NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (CONTINUED)

Effective May 22, 2007, the Company adopted the provisions of the Financial Accounting Standards Board (“FASB”) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109” (“FIN 48”). There were no unrecognized tax benefits as of May 25, 2007. FIN 48 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at May 22, 2007 (date of inception). There was no change to this balance at May 25, 2007. Management is currentl y unaware of any issues under review that could result in significant payments, accruals or material deviations from its position. The adoption of the provisions of FIN 48 did not have a material impact on the Company’s financial position, results of operations and cash flows.

Recently issued accounting standards:

In September 2006, the Statement of Financial Accounting Standards No. 157, Fair Value Measurements (SFAS 157), was issued and is effective for fiscal years beginning after November 15, 2007. SFAS No. 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. Management is currently evaluating the impact the adoption of SFAS No. 157 will have on the Company’s financial statements and their disclosures. Its impact has not yet been determined.

NOTE C — PROPOSED OFFERING

The Proposed Offering calls for the Company to offer for public sale up to 4,500,000 units (“Units”). Each Unit consists of one share of the Company’s common stock, $0.0001 par value, and one redeemable common stock purchase warrant (“Warrant”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing on the later of (a) one year from the date of the final prospectus for the Proposed Offering or (b) the completion of a Business Combination with a target business or the distribution of the Trust Account, and will expire four years from the date of the prospectus. The Warrants will be redeemable at a price of $0.01 per Warrant upon 30 days prior notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on t he third business day prior to the date on which notice of redemption is given.

NOTE D — RELATED PARTY TRANSACTIONS

The Company issued a $100,000 unsecured promissory note to a principal stockholder and affiliate of the Company’s officer, FMG Investors LLC, on May 24, 2007. The note is non-interest bearing and is payable on the earlier of April 1, 2008 or the consummation of the Proposed Offering.

The Company has received a limited recourse revolving line of credit totaling $250,000 made available by FMG Investors, LLC. The revolving line of credit terminates upon the earlier of the completion of a business combination or the cessation of our corporate existence 24 months from the date of the Proposed Offering (as such borrowings may be used to pay costs, expenses and claims in connection with any such dissolution and liquidation). The revolving line of credit is non-interest bearing.

The Company has accrued operating expenses in the amount of $560 due to FMG Investors LLC relating to administrative costs.

The Company presently occupies office space provided by an affiliate of our Chairman and Chief Executive Officer. Such affiliate has agreed that, until the acquisition of a target business by the Company, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $7,500 per month for such services.

FMG Acquisition Corp.
(a corporation in the development stage)

Notes to Financial Statements

NOTE D — RELATED PARTY TRANSACTIONS – (CONTINUED)

Certain of the directors and officers of the Company have agreed to purchase through FMG Investors LLC, in a private placement, 1,250,000 warrants immediately prior to the Proposed Offering at a price of $1.00 per warrant (an aggregate purchase price of approximately $1,250,000) from the Company and not as part of the Proposed Offering. They have also agreed that these warrants purchased by them will not be sold or transferred until completion of a Business Combination.

NOTE E — COMMITMENTS

The Company is committed to pay an underwriting discount of 4% of the public unit offering price to the underwriters at the closing of the Proposed Offering, with an additional 3% fee of the gross offering proceeds (less $0.24 for each share of common stock converted to cash in connection with a Business Combination) payable upon the Company’s consummation of a Business Combination.

The Company has agreed to sell to Pali Capital, Inc, for $100, as additional compensation, an option to purchase up to a total of 450,000 units at a per-unit price of $10.00. The units issuable upon exercise of this option are also identical to those offered in the Proposed Offering.

The sale of the option to purchase will be accounted for as an equity transaction. Accordingly, there will be no net impact on the Company’s financial position or results of operations, except for the recording of the $100 proceeds from the sale.

The Company has determined, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $2.03 per unit, or $913,500 in total, using an expected life of four years, volatility of 33.8% and a risk-free interest rate of 4.82%.

In accordance with Statement of Financial Accounting Standard No. 123R, Share Based Payments (SFAS 123R),  the cost of services received in exchange for an award of equity instruments is to be measured based on the grant-date fair value of those instruments. Because the Company does not have a trading history, the Company needed to estimate the potential volatility of its common stock price, which will depend on a number of factors which cannot be ascertained at this time. SFAS 123R requires the Company to measure the option based on an appropriate industry sector index instead of the expected volatility of its share price. The volatility calculation of 33.8% is based on the four year average volatility for basket of the 20 smallest insurance companies in the Russell 2000 (“Index”). The Company referred to the Index because management believes that the average volatility is a reasonable benchmark to use in estimating the expected v olatility of the Company’s common stock post-business combination. Although an expected life of four years was taken into account for purposes of assigning a fair value to the option, if the Company does not consummate a business combination within the prescribed time period and liquidates, the option would become worthless.

Although the purchase option and its underlying securities have been registered under the registration statement of which the prospectus forms a part of, the purchase option will provide for registration rights that will permit the holder of the purchase option to demand that a registration statement will be filed with respect to all or any part of the securities underlying the purchase option within five years of the completion of this offering. Further, the holders of the purchase option will be entitled to piggy-back registration rights in the event we undertake a subsequent registered offering within seven years of the completion of the proposed offering.

The Company has granted the underwriter a 45-day option to purchase up to 675,000 additional units to cover the over-allotment. The over-allotment option will be used only to cover a net short position resulting from the initial distribution.

NOTE F — PREFERRED STOCK

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

FMG Acquisition Corp.
(a corporation in the development stage)

Notes to Financial Statements

NOTE G — SUBSEQUENT EVENT

In August 2007, the Board of Directors of the Company approved a 1.15-for-1 stock split in the form of a stock dividend of 0.15 shares of Common Stock for every one share of Common Stock issued and outstanding as of August 13, 2007. All transactions and disclosures in the financial statements, related to the Company’s common stock, have been adjusted to reflect the effects of the stock split.

Until                         , 2007, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

		4,500,000 Units

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities.

TABLE OF CONTENTS		PROSPECTUS

	Page
Prospectus Summary	1	Pali Capital, Inc.
Summary Financial Data	20
Risk Factors	21
Use of Proceeds	44
Dilution	48
Capitalization	50
Management’s Discussion and Analysis of Financial Condition and Results of Operations	51
Proposed Business	54
Management	71
Principal Stockholders	77
Transactions with Related Persons, Promoters and Certain Control Persons	79
Description of Securities	82
Underwriting	90
Legal Matters	94
Experts	94
Where You Can Find Additional Information	94
Index to Financial Statements	F-1
		, 2007

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Initial Trustees’ fee	$1,000	(1)
Initial Escrow Agent Fee	3,500
SEC registration fee	2,445
NASD filing fee	8,465
Accounting fees and expenses	50,000
Printing and engraving expenses	75,000
Legal fees and expenses	250,000	(2)
Miscellaneous	39,590	(3)
Total	$430,000

——————

(1)

In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee following the offering, the registrant will be required to pay to Continental Stock Transfer & Trust Company annual fees of approximately $3,000 for acting as trustee, approximately $12,000 for acting as transfer agent and warrant agent of the registrant’s common stock and warrants, respectively.

(2)

A portion of the legal fees payable to Ellenoff Grossman & Schole LLP, our legal counsel, has been deferred and is contingent on our consummating a business combination.

(3)

This amount represents additional expenses that may be incurred by us in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14. Indemnification of Directors and Officers.

Our amended and restated certificate of incorporation provides that all of our directors, officers, employees and agents will be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust account or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect t o any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust account or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust account or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities A ct and will be governed by the final adjudication of such issue.

Paragraph B of Article Eighth of our amended and restated certificate of incorporation provides:

“The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriters, and the underwriters have agreed to indemnify us, against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Stockholders	Number of Shares

FMG Investors LLC(1)	1,045,000
Thomas D. Sargent	20,000
David E. Sturgess	20,000
James R. Zuhlke	20,000
John Petry	20,000

Total	1,125,000

——————

(1)

Gordon G. Pratt and Larry G. Swets, Jr. are the managing members and sole owners of our sponsor, FMG Investors LLC, and the beneficial owners of the common stock owned by FMG Investors LLC.

Such shares of common stock were issued on May 22, 2007 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to “accredited investors” as defined in Rule 501(a) of the Securities Act. The shares of common stock issued to the persons above were sold for an aggregate offering price of $25,000 at a purchase price of $0.022 per share. No underwriting discounts or commissions were paid with respect to such sales. Effective August 13, 2007, our board of directors authorized a forward stock split in the form of a stock dividend of 0.15 shares of common stock for each outstanding share of common stock, effectively lowering the purchase price to approximately $0.019 per share.

Prior to the consummation of the offering the sponsor will purchase 1,250,000 insider warrants from us. These insider warrants will be issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to “accredited investors” as defined in Rule 501(a) of the Securities Act. No underwriting discounts or commissions were paid with respect to such sales. A private placement subscription agreement has been entered into between the Company and our sponsor in connection with these insider warrants and is attached as an exhibit. Our sponsor has subscribed for and, prior to the consummation of the offering, will purchase the insider warrants.

In addition, if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a stock dividend in such amount to maintain the existing stockholder’s collective ownership at 20% of our issued and outstanding shares of common stock upon consummation of the offering. If we decrease the size of the offering we will effect a reverse split of our common stock to maintain the existing stockholder’s collective ownership at 20% of our issued and outstanding shares of common stock upon consummation of this offering, in each case without giving effect to the private placement.

Item 16. Exhibits and Financial Statement Schedules.

See the Exhibit Index, which follows the signature page which is incorporated by reference.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.

To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.

If the registrant is relying on Rule 430B:

A.

Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. P rovided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public pol icy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)

The undersigned registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURE

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Farmington, State of Connecticut, on the 14th day of August, 2007.

FMG ACQUISITION CORP.

By:	/s/ Gordon G. Pratt
Gordon G. Pratt
Chairman, Chief Executive Officer and President

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Gordon G. Pratt	Chairman, Chief Executive Officer and President (Principal Executive Officer)	August 14, 2007
Gordon G. Pratt

/s/ Larry G. Swets, Jr.	Chief Financial Officer, Executive Vice President, Secretary, Treasurer, and Director (Principal Financial and	August 14, 2007
Larry G. Swets, Jr.
Accounting Officer)

*	Director	August 14, 2007
Thomas D. Sargent

*	Director	August 14, 2007
David E. Sturgess

*	Director	August 14, 2007
James R. Zuhlke

——————

*

Executed by Gordon G. Pratt as attorney in fact.

Exhibit No.	Description

1.1	Form of Underwriting Agreement.
3.1	Certificate of Incorporation.*
3.2	Form of Amended and Restated Certificate of Incorporation.*
3.3	By laws.*
4.1	Specimen Unit Certificate. *
4.2	Specimen Common Stock Certificate. *
4.3	Specimen Warrant Certificate. *
4.4	Form of Unit Purchase Option to be granted to Pali Capital, Inc.*
4.5	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
5.1	Opinion of Ellenoff Grossman & Schole LLP. *
10.1	Form of Investment Management Trust Account Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
10.2	Form of Securities Escrow Agreement among the Registrant, Continental Stock Transfer & Trust Company, and the Existing Stockholders.*
10.3	Form of Registration Rights Agreement among the Registrant and the Existing Stockholders.*
10.4	Form of Letter Agreement by and between the Registrant and Gordon G. Pratt.*
10.5	Form of Letter Agreement by and between the Registrant and Larry G. Swets, Jr.*
10.6	Form of Letter Agreement by and between the Registrant and FMG Investors LLC.*
10.7	Form of Letter Agreement by and between the Registrant and Thomas D. Sargent.*
10.8	Form of Letter Agreement by and between the Registrant and David E. Sturgess.*
10.9	Form of Letter Agreement by and between the Registrant and James R. Zuhlke.*
10.10	Form of Letter Agreement by and between the Registrant and John Petry.*
10.11	Administrative Services Agreement between the Registrant and Fund Management Group LLC.*
10.12	Subscription Agreement between the Registrant and the Sponsor.*
10.13	Promissory Note, dated May 22, 2007, issued to FMG Investors LLC in the amount of $100,000.*
10.14	Subordinated Revolving Line of Credit Agreement by and between FMG Acquisition Corp. and FMG Investors LLC in the amount of $250,000. *
14	Code of Business Conduct and Ethics.*
23.1	Consent of Rothstein Kass.
23.2	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1). *

——————

*

Previously filed.